PROSPECTUS SUPPLEMENT
(To Prospectus dated September 26, 2005)

                            [THORNBURG MORTGAGE LOGO]

                          $2,725,778,100 (APPROXIMATE)
                   THORNBURG MORTGAGE SECURITIES TRUST 2005-3
             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2005-3

                     STRUCTURED ASSET SECURITIES CORPORATION
                                    DEPOSITOR

                       THORNBURG MORTGAGE HOME LOANS, INC.
                                     SELLER

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR
                                 --------------

--------------------------------------------------------------------------------
    Consider carefully the risk factors beginning on page S-13 of this prospectus supplement.

    For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of principal terms beginning on page S-124 in this prospectus supplement and the index of principal terms on page 140 in the prospectus.

    The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

    This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The trust will issue certificates including the following classes offered hereby:

    o SIX CLASSES OF SENIOR CERTIFICATES, INCLUDING ONE CLASS OF INTEREST-ONLY CERTIFICATES.

    o   THREE CLASSES OF SUBORDINATE CERTIFICATES.

    The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal or notional amounts and interest rates, under "Summary of Terms---The Offered Certificates" beginning on page S-3 of this prospectus supplement. This prospectus supplement relates only to the offering of the certificates listed on page S-3 and not to the other classes of certificates that will be issued by the trust as described in this prospectus supplement.

    The certificates will represent interests in a trust, the assets of which will primarily consist of four pools of hybrid and adjustable rate mortgage loans. Subsequent to the closing date of this transaction, but before October 31, 2005, the trust intends to acquire subsequent mortgage loans for inclusion in the mortgage pools as described at "Description of the Mortgage Pools--- Conveyance of Subsequent Mortgage Loans" in this prospectus supplement.

    THE CLASS A1, CLASS A2, CLASS A3 AND CLASS A4 CERTIFICATES WILL BE SUBJECT TO A MANDATORY AUCTION ON THE DISTRIBUTION DATE IN SEPTEMBER 2008, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, AFTER WHICH THE INTEREST RATE ON EACH SUCH CLASS WILL CHANGE TO A WEIGHTED AVERAGE INTEREST RATE.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc., as the underwriters, from Structured Asset Securities Corporation, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 100.37% of their initial total principal amount, plus accrued interest, before deducting expenses. On or about September 30, 2005, delivery of the certificates offered by this prospectus supplement, except the Class R Certificate, will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System, and delivery of the Class R Certificate will be made in physical form at the offices of Lehman Brothers Inc., New York, New York.

                                  Underwriters:

LEHMAN BROTHERS

                            BEAR, STEARNS & CO. INC.

                                                           RBS GREENWICH CAPITAL

          The date of this prospectus supplement is September 26, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

    We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

    If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                 --------------

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                 --------------

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                        PAGE
                                                        ----
Summary of Terms......................................   S-1
Risk Factors..........................................  S-13
Description of the Certificates.......................  S-32
 General..............................................  S-32
 Book-Entry Registration..............................  S-34
 Priority of Distributions............................  S-35
 Distributions of Interest............................  S-37
 Distributions of Principal...........................  S-44
 Limited Cross-Collateralization......................  S-48
 The Final Maturity Reserve Trust.....................  S-49
 Available Distribution Amount........................  S-51
 Example of Distributions.............................  S-53
 The Residual Certificate.............................  S-54
 Allocation of Realized Losses........................  S-54
 Mandatory Auction of the Auction Certificates........  S-55
 Final Scheduled Distribution Date....................  S-57
 Optional Securities Purchase Right...................  S-57
 Optional Termination of the Trust....................  S-57
 The Trustee..........................................  S-58
 Securities Administrator.............................  S-58
Description of the Mortgage Pools.....................  S-59
 General..............................................  S-59
 Mortgage Loan Statistics.............................  S-63
 Tabular Characteristics of the Initial Mortgage Loans  S-66
 Conveyance of Subsequent Mortgage Loans..............  S-66
Mortgage Loan Origination.............................  S-69
 The Seller...........................................  S-69
 Underwriting Standards...............................  S-69
Additional Information................................  S-80
The Master Servicer...................................  S-80
The Servicers.........................................  S-81
 General..............................................  S-81
 Thornburg Mortgage Home Loans, Inc...................  S-81
 JPMorgan Chase Bank, National Association............  S-82
 First Republic Bank..................................  S-84
 Wells Fargo Bank, N.A................................  S-87
Servicing of the Mortgage Loans.......................  S-89
 General..............................................  S-89

                                                                          PAGE
                                                                         -----
 Servicing Compensation and Payment of Expenses........................   S-89
 Prepayment Interest Shortfalls........................................   S-90
 Advances..............................................................   S-90
 Hazard Insurance......................................................   S-90
 Realization Upon Defaulted Mortgage Loans.............................   S-92
 Collection of Taxes, Assessments and Similar Items....................   S-92
 Insurance Coverage....................................................   S-92
 Evidence as to Compliance.............................................   S-93
 Master Servicer Default; Servicer Default.............................   S-93
Trust Agreement........................................................   S-93
 General...............................................................   S-93
 Assignment of Mortgage Loans..........................................   S-94
 Voting Rights.........................................................   S-95
Yield, Prepayment and Weighted Average Life............................   S-96
 General...............................................................   S-96
 Subordination of the Offered Subordinate Certificates.................  S-100
 Weighted Average Life.................................................  S-100
 Yield Considerations with Respect to the Class A-X Certificates.......  S-111
Material Federal Income Tax Considerations.............................  S-112
 General...............................................................  S-112
 Taxation of Regular Interests Generally...............................  S-113
 Payments from the Final Maturity Reserve Trust........................  S-113
 Additional Considerations Applicable to the Auction Certificates......  S-114
 Available Funds Cap Shortfall Amounts.................................  S-115
 Certain Owners of Auction Certificates................................  S-116
 Additional Tax Considerations Applicable to the Class A-X Certificates  S-116
 The Residual Certificate..............................................  S-116
 Legal Investment Considerations.......................................  S-117
 Use of Proceeds.......................................................  S-117


                                                                                                        PAGE
                                                                                                       -----
Underwriting.........................................................................................  S-117
ERISA Considerations.................................................................................  S-119
 General.............................................................................................  S-119
 The Underwriter's Exemption.........................................................................  S-119
 Acquisition of the Class R Certificates.............................................................  S-120
 ERISA Considerations with Respect to the Auction Swap Agreement and the Final Maturity Reserve Trust  S-121
 Fiduciary Considerations............................................................................  S-122
Legal Matters........................................................................................  S-122
Ratings..............................................................................................  S-122
Index of Principal Terms.............................................................................  S-124
Schedule I: Yield Maintenance Agreements.............................................................  S-I-1
Annex A: Global Clearance, Settlement and Tax Documentation Procedures...............................  S-A-1
Annex B: Certain Characteristics of the Initial Mortgage Loans.......................................  S-B-1


                                   PROSPECTUS

                                                PAGE
                                                ----
Risk Factors..................................     2
Description of the Securities.................    25
 General......................................    25
 Distributions on the Securities..............    25
 Optional Termination.........................    27
 Optional Purchase of Securities..............    28
 Other Purchases..............................    28
 Exchangeable Securities......................    28
 Book-Entry Registration......................    30
Yield, Prepayment and Maturity Considerations.    34
 Payment Delays...............................    34
 Principal Prepayments........................    34
 Timing of Reduction of Principal Amount......    34
 Interest or Principal Weighted Securities....    35
 Final Scheduled Distribution Date............    35
 Prepayments and Weighted Average Life........    35
 Other Factors Affecting Weighted Average Life    36
The Trust Funds...............................    37
 General......................................    37
 Ginnie Mae Certificates......................    39
 Fannie Mae Certificates......................    40
 Freddie Mac Certificates.....................    42
 Private Mortgage-Backed Securities...........    44
 The Mortgage Loans...........................    46
 The Manufactured Home Loans..................    51
 Multifamily and Mixed Use Mortgage Loans.....    52
 Pre-Funding Arrangements.....................    54
 Collection Account and Distribution Account..    54
 Other Funds or Accounts......................    55
Loan Underwriting Procedures and Standards....    55
 Underwriting Standards.......................    55
 Loss Experience..............................    57
 Representations and Warranties...............    57
 Substitution of Primary Assets...............    59
Servicing of Loans............................    59
 General......................................    59
 Collection Procedures; Escrow Accounts.......    60

                                                                   PAGE
                                                                   ----
 Deposits to and Withdrawals from the Collection Account.........    60
 Servicing Accounts..............................................    61
 Buy-Down Loans, GPM Loans and Other Subsidized Loans............    62
 Advances and Other Payments, and Limitations Thereon............    63
 Maintenance of Insurance Policies and Other Servicing Procedures    63
 Presentation of Claims; Realization Upon Defaulted Loans........    66
 Enforcement of Due-On-Sale Clauses..............................    67
 Certain Rights Related to Foreclosure...........................    67
 Servicing Compensation and Payment of Expenses..................    67
 Evidence as to Compliance.......................................    68
 Certain Matters Regarding the Master Servicer...................    68
 Certain Risks...................................................    69
Credit Support...................................................    70
 General.........................................................    70
 Subordinate Securities; Subordination Reserve Fund..............    70
 Cross-Support Features..........................................    71
 Insurance.......................................................    71
 Letter of Credit................................................    72
 Financial Guaranty Insurance Policy.............................    72
 Reserve Funds...................................................    72
 Description of Mortgage and Other Insurance.....................    73
 Mortgage Insurance on the Loans.................................    73
 Hazard Insurance on the Loans...................................    78
 Bankruptcy Bond.................................................    80
 Repurchase Bond.................................................    80
The Agreements...................................................    80
 Issuance of Securities..........................................    80
 Assignment of Primary Assets....................................    81
 Repurchase and Substitution of Non-Conforming Loans.............    83
 Reports to Securityholders......................................    84
 Investment of Funds.............................................    85
 Event of Default; Rights Upon Event of Default..................    86
 The Trustee.....................................................    88
 Duties of the Trustee...........................................    88
 Resignation of Trustee..........................................    88
 Distribution Account............................................    88

                                      S-v

                                                                                        PAGE
                                                                                        ----
 Expense Reserve Fund.................................................................    89
 Amendment of Agreement...............................................................    89
 Voting Rights........................................................................    89
 REMIC Administrator..................................................................    90
 Administration Agreement.............................................................    90
 Periodic Reports.....................................................................    90
 Termination..........................................................................    90
Legal Aspects of Loans................................................................    91
 Mortgages............................................................................    91
 Junior Mortgages; Rights of Senior Mortgages.........................................    92
 Cooperative Loans....................................................................    93
 Foreclosure on Mortgages.............................................................    94
 Realizing Upon Cooperative Loan Security.............................................    95
 Rights of Redemption.................................................................    96
 Anti-Deficiency Legislation and Other Limitations on Lenders.........................    97
 Servicemembers Civil Relief Act......................................................    99
 Environmental Considerations.........................................................    99
 Due-on-Sale Clauses in Mortgage Loans................................................   101
 Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses   101
 Equitable Limitations on Remedies....................................................   101
 Applicability of Usury Laws..........................................................   102
 Multifamily and Mixed Use Loans......................................................   102
 Leases and Rents.....................................................................   103
 Default Interest and Limitations on Payment..........................................   103
 Secondary Financing; Due-on-Encumbrance Provisions...................................   103
 Certain Laws and Regulations.........................................................   104

                                                           PAGE
                                                           ----
 Americans with Disabilities Act.........................   104
 Personal Property.......................................   104
 Adjustable Interest Rate Loans..........................   104
 Manufactured Home Loans.................................   105
Material Federal Income Tax Considerations...............   107
 Types of Securities.....................................   108
 Taxation of Securities Treated as Debt Instruments......   110
 Exchangeable Securities.................................   116
 REMIC Residual Certificates.............................   118
 Grantor Trust Certificates..............................   124
 Partner Certificates....................................   126
 Special Tax Attributes..................................   128
 Backup Withholding......................................   130
 Reportable Transactions.................................   130
State and Local Tax Considerations.......................   130
ERISA Considerations.....................................   131
 General.................................................   131
 The Underwriter Exemption...............................   131
 Additional Considerations for Securities which are Notes   135
 Additional Fiduciary Considerations.....................   135
Legal Investment Considerations..........................   136
Legal Matters............................................   137
The Depositor............................................   137
Use of Proceeds..........................................   137
Plan of Distribution.....................................   137
Additional Information...................................   138
Incorporation of Certain Documents by Reference..........   139
Reports to Securityholders...............................   139
Index of Principal Terms.................................   140


                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED HEREIN.

o WHENEVER WE REFER IN THIS PROSPECTUS SUPPLEMENT TO AN AMOUNT OR A PERCENTAGE OF SOME OR ALL OF THE INITIAL MORTGAGE LOANS IN THE TRUST OR IN A MORTGAGE POOL, THAT AMOUNT OR PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF ITS CUT-OFF DATE IN ALL FOUR STATISTICAL MORTGAGE POOLS OR IN A RELATED STATISTICAL MORTGAGE POOL DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, AS THE CONTEXT REQUIRES, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE MORTGAGE POOLS---GENERAL" HOW THE STATISTICAL MORTGAGE POOL MAY VARY FROM THE INITIAL MORTGAGE LOANS DELIVERED ON THE CLOSING DATE AND UNDER "DESCRIPTION OF THE CERTIFICATES---DISTRIBUTIONS OF PRINCIPAL" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE. MOST BUT NOT ALL OF THE INITIAL MORTGAGE LOANS HAVE A CUT-OFF DATE OF SEPTEMBER 1, 2005 AS DESCRIBED UNDER "---DESCRIPTION OF THE MORTGAGE POOLS---GENERAL."

PARTIES

SELLER

    Thornburg Mortgage Home Loans, Inc. will sell the mortgage loans to the depositor.

DEPOSITOR

    Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the Thornburg Mortgage Securities Trust 2005-3.
                                       S-1

MASTER SERVICER

    Wells Fargo Bank, N.A. will oversee the servicing of the primary servicers.

SERVICERS

    The mortgage loans will be serviced by Thornburg Mortgage Home Loans, Inc., JPMorgan Chase Bank, National Association (through Chase Home Finance LLC as its subservicer), First Republic Bank, Wells Fargo Bank, N.A., Countrywide Home Loans, Inc., PHH Mortgage Corporation and Colonial Savings F.A. which will service approximately 44.88%, 24.16%, 11.33%, 7.50%, 6.31%, 5.02% and 0.80%,
respectively, of the initial mortgage loans.

TRUSTEE

    LaSalle Bank National Association will act as trustee for the trust.

DELAWARE TRUSTEE

    Wilmington Trust Company will act as Delaware trustee for the trust.

SECURITIES ADMINISTRATOR

    Wells Fargo Bank, N.A. will act as securities administrator for the trust.

YIELD MAINTENANCE COUNTERPARTY

    The Royal Bank of Scotland plc.

AUCTION SWAP COUNTERPARTY

    Greenwich Capital Derivatives, Inc. The obligations of the auction swap counterparty will be guaranteed by The Royal Bank of Scotland plc.

AUCTION ADMINISTRATOR

    Wells Fargo Bank, N.A., in its capacity as securities administrator.

TRUST

    Thornburg Mortgage Securities Trust 2005-3, a Delaware statutory trust.

THE OFFERED CERTIFICATES

CLASSES OF CERTIFICATES

    Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3, will consist of the classes of certificates listed in the table below, together with the Class I, Class B4, Class B5 and Class B6 Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.


                                 SERIES 2005-3

                                                                                                         INITIAL
                  CLASS                                                                                CERTIFICATE
              PRINCIPAL OR                                                                             RATINGS (6)
                NOTIONAL                                                                              ------------     CUSIP
  CLASS        AMOUNT (1)                       TYPE                       INTEREST RATE FORMULA      MOODY'S  S&P     NUMBER
---------  ------------------  --------------------------------------  -----------------------------  -------  ---  -----------

A1.......  $      145,574,000                  Senior                        LIBOR + 0.23% (2)          Aaa    AAA  885220 HZ 9
A2.......  $    1,030,866,000                  Senior                        LIBOR + 0.24% (2)          Aaa    AAA  885220 JA 2
A3.......  $      685,348,000                  Senior                        LIBOR + 0.26% (2)          Aaa    AAA  885220 JB 0
A4.......  $      787,093,000                  Senior                        LIBOR + 0.27% (2)          Aaa    AAA  885220 JC 8
A-X......  $2,648,881,000 (3)  Senior, Interest-Only, Inverse Floater  Weighted Average Net Rate (4)    Aaa    AAA  885220 JD 6
B1.......  $       46,688,000               Subordinated               Weighted Average Net Rate (5)    N/R     AA  885220 JJ 3
B2.......  $       19,224,000               Subordinated               Weighted Average Net Rate (5)    N/R     A   885220 JK 0
B3.......  $       10,985,000               Subordinated               Weighted Average Net Rate (5)    N/R    BBB  885220 JL 8
R........  $              100                 Residual                 Weighted Average Net Rate (5)    Aaa    AAA  885220 JE 4

----------
(1) These balances are approximate, as described in this prospectus supplement.

(2) On or prior to the distribution date in September 2008, the Class A1, Class A2, Class A3 and Class A4 Certificates will accrue interest based on adjustable interest rates based on LIBOR and a margin subject to the lesser of (i) the applicable available funds cap based on the weighted average net mortgage rate of the mortgage loans in the related mortgage pool and (ii) 11.00%, as described in this prospectus supplement. After the distribution date in September 2008, the Class A1, Class A2, Class A3 and Class A4 Certificates will accrue interest based on the weighted average net mortgage rate of the mortgage loans in the related mortgage pool, less, on and after the distribution date in September 2015, the related Final Maturity Reserve Rate, adjusted to reflect the accrual of interest on an actual/360 basis.

(3) The Class A-X Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amount as described in this prospectus supplement.

(4) The Class A-X Certificates will accrue interest for any distribution date on or prior to the distribution date in September 2008 at an annual rate equal to the weighted average (weighted on the basis of the class principal amounts of the related Class A Certificates) of the excess, if any, of (a) the weighted average net mortgage rate of the mortgage loans in each mortgage pool for that distribution date over (b) the certificate interest rate, adjusted to reflect the accrual of interest on a 30/360 basis, of the Class A1, Class A2, Class A3 or Class A4 Certificates, as applicable.

(5) These certificates will accrue interest for any distribution date at an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans in the mortgage pools (or Pool 1 in the case of the Class R Certificates), less, on and after the distribution date in September 2015, the related Final Maturity Reserve Rate.

(6) The designation "N/R" means that the specified rating agency will not publicly rate this class of certificates.

    The certificates offered by this prospectus supplement, except for the Class R Certificate, will be issued in book-entry form. The Class R Certificate will be issued in the form of a physical certificate.

    See "Description of the Certificates---General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

    The certificates represent ownership interests in a trust, the assets of which consist primarily of (i) a pool of hybrid and adjustable rate, first lien, residential mortgage loans, which is divided into four mortgage pools anticipated to have a total scheduled principal balance on the cut-off date of approximately $2,364,895,185 and (ii) approximately $381,485,985 allocated among four pre-funding accounts after the removal of certain mortgage loans as described under "Description of the Mortgage Pools---General" in this prospectus supplement. The four mortgage pools are referred to as "pool 1," "pool 2," "pool 3" and "pool 4." The mortgage loans are hybrid and adjustable rate, first lien, residential mortgage loans which have original terms to stated maturity of not more than 40 years. Following the closing date, the trust intends to use funds in the relevant pre-funding accounts to acquire additional mortgage loans for the related mortgage pool from time to time, but no later than October 31, 2005 as described below under "The Mortgage Loans."

    The offered certificates will have an approximate total initial principal amount of $2,725,778,100. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates on the date of this prospectus supplement will not exceed 10%.

PAYMENTS ON THE CERTIFICATES

    Principal and interest on the certificates will be payable on the 25th day of each month, beginning in October 2005. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

    With limited exceptions described in "Enhancement of Likelihood of Payment of Certificates---Limited Cross-Collateralization" below, payments of interest and principal on the Class A1, Class A2, Class A3 and Class A4 Certificates will be based on collections from the pool 1, pool 2, pool 3 and pool 4 mortgage loans, respectively. Payments of interest and principal on the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will be based on collections from all four mortgage pools. Payments of interest on the Class A-X Certificates will be based on collections from all four mortgage pools. Payments of principal and interest on the Class R Certificates will be based on collections from the pool 1 mortgage loans as well as any remaining amounts available after distributions to all other certificates from the pool 1, pool 2, pool 3 and pool 4 mortgage loans as described in this prospectus supplement. We refer to the Class A1, Class A2, Class A3, Class A4 and Class A-X Certificates collectively as "senior" certificates. We refer to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates collectively as "subordinate" certificates.

Interest Payments

    Interest will accrue on each class of certificates at the applicable annual rates and accrual periods described in this prospectus supplement.

    See "Description of the Certificates---Distributions of Interest" in this prospectus supplement.

Principal Payments

    The amount of principal payable on the certificates will be determined based on (1) priorities and formulas that allocate portions of principal payments received on the mortgage loans among different classes, (2) the amount of funds actually received on the mortgage loans from the related pool or, under limited circumstances, from other pools (in the case of the senior certificates) or all of the mortgage loans (in the case of the subordinate certificates) that are available to make payments on the certificates, (3) for the distribution date in November 2005, any amounts in the pre-funding accounts not used to purchase subsequent mortgage loans during the pre-funding period, and (4) any amount released from the final maturity reserve account on the earlier of the final scheduled distribution date and the termination of the trust to pay principal on the certificates. Funds actually received on the mortgage loans may consist of expected scheduled payments, and unexpected payments resulting from prepayments by borrowers, liquidations of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

    The key principal allocation concept for the Class A1, Class A2, Class A3, Class A4 and Class R Certificates is the Senior Principal Distribution Amount for the related mortgage pool. The key principal allocation concept for the subordinate certificates is the Subordinate Principal Distribution Amounts for all of the pools.

    The Class A-X Certificates are interest-only certificates and are not entitled to any principal distributions.

    See "Description of the Certificates---Distributions of Principal" in this prospectus supplement.

LIMITED RECOURSE

    The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust. The trust will have no other source of cash for such payments other than collections and recoveries on the mortgage loans through insurance or otherwise, any payments received from the yield maintenance counterparty under the yield maintenance agreements, amounts in the capitalized interest accounts, any payments received under the auction swap agreement from the auction swap counterparty and any payments from the final reserve maturity trust. No other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

    The payment structure used by the trust includes subordination, loss allocation and limited cross-collateralization features to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal. The senior certificates will be less likely to experience losses than the subordinate certificates, and each class of subordinate certificates with a lower numerical class designation will be less likely to experience losses than each class of subordinate certificates with a higher numerical class designation.

    Because the classes of subordinate certificates represent interests in all four mortgage pools, the principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans in one pool, increasing the likelihood that losses experienced in the other pools will be allocated to the senior certificates corresponding to those other pools.

    See "Risk Factors---Potential Inadequacy of Credit Enhancement" and "Description of the Certificates---Limited Cross-Collateralization" and "--- Allocation of Realized Losses" in this prospectus supplement for a detailed description of subordination, loss allocation and cross-collateralization features.

Subordination of Payments

    The Class A1, Class A2, Class A3, Class A4, Class A-X and Class R Certificates will have a payment priority as a group over other certificates. The Class B1 Certificates will have a payment priority over the Class B2 and Class B3 Certificates, and the Class B2 Certificates will have a payment priority over the Class B3 Certificates. The Class B3 Certificates will have a payment priority over the Class B4, Class B5 and Class B6 Certificates.

    In addition, prior to the distribution date in October 2012, the subordinate certificates will not receive any principal prepayments unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has, prior to that date, doubled from the level at the closing date and certain performance tests have been satisfied. After that time and subject to certain performance triggers, the subordinate certificates will receive increasing portions of principal prepayments over time.

    See "Description of the Certificates---Priority of Distributions" and "--- Distributions of Principal in this prospectus supplement.

Allocation of Losses

    If the mortgage loans experience losses (except as described in this prospectus supplement), then the principal amount of the class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal amount of that class equals zero.

    o For example, losses in pool 1 will first be allocated in reduction of the principal amount of the Class B6 Certificates until it has been reduced to zero, then to the Class B5 Certificates, Class B4 Certificates, Class B3 Certificates, Class B2 Certificates and Class B1 Certificates, in that order, until the principal amount of each such class has been reduced to zero. If the applicable subordination is insufficient to absorb losses, then such additional losses will reduce the principal amounts of the senior certificates related to pool 1.

    o If a loss has been allocated to reduce the certificate principal amount of your class, you will receive no payment in respect of that reduction.

    See "Description of the Certificates---Allocation of Realized Losses" in this prospectus supplement.

Limited Cross-Collateralization

    Under certain limited circumstances, payments on the mortgage loans in one pool may be distributed to holders of certain senior certificates corresponding to the other pools. As described in greater detail in this prospectus supplement, this "cross-collateralization" among the pools may occur if the pools experience disproportionate prepayments or losses, as follows:

    (1) Rapid prepayment situations: If the senior certificates relating to one pool have been retired but the senior certificates relating to another pool or pools are outstanding, and the mortgage loans are performing below certain standards, then certain payments on the mortgage loans will be paid to the remaining specified senior certificates of the other pool or pools, if any, before being paid to the subordinate certificates.

    (2) High loss situations: If the total principal amount of the senior certificates relating to one pool is greater than the total principal amount of the related mortgage loans, then certain payments on the mortgage loans in the other pools otherwise payable to the subordinate certificates will be paid to such specified senior certificates.

    See "Description of the Certificates---Limited Cross-Collateralization" in this prospectus supplement.


YIELD MAINTENANCE AGREEMENTS

    The holders of the Class A1, Class A2, Class A3 and Class A4 Certificates will each have the benefit of an interest rate cap agreement referred to herein as a yield maintenance agreement. Any payments received under the yield maintenance agreements with respect to a distribution date will be available to cover available funds cap shortfall amounts in the priorities described herein incurred by the holders of Class A1, Class A2, Class A3 and Class A4 Certificates, as applicable, when the related interest rate is limited by the related available funds cap, but not in excess of 11.00%. These payments may mitigate against the effects of the related available funds cap resulting from a mismatch between the weighted average net mortgage rate of certain of the hybrid mortgage loans, as specified herein, during their fixed-rate period and one-month LIBOR used to determine the interest rates on the Class A1, Class A2, Class A3 and Class A4 Certificates.

    See "Description of the Certificates---Distributions of Interest" in this prospectus supplement for additional information concerning the amounts payable under the yield maintenance agreements.


FINAL MATURITY RESERVE TRUST

    On and after the distribution date in September 2015, a portion of interest collections calculated at a per annum rate of approximately 0.0045% of the total principal balance of the mortgage loans in pool 1, pool 2 and pool 4, to the extent available after payment of certain fees and expenses of the trust but before payment of interest to certificateholders, will be deposited in the final maturity reserve account, which is a separate trust account maintained by the securities administrator on behalf of the final maturity reserve trust. On the earlier of the final scheduled distribution date for all classes other than the Class A-X Certificates and the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

    See "Description of the Certificates---The Final Maturity Reserve Trust" in this prospectus supplement.

THE MORTGAGE LOANS

GENERAL

    On the closing date, which is expected to be on or about September 30, 2005, the assets of the trust will consist primarily of four pools of mortgage loans anticipated to have a total principal balance as of the cut-off date of approximately $2,364,895,185 after the removal of certain mortgage loans as described under "Description of the Mortgage Pools---General" in this prospectus supplement. In this prospectus supplement, we refer to the mortgage loans acquired by the trust on the closing date as the "initial mortgage loans" and the additional mortgage loans acquired through the pre-funding feature described below as the "subsequent mortgage loans." We use the term "mortgage loans" to collectively refer to the initial mortgage loans and subsequent mortgage loans. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

    The mortgage loans will consist of hybrid and adjustable rate, first lien residential mortgage loans, which have original terms to stated maturity of not more than 40 years. Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after an initial period of time. Approximately 98.51%, 87.07%, 80.31% and 96.52% of the initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, require monthly payments of interest, but not principal, for a fixed period following origination. Approximately 0.42%, 8.61% and 90.97% of the initial adjustable rate mortgage loans have interest rates that adjust monthly, semi-annually or annually, respectively, depending on the terms of the particular mortgage note. The interest rates on approximately 1.73% of the initial mortgage loans in pool 1 can be converted, at the option of the related borrowers, to a fixed interest rate. The interest rates on approximately 37.81%, 10.57%, 6.46% and 15.48% of the initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, may be modified to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. Thornburg Mortgage, Inc., the parent of the seller, has the obligation to purchase any mortgage loan whose interest rate has been converted to a fixed interest rate or has been modified in accordance with the terms of the related mortgage note. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. In both cases, the purchase price for the applicable mortgage loan would equal its unpaid principal balance plus accrued interest.

    The mortgage loans in the trust will not be insured or guaranteed by any government agency.

Pre-Funding Feature

    At the closing date, the securities administrator will deposit into four separate pre-funding accounts, an aggregate amount equal to the difference between the total initial principal amount of the certificates and the total principal balance of the initial mortgage loans on the cut-off date. It is anticipated that approximately $14,320,916, $153,900,766, $77,119,445 and
$136,144,858 of the net proceeds from the issuance of the certificates will be deposited by the securities administrator into four separate pre-funding accounts established for pool 1, pool 2, pool 3 and pool 4, respectively, to acquire subsequent mortgage loans for the related mortgage pool. During the pre-funding period (i.e., from the closing date to October 31, 2005) amounts on deposit in each pre-funding account may be withdrawn by the securities administrator from time to time to purchase from the seller subsequent mortgage loans satisfying substantially the same criteria applicable to the initial mortgage loans in the related mortgage pool described in this prospectus supplement, provided certain other conditions are satisfied at the time of purchase. Funds on deposit in a pre-funding account may only be applied to acquire subsequent mortgage loans for the related mortgage pool.

    If funds on deposit in a pre-funding account are not completely used to acquire subsequent mortgage loans for the related mortgage pool during the pre-funding period, the remaining funds in such pre-funding account will be distributed as a principal prepayment to related certificateholders in accordance with the priority of distributions provisions described in this prospectus supplement and the pre-funding account will be terminated. This distribution will be made on the November 2005 distribution date. The seller anticipates that substantially all the funds in each pre-funding account will be used to acquire subsequent mortgage loans prior to the close of the pre-funding period.

    At the closing date, the seller will also deposit approximately $103,012, $812,755, $420,904 and $901,279 into four separate capitalized interest accounts established for pool 1, pool 2, pool 3 and pool 4, respectively, for use by the securities administrator as needed during the pre-funding period to provide additional funds to make interest distributions on the certificates.
In addition, the capitalized interest accounts will also cover interest payments on the certificates on the distribution date in October 2005 to the extent interest is not yet due and payable on the mortgage loans in the related pool for the related distribution date.

    See "Description of the Mortgage Pools" in this prospectus supplement and "The Trust Funds---The Mortgage Loans" in the prospectus for a general description of the characteristics of the initial and subsequent mortgage loans and the underwriting guidelines applied in their origination.

Mortgage Loan Pools

    The mortgage loans will have the characteristics described below:

o   Pool 1 Mortgage Loans

        A pool of adjustable and hybrid, first lien mortgage loans of which 12.21% are adjustable rate mortgage loans with interest rates that adjust on a monthly, semi-annual or annual basis, and 87.79% are hybrid mortgage loans with interest rates that have an initial fixed rate period of three years and thereafter adjust on a semi-annual or annual basis.

o   Pool 2 Mortgage Loans

        A pool of hybrid, first lien mortgage loans with interest rates that have an initial fixed rate period of five years and thereafter adjust on a semi-annual or annual basis.

o   Pool 3 Mortgage Loans

        A pool of hybrid, first lien mortgage loans with interest rates that have an initial fixed rate period of seven years and thereafter adjust on a semi-annual or annual basis.

o   Pool 4 Mortgage Loans

        A pool of hybrid, first lien mortgage loans with interest rates that have an initial fixed rate period of ten years and thereafter adjust on a semi-annual or annual basis.

SERVICING OF THE MORTGAGE LOANS

    The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by the primary loan servicers, but will not be ultimately responsible for the servicing of the mortgage loans except as provided in this prospectus supplement. Servicing may subsequently be transferred to other primary servicers in accordance with the trust agreement and the servicing agreements, as described in this prospectus supplement.

    See "The Master Servicer," "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.

MANDATORY AUCTION OF THE CLASS A1, CLASS A2, CLASS A3 AND CLASS A4 CERTIFICATES

    Prior to the distribution date in September 2008, Wells Fargo Bank, N.A., in its capacity as securities administrator, acting as auction administrator, will auction each class of the Class A1, Class A2, Class A3 and Class A4
Certificates then outstanding to third party investors.

    ON THE DISTRIBUTION DATE IN SEPTEMBER 2008, THE CLASS A1, CLASS A2, CLASS A3 AND CLASS A4 CERTIFICATES WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS, IN RETURN FOR A DISTRIBUTION OF THE THEN OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THOSE CERTIFICATES PLUS ANY INTEREST SHORTFALLS RESULTING FROM THE
APPLICABLE AVAILABLE FUNDS CAPS (TO THE EXTENT RECEIVED FROM THE RELATED THIRD PARTY INVESTORS AND, IF APPLICABLE, THE AUCTION SWAP COUNTERPARTY).

    The auction administrator will enter into an auction swap agreement pursuant to which Greenwich Capital Derivatives, Inc., as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding certificate principal amount of the Class A1, Class A2, Class A3 and Class A4 Certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds caps, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in September 2008, over the amount received in the auction. In the event that all or a portion of a class of Class A1, Class A2, Class A3 or Class A4 Certificates is not sold in the auction, the auction proceeds for such unsold certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding certificate principal amount of the unsold certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds caps, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in September 2008. In the event that the amount received in the auction is greater than the certificate principal amount of the certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds caps, that excess will not be paid to the certificateholders.

    See "Description of the Certificates---Mandatory Auction of the Certificates" in this prospectus supplement.


OPTIONAL SECURITIES PURCHASE RIGHT

    Thornburg Mortgage, Inc. will have the option to purchase the certificates on any distribution date following the month in which the total scheduled principal balance of the mortgage loans is equal to or less than 20% of the sum of (i) the total scheduled balance of the initial mortgage loans as of the cut-off date and (ii) the sum of the initial balances in the pre-funding accounts. We refer to this option as the "optional securities purchase right" in this prospectus supplement.

    See "Description of the Certificates---Optional Securities Purchase Right" in this prospectus supplement for additional information.

OPTIONAL TERMINATION OF THE TRUST

    Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of the mortgage loans, may purchase from the trust all of the trust assets and retire all outstanding certificates on any distribution date following the month in which the total principal balance of the mortgage loans is equal to or less than 10% of the sum of (i) the total principal amount of the initial mortgage loans and (ii) the sum of the initial balances in the pre-funding accounts. If the trust is terminated, certificateholders will be paid accrued interest and principal up to an amount equal to the outstanding principal amount of the certificates. We refer to this option as the "optional termination" in this prospectus supplement.

    See "Description of the Certificates---Optional Termination of the Trust" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

TAX STATUS

    The securities administrator, on behalf of the trustee, will elect to treat all or a portion of the assets of the trust as multiple REMICs for federal income tax purposes. Each of the certificates other than the Class R Certificate will represent ownership of a "regular interest" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in each REMIC. In addition, each Class A1, Class A2, Class A3 and Class A4 Certificate will represent ownership of certain rights and obligations with respect to the sale of such certificates on the auction distribution date. Moreover, each such certificate will represent certain rights to payments in respect of available funds cap shortfall amounts, and the Class A-X Certificates will represent certain obligations with respect to the available funds cap reserve fund and, with respect to the yield maintenance agreements, the right to receive any excess amounts therefrom. The offered certificates (other than the Class A3 and Class A-X Certificates) represent ownership of rights and obligations with respect to the purchase of such certificates from payments from the final maturity reserve trust. These additional rights and obligations will represent rights and obligations separate from the REMIC regular interest.

    There are restrictions on the ability of certain types of investors to purchase the Class R Certificate.

    See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

    Generally, all of the certificates offered by this prospectus supplement (except the Class R Certificate) may be acquired by employee benefit plans or other retirement arrangements subject to the

Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 or by persons investing on behalf of or with plan assets of such plans if such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations---ERISA Considerations With Respect to Auction Swap Agreement and the Final Maturity Reserve Trust." A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

    See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

    Generally, the certificates offered by this prospectus supplement (other than the Class B2 and B3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

    There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

    See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

    The certificates offered by this prospectus supplement will initially have the ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page S-3.

    See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings and "Risk Factors---Ratings on the Securities are Dependent on Assessments by the Ratings Agencies" in the prospectus.

                                  RISK FACTORS

    THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.


THE YIELD ON THE
   CERTIFICATES MAY BE
   AFFECTED BY CHANGES
   IN INTEREST RATES ..  On or prior to the distribution date in September
                         2008, the interest rate for the Class A1, Class A2, Class A3 and Class A4 Certificates is determined based upon a one-month LIBOR index (which interest rate also is used to determine the interest rate of the Class A-X Certificates), and the interest rate on the Class R Certificate and the subordinate certificates is determined based upon the weighted average interest rate of the mortgage loans, less certain fees of the trust, retained interest and, on and after the distribution date in September 2015, amounts deposited in the final maturity reserve account. After the distribution date in September 2008, the interest rate for the Class A1, Class A2, Class A3 and Class A4 Certificates will be determined based upon the weighted average interest rate of the mortgage loans in the related mortgage pool, less certain fees of the trust, retained interest and, on and after the distribution date in September 2015, amounts deposited in the final maturity reserve account. The interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin (or a fixed interest rate for a limited period of time), as described in this prospectus supplement. No prediction can be made as to future levels of one-month LIBOR (the applicable index in determining the interest rate for approximately 0.42% of the initial mortgage loans), six-month LIBOR (the applicable index in determining the interest rate for approximately 8.61% of the initial mortgage loans), one-year LIBOR (the applicable index in determining the interest rate for approximately 70.31% of the initial mortgage loans), three-year CMT (the applicable index in determining the interest rate for less than 0.01% of the initial mortgage loans) and one-year CMT (the applicable index in determining the interest rate for approximately 20.65% of the initial mortgage loans) or as to the timing of any changes therein, each of which will affect the yield of the certificates.

                         Except for any payments made under the yield maintenance agreements or from the available funds cap reserve fund for the benefit of the holders of the Class A1, Class A2, Class A3 and Class A4 Certificates, as described herein, prior to the distribution date in October 2008, the Class A1, Class A2, Class A3 and Class A4 Certificates will absorb the risk associated with available funds cap shortfall amounts determined as the excess of (1) the interest rate for such class of certificates calculated on the basis of one-month LIBOR plus the applicable margin (subject to a maximum interest rate of 11.00%) over
                         (2) the applicable available funds cap, which is generally based on the weighted average net interest rate on the mortgage loans in the related mortgage pool, as described under "Description of the Certificates---Distributions of Interest" in this prospectus supplement.

                         On or prior to the distribution date in September 2008, the holders of the Class A1, Class A2, Class A3 and Class A4 Certificates may not always receive interest at a rate equal to one-month LIBOR plus the applicable margin. If one-month LIBOR plus the applicable margin is greater than either (i) the applicable available funds cap, which is generally based on the weighted average of the net mortgage rates of the mortgage loans in the related mortgage pool or (ii) 11.00% per annum, the interest rate of those certificates will be reduced to the lesser of the applicable available funds cap and 11.00%. Similarly, if the weighted average of the available funds caps is less than or equal to the weighted average interest rates of the Class A1, Class A2, Class A3 and Class A4 Certificates, the interest rate of the Class A-X Certificates will be reduced to zero. Thus, the yield to investors in the Class A1, Class A2, Class A3, Class A4 and Class A-X Certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the applicable available funds cap, however, with respect to the Class A1, Class A2, Class A3 and Class A4 Certificates only, to the extent not offset by the yield maintenance agreements and any interest otherwise payable to the Class A-X Certificates.

                         The prepayment of mortgage loans with relatively higher net mortgage rates may result in lower available funds caps. Consequently, if on any distribution date the application of the related available funds cap results in an interest payment lower than, in the case of the Class A1, Class A2, Class A3 and Class A4 Certificates, on or prior to the distribution date in September 2008, one-month LIBOR plus the applicable margin (subject to the maximum interest rate of 11.00%) on the Class A1, Class A2, Class A3 and Class A4 Certificates during the related accrual period or, in the case of the Class R Certificates and subordinate certificates and, after the distribution date in September 2008, the Class A1, Class A2, Class A3 and Class A4 Certificates, a lower weighted average net mortgage rate on the mortgage loans during the related accrual period, the value of one or more classes of the certificates may be temporarily or permanently reduced.

                         Yield maintenance agreements relating to the hybrid mortgage loans provide the Class A1, Class A2, Class A3 and Class A4 Certificates protection against available funds cap shortfall amounts. However, investors in the Class A1, Class A2, Class A3 and Class A4 Certificates should be aware that the interest rates on approximately 70.31% of the initial mortgage loans are generally adjusted annually based on the related one-year LIBOR index. Investors in the Class A1, Class A2, Class A3 and Class A4 Certificates should also be aware that the interest rates on approximately 20.65% of the initial mortgage loans are generally adjusted annually based on the related one-year CMT index. Investors in the Class A1, Class A2, Class A3 and Class A4 Certificates should also be aware that the interest rates on approximately 8.61% of the initial mortgage loans are generally adjusted semi-annually based on the related six-month LIBOR index. Consequently, the interest that becomes due on those mortgage loans during the related due period may be less than interest that would accrue on those certificates at the rate of one-month LIBOR plus the applicable margin. In a rising interest rate environment, such certificates may receive interest at the related available funds cap, and the interest payments on the Class A-X Certificates may be reduced or eliminated for a protracted period of time.

                         See "Description of the Mortgage Pools" in this prospectus supplement.

APPLICATION OF THE
  AVAILABLE FUNDS CAPS
  AND TIMING OF
  INTEREST RATE
  ADJUSTMENTS MAY
  REDUCE INTEREST .....  The yields on the Class A1, Class A2, Class A3 and
                         Class A4 Certificates will be sensitive to changes in the level of one-month LIBOR and may be adversely affected by application of the related available funds cap, which, if less than 11.00%, is the maximum rate of interest for each of these classes of certificates for any distribution date. In addition, the related available funds cap may be applied to the interest rates paid on the senior certificates (other than the Class A-X Certificates) on any distribution date because, for example:

                         o The indices applicable to the mortgage loans generally differ from, and adjust at different intervals than, one-month LIBOR and, in some cases do not adjust for a period of years; or

                         o Mortgage loans with relatively higher interest rates may prepay at a more rapid rate than loans having relatively lower rates.

                              Payments required to be made under the yield
                         maintenance agreements will mitigate against the available funds cap limitation on the Class A1, Class A2, Class A3 and Class A4 Certificates. To the extent that the applicable available funds cap limits the amount of interest paid on the Class A1, Class A2, Class A3 and Class A4 Certificates, the excess, if any, of (i) the lesser of (a) one-month LIBOR plus the applicable margin and (b) 11.00% over (ii) the related available funds cap, will create an available funds cap shortfall amount that will carry forward, with interest thereon as described in this prospectus supplement. However, any such resulting available funds cap shortfall amounts will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts available from payments received on the yield maintenance agreements and on deposit in the available funds cap reserve fund funded from interest accrued on and otherwise distributable to the Class A-X Certificates on the related distribution date. Accordingly, these shortfalls may remain unpaid on any optional securities rights purchase, optional termination or final distribution date. However, these shortfalls will be paid to the Class A1, Class A2, Class A3 and Class A4 Certificates upon the successful completion of the auction call.

                         See "Description of the Certificates ---Distributions of Interest" in this prospectus supplement.

LOAN PREPAYMENTS MAY
  ADVERSELY AFFECT THE
  AVERAGE LIFE OF, AND
  RATE OF RETURN ON,
  YOUR CERTIFICATES ...  Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 7.33%, 14.00%, 2.59% and 28.21% of the initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from four months to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments will be remitted to the master servicer by the servicers but will not be available to make distributions on the certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

                         o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                         o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

                         o The seller is required to purchase from the trust the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or which is modified in accordance with the related mortgage note. Moreover, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. These purchases or liquidations will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

                         o If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                         o Under the principal distribution priorities described in this prospectus supplement, if prepayments in one or more mortgage pools reduce the certificate principal amount of the related senior certificates to zero, future distributions which would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in another loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.

                         o    Prospective purchasers of the Class A-X
                              Certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of such purchasers to recover their initial investments.

                         See "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

AMOUNTS IN THE PRE-
  FUNDING ACCOUNTS MAY
  BE APPLIED TO PAY
  PRINCIPAL ON THE
  CERTIFICATES ........  If the aggregate principal balance of the subsequent mortgage loans intended to be acquired by the trust by the end of the pre-funding period is less than the initial pre-funding amount allocable to each mortgage pool, the amount of such differential will be distributed to the related certificateholders on the November 2005 distribution date in the same manner and priority as the mortgage loan collections of principal. Any such distribution will reduce the weighted average lives of the certificates and may adversely affect the yields of the certificates. Certificateholders would bear the risk of being unable to invest such early payment at a yield that is at least equal to the yields on the certificates. The seller intends that substantially all the funds in the pre-funding accounts will be used for the purchase of subsequent mortgage loans prior to the end of the pre-funding period.

MORTGAGE LOANS WITH
  INTEREST-ONLY
  PAYMENTS ............  As of the cut-off date, approximately 98.51%, 87.07%,
                         80.31% and 96.52% of the initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

POTENTIAL INADEQUACY
  OF CREDIT
  ENHANCEMENT .........  The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                         The amount of any loss experienced on a mortgage loan from any mortgage pool will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal amount of that class has been reduced to zero. If subordination is insufficient to absorb losses, then certificateholders of more senior classes will incur losses as described below and may never receive all of their principal payments. You should consider the following:

                         o if you buy a Class B3 Certificate and losses on the mo rtgage loans exceed the total principal amount of the Class B4, B5 and B6 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other Class B3 Certificates by the amount of that excess;

                         o if you buy a Class B2 Certificate and losses on the mo rtgage loans exceed the total principal amount of the Class B3, B4, B5 and B6 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other Class B2 Certificates by the amount of that excess; and

                         o if you buy a Class B1 Certificate and losses on mortgage loans exceed the total principal amount of the Class B2, B3, B4, B5 and B6 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other Class B1 Certificates by the amount of that excess.

                         Because the subordinate certificates represent interests in all four mortgage loan pools, the principal amounts of the subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any pool. As a result, losses in one pool will reduce the loss protection provided by the subordinate certificates to the senior certificates corresponding to the other pools, and will increase the likelihood that losses will be allocated to those other senior certificates. Once the certificate principal amounts of the subordinate certificates have been reduced to zero, holders of related senior certificates will bear any losses realized on the mortgage loans of the related mortgage loan pool.

                         See "Description of the Certificates---Priority of Distributions" and "---Allocation of Realized Losses" in this prospectus supplement.

LOAN PREPAYMENTS MAY
  RESULT IN SHORTFALLS
  IN INTEREST
  COLLECTIONS AND
  REDUCE THE YIELD ON
  YOUR CERTIFICATES ...  When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required to be, but not, paid by the servicers, up to an amount equal to the master servicing fee for the related month.

                         Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

RAPID PREPAYMENTS WILL
  REDUCE THE YIELD ON
  THE CLASS A-X
  CERTIFICATES ........  The Class A-X Certificates receive only distributions of interest on a notional amount equal to the outstanding principal amount of the Class A1, Class A2, Class A3 and Class A4 Certificates. The yield to maturity on the Class A-X Certificates will be extremely sensitive to the level of prepayments on the mortgage loans. Accordingly, the faster that the mortgage loans prepay, the faster the Class A1, Class A2, Class A3 and Class A4 Certificates will be reduced and therefore, the less interest the Class A-X Certificates will receive.

                         The yield to maturity on the Class A-X Certificates will be especially sensitive to the level of prepayments on the mortgage loans with higher initial interest rates. In addition, the Class A-X Certificates will not be entitled to any distributions of interest after the distribution date in September 2008.

                         You should fully consider the risks associated with an investment in the Class A-X Certificates. If the mortgage loans prepay faster than expected or if the trust is terminated earlier than expected, you may not fully recover your initial investment. See "Yield, Prepayment and Weighted Average Life---Yield Considerations with Respect to the Class A-X Certificates" in this prospectus supplement for a table showing expected yields at different prepayment rates.

CHANGES IN MORTGAGE
  INDICES MAY REDUCE
  THE YIELDS ON
  CERTAIN CERTIFICATES   As described in this prospectus supplement, the
                         subordinate certificates will accrue interest at a rate generally based on the weighted average of the net mortgage rates on all the mortgage loans, the Class R Certificates will accrue interest at a rate based on the weighted average of the net mortgage rates on the mortgage loans in pool 1, and each class of senior certificates (other than the Class A-X and Class R Certificates) will accrue interest at a rate limited by an available funds cap based on the weighted average of the net mortgage rates of the mortgage loans in the related mortgage pool, and after the auction date, the remaining classes of senior certificates (other than the Class A-X Certificates) will accrue interest at rates generally based on the weighted average of the net mortgage rates of the mortgage loans in the related mortgage pool. Except with respect to hybrid mortgage loans during their respective fixed rate periods, the interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans in any mortgage pool are based will result, over time, in lower yields on the related classes of certificates. Furthermore, any increase in the indices in any mortgage pool on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on offered certificates then entitled to principal and a decrease in the notional amount of the Class A-X Certificates.
                         In addition, prepayments on mortgage loans in any mortgage pool with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans in such mortgage pool and, consequently, reduce the interest rate of the related class of senior certificates and each class of subordinate certificates.

CERTAIN FEATURES OF
  THE MORTGAGE LOANS
  MAY ADVERSELY AFFECT
  YOUR INVESTMENT IN
  THE CERTIFICATES ....  The initial mortgage loans have features that create additional risks to investors, including those described below.

                         o As of the cut-off date, approximately 44.02%, 30.50%, 25.41% and 51.01% of the initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, had principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the pool of mortgage loans.

                         o As of the cut-off date, approximately 0.20%, 0.36%, 1.92% and 0.71% of the initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, are secured by additional collateral, generally marketable securities. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these initial mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

CONVERSION OR
  MODIFICATION OF THE
  MORTGAGE LOANS MAY
  REDUCE THE YIELDS ON
  THE CERTIFICATES ....  As of the cut-off date, approximately 1.73% of the initial mortgage loans in pool 1 allow the borrower to convert the adjustable interest rate of such mortgage loans to a fixed interest rate and approximately 37.81%, 10.57%, 6.46% and 15.48% of the initial mortgage loans in pool 1, pool 2, pool

                         3 and pool 4, respectively, allow the borrower to modify the adjustable interest rate of such initial mortgage loans to any other then-available hybrid or adjustable rate product of the seller, including to a different index or to a different hybrid structure. The seller is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or conversion forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected conversion rates on these mortgage loans.

                         Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, convertible mortgage loans may be subject to a greater rate of conversion to fixed interest rate loans or to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible mortgage loans could be subject to higher conversion rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to convert their mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable rate mortgage loans. The conversion feature may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. In addition, any mortgage loans which convert to a lower interest rate will lower the interest rate on the related classes of certificates. Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate has been converted or modified in accordance with the terms of the related mortgage note. As a result, the trust may suffer increased prepayments. If Thornburg Mortgage, Inc. does not purchase all of the mortgage loans whose interest rate has been converted to a fixed interest rate, the trust may include over time fixed rate mortgage loans, which will affect the interest rates on the offered certificates.

WHEN YOUR CLASS A1,
  CLASS A2, CLASS A3
  AND CLASS A4,
  CERTIFICATES ARE
  TRANSFERRED ON THE
  AUCTION DISTRIBUTION
  DATE, YOU MAY NOT
  RECEIVE PAR FOR
  THOSE CERTIFICATES
  IF THE MONEY
  AVAILABLE FROM THE
  AUCTION AND THE
  AUCTION SWAP
  AGREEMENT IS
  INSUFFICIENT ........  If you hold a Class A1, Class A2, Class A3 or Class A4
                         Certificate on the distribution date in September 2008, your certificate will be transferred to third-party investors on that distribution date, thereby ending your investment in that certificate.

                         If the outstanding principal amount of any of these classes of certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, after application of interest and principal distributions and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in September 2008, is greater than the amount received in the auction, Greenwich Capital Derivatives, Inc., an affiliate of Greenwich Capital Markets, Inc., pursuant to an auction swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the applicable certificates. In the event that all or a portion of a class of the Class A1, Class A2, Class A3 or Class A4 Certificates is not sold in the auction, the auction proceeds for such certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding principal amount of the unsold certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, after application of interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in September 2008. Those obligations of Greenwich Capital Derivatives, Inc. are guaranteed by The Royal Bank of Scotland plc, also an affiliate of Greenwich Capital Markets, Inc. If Greenwich Capital Derivatives, Inc. and The Royal Bank of Scotland plc default on their obligations under the auction swap agreement and the auction swap guarantee, respectively, you may receive an amount less than the sum of the outstanding principal amount of your certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, after application of interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans, on the distribution date in September 2008. In addition, if those parties default and if not all of the class of certificates is purchased by third-party investors in the auction, then your certificate (or part of your certificate) may not be transferred, in which case you will not receive any proceeds from the auction and you will retain your certificate (or part of your certificate). Furthermore, if there are auction proceeds in excess of the outstanding principal amount of the Class A1, Class A2, Class A3 and Class A4 Certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, you will not be entitled to receive any such excess proceeds.

IF THE RECEIPT OF
  LIQUIDATION PROCEEDS
  IS DELAYED OR IF THE
  LIQUIDATION PROCEEDS
  ARE LESS THAN THE
  MORTGAGE LOAN
  BALANCE, YOU COULD
  SUFFER A LOSS ON
  YOUR CERTIFICATES ...  Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

AN INVESTMENT IN THE
  CERTIFICATES MAY NOT
  BE APPROPRIATE FOR
  SOME INVESTORS ......  The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due, for example, to the following reasons.

                         o The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

                         o The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

                         o You may not be able to reinvest distributions on an offered certificate at a rate at least as high as the interest rate applicable to your certificate, since distributions generally are expected to be greater during periods of relatively low interest rates.

                         o Your investment in any of the offered certificates may be ended before you desire if either the optional securities purchase right or the optional termination of the trust is exercised.

GEOGRAPHIC
  CONCENTRATIONS OF
  THE MORTGAGE LOANS
  MAY ADVERSELY AFFECT
  YOUR CERTIFICATES ...  Approximately 25.79%, 40.15%, 27.65% and 42.27% of the
                         initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, are secured by properties in California, approximately 9.32%, 12.57% and 10.53% of the initial mortgage loans in pool 2, pool 3 and pool 4, respectively, are secured by properties in New York and approximately

                         13.41%, 10.40% and 8.21% of the initial mortgage loans in pool 1 are secured by properties in Florida, Connecticut and Colorado, respectively. The rate of delinquencies, defaults and losses on the initial mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because of certain conditions in those states will have a disproportionate impact on the mortgage loans in general.

                         Natural disasters affect regions of the United States from time to time and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans. Recently Hurricane Rita caused extensive damage in affected areas, including parts of Texas and Louisiana. Approximately 0.59%, 1.40%, 1.52% and 1.14% of the initial mortgage loans in pool 1, pool 2, pool 3 and pool 4, respectively, are located in Texas and none of the initial mortgage loans are located in Louisiana. We do not know how many mortgaged properties in Texas have been affected by Hurricane Rita. In addition, Hurricane Katrina caused extensive damages to parts of Alabama, Louisiana and Mississippi. Parts of Florida were also affected. There are no mortgaged properties located in the areas of Alabama, Louisiana or Mississippi which the Federal Emergency Management Agency has declared to be Individual Assistance designated areas. However, approximately 13.41%, 8.33%, 6.13% and 4.70%
                         of the mortgaged properties in pool 1, pool 2, pool 3 and pool 4, respectively, are located in other parts of Alabama, Mississippi and in Florida. These properties may have been damaged by Hurricane Katrina, although the damage in these areas may be less severe. Extensive damage to, or total destruction of, mortgaged properties in affected areas may result in
                         (i) an increase in delinquencies, defaults and losses on the related mortgage loans or (ii) the receipt of insurance payments in respect of the mortgaged properties, which payments will have the same effect on certificateholders as prepayment in full of the related mortgage loans. In addition, weakened economic conditions in and around the affected areas may adversely affect the ability of borrowers to repay their mortgage loans.
                         No assurance can be given as to the rate of delinquencies, defaults or losses on, or prepayments of, any mortgage loans secured by mortgaged properties located in areas affected by Hurricane Rita or Hurricane Katrina.

                         See "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors--- Geographic Concentration of the Mortgage Loans" in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex B of this prospectus supplement.

IT MAY BE DIFFICULT TO
  RESELL YOUR
  CERTIFICATES ........  There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

                         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

BANKRUPTCY OR
  INSOLVENCY MAY
  AFFECT THE TIMING
  AND AMOUNT OF
  DISTRIBUTIONS ON
  YOUR CERTIFICATES ...  The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

                         If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable interest rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Series 2005-3 Mortgage Loan Pass-Through Certificates (the "Certificates") will consist of the classes (each, a "Class") of Certificates set forth in the table on page S-3 together with the Class I, Class B4, Class B5 and Class B6 Certificates. The Class A1, Class A2, Class A3 and Class A4 Certificates are referred to herein as the "Class A Certificates;" and together with the Class A-X Certificates and the Class R Certificate, the "Senior Certificates;" the Class B1, Class B2 and Class B3 Certificates are referred to herein as the "Offered Subordinate Certificates;" and together with the Class B4, Class B5 and Class B6 Certificates, the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby.

    The Certificates represent beneficial ownership interests in Thornburg Mortgage Securities Trust 2005-3 (the "Trust"), the assets of which consist primarily of (1) four pools ("Pool 1," "Pool 2," "Pool 3" and "Pool 4" respectively, and each a "Mortgage Pool") of hybrid and adjustable rate, first lien, residential mortgage loans, certain of which will be acquired by the Trust on the Closing Date (the "Initial Mortgage Loans") and others of which will be acquired by the Trust from time to time subsequent to the Closing Date, but no later than October 31, 2005 (the "Subsequent Mortgage Loans," and together with the Initial Mortgage Loans, the "Mortgage Loans"); (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the certificate account; (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure; (4) any applicable insurance policies covering the Mortgage Loans or the related mortgaged properties; (5) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described herein under "The Agreements"; (6) any Additional Collateral in respect of the Mortgage Loans; (7) the Pre-Funding Accounts and the Capitalized Interest Accounts; (8) the Yield Maintenance Agreements; (9) the Auction Swap Agreement; (10) the Final Maturity Reserve Trust; and (11) all proceeds of the foregoing.

    THE GROUP 1 CERTIFICATES. The Class A1 and Class R Certificates are referred to herein as the "Group 1 Certificates." Distributions of interest and principal on the Group 1 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 1.

    THE GROUP 2 CERTIFICATES. The Class A2 Certificates are referred to herein as the "Group 2 Certificates." Distributions of interest and principal on the Group 2 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 2.

    THE GROUP 3 CERTIFICATES. The Class A3 Certificates are referred to herein as the "Group 3 Certificates." Distributions of interest and principal on the Group 3 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 3.

    THE GROUP 4 CERTIFICATES. The Class A4 Certificates are referred to herein as the "Group 4 Certificates." Distributions of interest and principal on the Group 4 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 4.

    The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates and Group 4 Certificates are sometimes referred to separately as a "Certificate Group."

    Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-3 or total notional amount (a "Class Notional Amount") described under "---Distributions of Interest." The approximate initial Class Principal Amount of each of the Class B4, Class B5 and Class B6 Certificates is $8,239,000, $6,865,000 and $5,499,071, respectively, or, in aggregate, approximately 0.75% of the total Class Principal Amount of all of the Certificates. The initial total Certificate Principal Amount (or Class Notional Amount) of all the Certificates may be increased or decreased by up to ten percent to the extent that the Cut-off Date Balance of the Initial Mortgage Loans or the Pre-Funding Accounts are increased or decreased as described under "Description of the Mortgage Pools" herein.

    Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in October 2005 (each, a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date for all the Offered Certificates (other than the Class A Certificates) will be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. The "Record Date" for the Class A Certificates and each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Illinois, Minnesota or Maryland, or the city in which the Corporate Trust Office of the Trustee is located, are closed.

    Distributions on the Certificates will be made by the Securities Administrator to each registered holder entitled thereto, either (1) by check mailed to the address of the Certificateholder as it appears on the books of the Securities Administrator, or (2) at the request of any Certificateholder, submitted to the Securities Administrator in writing at least five Business Days prior to the related Record Date, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. See "---The Securities Administrator" in this prospectus supplement.

    The Offered Certificates other than the Class R Certificate (collectively, the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. Each of the Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class A-X Certificates will be issued in minimum denominations of $1,000,000 in Notional Amount (as defined herein) and increments of $1,000 in excess thereof. The Class B1, Class B2 and Class B3 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class R Certificate (the "Residual Certificate") will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in that Class.

       o The "Percentage Interest" of a Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

    Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "---Book-Entry Registration" Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

    GENERAL. Persons acquiring beneficial ownership interests in the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Banking Luxembourg (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount or Class Notional Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See "Description of the Securities---Book-Entry Registration" in the prospectus.

    Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants (as defined below) on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    None of the Depositor, the Seller, the Master Servicer, the Servicers, the Securities Administrator or the Trustee or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book- Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

    For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations---Taxation of Securities Treated as Debt Instruments---Foreign Persons" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures---Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

PRIORITY OF DISTRIBUTIONS

    Distributions in respect of the Certificates will be made on each Distribution Date from the related Available Distribution Amount, except to the extent of the limited cross-collateralization payments described herein. The Subordinate Certificates will generally be entitled to distributions from the Available Distribution Amount for all of the Mortgage Pools.

    On each Distribution Date, the Available Distribution Amount from each Mortgage Pool will be allocated among the Classes of Senior Certificates (other than the Class A-X Certificates) relating to the Mortgage Pool, and the Class A-X Certificates and the Classes of the Subordinate Certificates, in the following order of priority:

        (1) with respect to the Available Distribution Amount from each Mortgage
    Pool:

            (a) on the Distribution Date in September 2015 and on each Distribution Date thereafter, for deposit in to the Final Maturity Reserve Account, the Final Maturity Reserve Amount for the related Mortgage Pool;

            (b) to payment of Accrued Certificate Interest on each Class of Senior Certificates relating to such Mortgage Pool, on a pro rata basis with respect to each Class of Certificates related to the same Mortgage Pool (reduced, in each case, by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to that Class of Certificates on that Distribution Date, as described herein); provided, however, that any shortfall in available amounts for the related Mortgage Pool will be allocated among the Classes of Senior Certificates relating to such Mortgage Pool (other than the Class A-X Certificates) in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that for the purpose of distributions to the Class A-X Certificates, only the portion of the Class Notional Amount derived from the Mortgage Loans in the related Mortgage Pool will be used to calculate distributions to the Class A-X Certificates from the related Available Distribution Amount; provided, further, to the extent of the Required Reserve Fund Deposit for that Distribution Date, interest that would otherwise be payable to the Class A-X Certificates will be deposited in the Available Funds Cap Reserve Fund and will not be distributed to that Class;

            (c) to payment of any outstanding Interest Shortfalls for the related Mortgage Pool on each Class of Senior Certificates relating to such Mortgage Pool; provided, however, that any shortfall in available amounts for the related Mortgage Pool will be allocated among the Classes of Senior Certificates (other than the Class A-X Certificates) in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that for the purpose of distributions to the Class A-X Certificates, only the portion of the Class Notional Amount derived from the Mortgage Loans in the related Mortgage Pool will be used to calculate distributions to the Class A-X Certificates from the Available Distribution Amount; provided, further, to the extent of the Required Reserve Fund Deposit for that Distribution Date, interest that would otherwise be payable to the Class A-X Certificates will be deposited in the Available Funds Cap Reserve Fund and will not be distributed to that Class;

            (d) to payment of the related Senior Principal Distribution Amount (as defined herein) to the related Class of Senior Certificates (except that the Class R and Class A1 Certificates will receive payments of principal sequentially, in that order from payments received on the Pool 1 Mortgage Loans), in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;


        (2) first, from the Yield Maintenance Account, and second, from the Available Funds Cap Reserve Fund, in that order, for distribution to the Class A1, Class A2, Class A3 and Class A4 Certificates, any Available Funds Cap Shortfall Amounts remaining unpaid for each such Class and such Distribution Date as described under "---Distributions of Interest--- Available Funds Cap Reserve Fund" and "---The Yield Maintenance Agreements" below; provided that payments derived from a Yield Maintenance Agreement will be used only to cover Available Funds Cap Shortfall Amounts on the related Class of Class A1, Class A2, Class A3 and Class A4 Certificates and any excess therefrom will be distributed to Class A-X Certificates;

        (3) to the extent of the remaining Available Distribution Amounts for all four Mortgage Pools, but subject to the prior distribution of amounts described under "---Limited Cross-Collateralization" below, to payment to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls allocated to that Class on that Distribution Date),

    (y) any outstanding Interest Shortfalls previously allocated to that Class, and (z) the related Class's Subordinate Class Percentage (as defined herein) of the Subordinate Principal Distribution Amount for each Mortgage Pool for that Distribution Date, except as provided below, in reduction of its Class Principal Amount;

        (4) to the extent of the remaining Available Distribution Amounts after payment pursuant to clauses (1) through (3) above, to the Class R Certificates.

    With respect to each Class of Subordinate Certificates other than the Class B6 Certificates, if on any Distribution Date the Credit Support Percentage for that Class is less than that Class's Original Credit Support Percentage, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount (which include generally prepayments and other unscheduled recoveries of principal) will be made to any Class of lower priority (the "Restricted Classes"), and the amount otherwise distributable to the Restricted Classes in respect of such payments will be allocated among the remaining Classes of Subordinate Certificates, proportionately, based upon their respective Class Principal Amount. The "Credit Support Percentage" for a Class of Subordinate Certificates for any Distribution Date is equal to the sum of the Class Percentages of each Class of lower priority (without giving effect to distributions on such date). The "Original Credit Support Percentage" for a Class of Subordinate Certificates is the Credit Support Percentage for such Class of Subordinate Certificates on September 30, 2005 (the "Closing Date"). The "Class Percentage" for each Class of Subordinate Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to that Distribution Date by the aggregate Class Principal Amount of all Classes of Certificates immediately prior to that date.

DISTRIBUTIONS OF INTEREST

    Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each Class of Certificates will equal the Accrued Certificate Interest for that Class on that Distribution Date, as reduced by any Net Prepayment Interest Shortfalls allocable to that Class for that date, as described below.

    "Accrued Certificate Interest" for each Class of Certificates on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount or Class Notional Amount immediately prior to that Distribution Date at the applicable Interest Rate, as reduced by such Class's share of any Mortgage Loan as to which there has been a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state law (the "Relief Act," and any such reduction, a "Relief Act Reduction"), the amount of any such reduction, allocated as described below. See "Legal Aspects of Loans--- Servicemembers Civil Relief Act" in the accompanying prospectus. Interest will accrue on the Class A-X and Class R Certificates and the Subordinate Certificates during each related Accrual Period on the basis of a 360-day year consisting of twelve 30-day months. Interest will accrue on the Class A1, Class A2, Class A3 and Class A4 Certificates during each related Accrual Period on the basis of the actual number of days in a 360-day year.

    Interest distributable on the Certificates will be distributed from the related Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Accrual Period in which it accrued, other than due to any Net

Prepayment Interest Shortfalls, will be an "Interest Shortfall." Interest will not accrue on Interest Shortfalls.

    The interest portion of any Relief Act Reduction will be allocated among the Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any increase or reduction of Accrued Certificate Interest due to any Relief Act Reductions for that Distribution Date.

    The "Interest Rate" for each related Accrual Period for each Class of the Offered Certificates is described below.

    o The Interest Rate for the Class A1 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.23% per annum, but in no event greater than the lesser of (a) the related Available Funds Cap for that Distribution Date and (b) 11.00% per annum. On all Distribution Dates after the Auction Distribution Date, the Interest Rate of the Class A1 Certificates on any Distribution Date will be equal to the related Available Funds Cap for that Distribution Date. The Interest Rate for the Class A1 Certificates for the first Accrual Period will be equal to an annual rate of approximately 4.068%.

    o The Interest Rate for the Class A2 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.24% per annum, but in no event greater than the lesser of (a) the related Available Funds Cap for that Distribution Date and (b) 11.00% per annum. On all Distribution Dates after the Auction Distribution Date, the Interest Rate of the Class A2 Certificates on any Distribution Date will be equal to the related Available Funds Cap for that Distribution Date. The Interest Rate for the Class A2 Certificates for the first Accrual Period will be equal to an annual rate of approximately 4.078%.

    o The Interest Rate for the Class A3 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.26% per annum, but in no event greater than the lesser of (a) the related Available Funds Cap for that Distribution Date and (b) 11.00% per annum. On all Distribution Dates after the Auction Distribution Date, the Interest Rate of the Class A3 Certificates on any Distribution Date will be equal to the related Available Funds Cap for that Distribution Date. The Interest Rate for the Class A3 Certificates for the first Accrual Period will be equal to an annual rate of approximately 4.098%.

    o The Interest Rate for the Class A4 Certificates on any Distribution Date on or before the Auction Distribution Date will be the sum of LIBOR and 0.27% per annum, but in no event greater than the lesser of (a) the related Available Funds Cap for that Distribution Date and (b) 11.00% per annum. On all Distribution Dates after the Auction Distribution Date, the Interest Rate of the Class A4 Certificates on any Distribution Date will be equal to the related Available Funds Cap for that

        Distribution Date. The Interest Rate for the Class A4 Certificates for the first Accrual Period will be equal to an annual rate of approximately 4.108%.

    o The Interest Rate for the Class A-X Certificates on any Distribution Date on or before the Auction Distribution Date will be equal to an annual rate calculated as the weighted average (weighted based on the relative Class Principal Amounts of the Class A1, Class A2, Class A3 and Class A4 Certificates immediately prior to such Distribution Date) of the excess, if any, of (a) the Net WAC applicable to Pool 1, Pool 2, Pool 3 and Pool 4 over (b) the Interest Rate for the Class A1, Class A2, Class A3 or Class A4 Certificates, respectively (provided, however, that the Interest Rate for each such Class of Certificates will be adjusted for this purpose by multiplying that Interest Rate by a fraction, the numerator of which is the actual number of days in the applicable Accrual Period and the denominator of which is 30). The Interest Rate for the Class A-X Certificates for the first Accrual Period will be equal to an annual rate of approximately 1.804%. The Class A-X Certificates will not be entitled to any interest distributions on any Distribution Date after the Auction Distribution Date.

    o The Interest Rate for the Class R Certificate on any Distribution Date will be equal to the Net WAC applicable to Pool 1. The Interest Rate for the Class R Certificate for the first Accrual Period will be equal to an annual rate of approximately 5.247%.

    o The Interest Rate for the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates on any Distribution Date will be equal to the weighted average of the Net WAC applicable to each Mortgage Pool, weighted based on the Group Subordinate Amount of each Mortgage Pool. The Interest Rate for the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates for the first Accrual Period will be equal to an annual rate of approximately 5.213%.

    o The "Available Funds Cap" for the Class A1, Class A2, Class A3 and Class A4 Certificates and any Distribution Date is equal to the product of (i) the Net WAC for the related Mortgage Pool and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

    o The "Net WAC" of a Mortgage Pool for each Distribution Date will be (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans in that Mortgage Pool at the beginning of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date), weighted on the basis of their Scheduled Principal Balances at the beginning of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date) over (ii), on and after the Distribution Date in September 2015, the related Final Maturity Reserve Rate.

    o The "Net Mortgage Rate" of any Mortgage Loan is its mortgage interest rate (the "Mortgage Rate") less the sum of the Trustee Fee Rate, the Master Servicer Fee Rate, the related Servicing Fee Rate and the Retained Interest Rate, if any.

    o The "Accrual Period" for each Class of Certificates (other than the Class A1, Class A2, Class A3 and Class A4 Certificates) will be the calendar month immediately preceding the month in which the related Distribution Date occurs. The Accrual Period for the Class A1, Class A2, Class A3 and Class A4 Certificates will be the period beginning on the Distribution Date in the calendar month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, beginning on September 30, 2005) and ending on the date immediately preceding the related Distribution Date.

    o The "Certificate Principal Amount" of any Certificate (other than the Class A-X Certificates) as of any Distribution Date will equal its Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to that Certificate. The Certificate Principal Amount of a Class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts. However, on any Distribution Date on which a Subsequent Recovery (as defined herein) is distributed, the Certificate Principal Amount of any related Class of Certificates then outstanding for which any Realized Loss or any Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) the amount the Class of Certificates has been reduced by any Realized Losses or any Subordinate Certificate Writedown Amount which has not been previously increased by any Subsequent Recovery and (ii) the total amount of any Subsequent Recovery distributed on such date to Certificateholders, after application (for this purpose) to more senior Classes of Certificates;

    o The "Notional Amount" of each Class A-X Certificate as of any Distribution Date will equal its Percentage Interest of the Class Notional Amount of the Class A-X Certificates for that date. The "Class Notional Amount" of the Class A-X Certificates with respect to any Distribution Date on or prior to the Distribution Date in September 2008 will equal the aggregate Class Principal Amount of the Class A Certificates immediately before that Distribution Date. After the Distribution Date in September 2008, the Class Notional Amount of the Class A-X Certificates will equal zero. The initial Class Notional Amount of the Class A-X Certificates will be approximately $2,648,881,000.

    o The "Apportioned Principal Balance" of any Class of Subordinate Certificates for any Distribution Date will equal the Class Principal Amount of that Class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all Mortgage Pools for that date

    Prepayment Interest Shortfalls.  When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of one month's interest on the related Certificates could result. The amount by which one month's interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall."

    With respect to prepayments in full or in part, to the extent specified in the applicable Servicing Agreement, the Servicers are obligated to fund any resulting Prepayment Interest Shortfalls, generally limited to the extent such amount does not exceed the total of their Servicing Fees for the related Distribution Date. The Master Servicer is obligated to reduce its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any payments in respect of Prepayment Interest Shortfalls required under a Servicing Agreement but not paid by the related Servicer. See "Servicing of the Mortgage Loans---Prepayment Interest Shortfalls" herein. Any Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer ("Net Prepayment Interest Shortfalls") will be allocated among the Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances.

    Available Funds Cap Shortfall Amounts. For each of the Class A1, Class A2, Class A3 and Class A4 Certificates and any Distribution Date, the "Available Funds Cap Shortfall Amounts" for each such Class will equal the sum of:

    (i) the excess, if any, of the amount of interest that Class of Certificates would have been entitled to receive if the Interest Rate for that Class were calculated without regard to clause (a) in the definition thereof, over the actual amount of interest such Class is entitled to receive for such Distribution Date;

    (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

    (iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the Interest Rate for that Class determined without regard to clause (a) in the definition thereof.

    Available Funds Cap Reserve Fund. Pursuant to the terms of the Trust Agreement, the Securities Administrator will establish an account (the "Available Funds Cap Reserve Fund"). The Available Funds Cap Reserve Fund will not be an asset of any REMIC. After Yield Maintenance Amounts have been applied to reduce any Available Funds Cap Shortfall Amounts for the related Class of Certificates, amounts in the Available Funds Cap Reserve Fund will be used to make payments to the holders of the Class A1, Class A2, Class A3 and Class A4 Certificates with respect to any remaining Available Funds Cap Shortfall Amounts on such Certificates.

    On each Distribution Date, the Securities Administrator will deposit in the Available Funds Cap Reserve Fund interest that would otherwise be distributable with respect to the Class A-X Certificates to the extent of the "Required Reserve Fund Deposit" in the manner described below.

    For any Distribution Date, the "Required Reserve Fund Deposit" will be an amount equal to the lesser of (i) the interest entitlement for the Class A-X Certificates for that Distribution Date and (ii) the amount required to bring the balance on deposit in the Available Funds Cap Reserve Fund up to an amount equal to the excess of the Available Funds Cap Shortfall Amounts for that Distribution Date with respect to the Class A1, Class A2, Class A3 and Class A4 Certificates over the Yield Maintenance Amounts received for that Distribution Date.

    On any Distribution Date for which an unpaid Available Funds Cap Shortfall Amount exists with respect to the Class A1, Class A2, Class A3 or Class A4 Certificates after application of any Yield Maintenance Amounts received on that date, the Securities Administrator shall withdraw from the Available Funds Cap Reserve Fund the amount of such unpaid Available Funds Cap Shortfall Amounts for distribution on that Distribution Date and distribute such amount pro rata among such Classes based on the remaining amounts due on each such Class, as described above under "---Priority of Distributions."

    The Yield Maintenance Agreements. On the Closing Date, the Securities Administrator will enter into four yield maintenance agreements (the "Yield Maintenance Agreements") with the Yield Maintenance Counterparty (as defined below). The Securities Administrator will establish an account (the "Yield Maintenance Account"), which will be an asset of the Trust. The Securities Administrator will deposit into the Yield Maintenance Account amounts received by it pursuant to the Yield Maintenance Agreements (the "Yield Maintenance Amounts"). The Yield Maintenance Agreements will relate to (i) the Class A1 Certificates, (ii) the Class A2 Certificates, (iii) the Class A3 Certificates and (iv) the Class A4 Certificates (collectively, the "Yield Maintained Certificates"). Each of the Yield Maintained Certificates will be entitled to payments only from the Yield Maintenance Agreement related to such Class of Certificates.

    On each Distribution Date, payments under the related Yield Maintenance Agreement for each of the Yield Maintained Certificates will be made based on an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to the related Maximum Payment Rate, over (y) the applicable Strike Rate (as defined below), (ii) the lesser of (a) the related Yield Maintenance Notional Balance (as defined below) and (b) the Class Principal Amount of the related Yield Maintained Certificates on the first day of the related Accrual Period and (iii) a fraction, the numerator of which is the actual number days in the related Accrual Period and the denominator of which is 360. The aggregate of all payments made on a Distribution Date pursuant to a Yield Maintenance Agreement is referred to in this prospectus supplement as a "Yield Maintenance Payment." The "Maximum Payment Rate" for the Class A1, Class A2, Class A3 and Class A4 Certificates is 10.77%, 10.76%, 10.74% and 10.73%, respectively.

    With respect to each Distribution Date on which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the Securities Administrator will pay to the related Certificateholders up to any related Available Funds Cap Shortfall Amounts. Any funds from the Yield Maintenance Payment remaining in the Yield Maintenance Account after payment of Available Funds Cap Shortfall Amounts to the Yield Maintained Certificates will be distributed to the Class A-X Certificates.

    The "Yield Maintenance Notional Balance" and the "Strike Rate" with respect to the Yield Maintenance Agreements for each applicable Distribution Date are set forth on Schedule I to this prospectus supplement. Each Yield Maintenance Agreement is effective with respect to the Distribution Date in October 2005 and ends on the Distribution Date in September 2008. After September 2008, each Yield Maintenance Notional Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

    The Yield Maintenance Counterparty. The Royal Bank of Scotland plc (the "Yield Maintenance Counterparty"), will be the counterparty for the Yield Maintenance Agreements. The Yield Maintenance Counterparty is the principal operating subsidiary of The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. RBS Group's operations are principally centered in the United Kingdom. The short-term unsecured and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings ("Fitch"). The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch. Except for the information provided in this paragraph (and, solely in the case of The Royal Bank of Scotland plc, the seventh paragraph under the heading "---Mandatory Auction of the Auction Certificates"), neither the Yield Maintenance Counterparty nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. The Yield Maintenance Counterparty is an affiliate of Greenwich Capital Markets, Inc., an Underwriter.

    The Yield Maintenance Agreements are terminable by the Trust or the Yield Maintenance Counterparty following the occurrence of certain specified events of default, including failure of the Yield Maintenance Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

    Determination of LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period up to and including the Accrual Period applicable to the Auction Distribution Date (each such date, a "LIBOR Determination Date"), the Securities Administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

    The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

    A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

    With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust's expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

    The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the Interest Rate applicable to the Class A Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

    LIBOR for the first Accrual Period will be 3.838%.

DISTRIBUTIONS OF PRINCIPAL

    Distributions of principal on the Certificates (other than the Class A-X Certificates) will be made on each Distribution Date in an aggregate amount equal to the related Principal Distribution Amount, to the extent of amounts available to make those payments in accordance with the priorities set forth under "---Priority of Distributions" above. The "Principal Distribution Amount" for each Mortgage Pool and for any Distribution Date will equal the sum of (x) the related Senior Principal Distribution Amount and (y) the related Subordinate Principal Distribution Amount.

o The "Senior Principal Distribution Amount" for each Mortgage Pool and each Distribution Date is equal to the sum of:

        (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

        (2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period, (iii) the principal portion

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

    of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Securities Administrator during the related Prepayment Period and (iv) on the Distribution Date in November 2005, any amounts released from the related Pre-Funding Account;

        (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage for that date and the remaining Scheduled Principal Balance of such Mortgage Loan at the time of liquidation; and

        (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination.

o The "Senior Percentage" for each Mortgage Pool on any Distribution Date is the percentage equivalent (which shall not be greater than 100%) of a fraction, the numerator of which is the sum of the Class Principal Amounts of each Class of Senior Certificates related to such Mortgage Pool immediately prior to that date and the denominator of which is the sum of
    (i) the related Pool Balance as of the beginning of the related Due Period and (ii) any amounts in the related Pre-Funding Account as of the beginning of the related Due Period.

o The "Pool Balance" for each Mortgage Pool and any Distribution Date is the sum of the Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool for that Distribution Date.

o The "Senior Prepayment Percentage" for each Mortgage Pool and any Distribution Date occurring during the seven years beginning on the first Distribution Date and ending on the Distribution Date in September 2012 will equal 100%, except as described below. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates, while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the limited

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

    protection provided to the Senior Certificates by the subordination of the Subordinate Certificates.

o The "Senior Prepayment Percentage" for each Mortgage Pool and any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:

        o for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date;

        o for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date;

        o for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date;

        o for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and

        o for any subsequent Distribution Date, the related Senior Percentage for that Distribution Date;

    provided, however, (i) if on any Distribution Date the Senior Percentage for any Mortgage Pool exceeds the initial Senior Percentage for that Mortgage Pool, the Senior Prepayment Percentage for each Mortgage Pool for that Distribution Date will once again equal 100% for such Distribution Date,
    (ii) if on any Distribution Date before the Distribution Date in October 2008, prior to giving effect to any distributions on such Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, then the Senior Prepayment Percentage for each Mortgage Pool and such Distribution Date will equal the related Senior Percentage plus 50% of the related Subordinate Percentage and (iii) if on any Distribution Date on or after the Distribution Date in October 2008, prior to giving effect to any distributions on such Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, then the Senior Prepayment Percentage for each Mortgage Pool and such Distribution Date will equal the related Senior Percentage.

        Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool below the level in effect for the most recent prior period specified above will be effective if, as of that Distribution Date as to which any such decrease applies, (1) the average outstanding principal balance on that Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) is greater than or equal to 50% of the sum of the Group Subordinate Amounts (as

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

defined herein at "---Limited Cross-Collateralization") for all Mortgage Pools immediately prior to such Distribution Date or (2) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date prior to the third anniversary of the first Distribution Date, 20% of the Group Subordinate Amounts for all Mortgage Pools on the Closing Date (the "Original Subordinate Amount"), (b) with respect to the Distribution Date on or after the third anniversary, and prior to the eight anniversary, of the first Distribution Date, 30% of the Original Subordinate Amount, (c) with respect to the Distribution Date on or after the eighth anniversary, and prior to the ninth anniversary, of the first Distribution Date, 35% of the Original Subordinate Amount, (d) with respect to the Distribution Date on or after the ninth anniversary, and prior to the tenth anniversary, of the first Distribution Date, 40% of the Original Subordinate Amount, (e) with respect to the Distribution Date on or after the tenth anniversary, and prior to the eleventh anniversary, of the first Distribution Date, 45% of the Original Subordinate Amount and (f) with respect to the Distribution Date on or after the eleventh anniversary of the first Distribution Date, 50% of the Original Subordinate Amount. After the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Senior Prepayment Percentage for the related Mortgage Pool will be 0%.

o The "Subordinate Principal Distribution Amount" for any Mortgage Pool and each Distribution Date is equal to the sum of:

        (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

        (2) the product of (a) the related Subordinate Prepayment Percentage and
    (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period, (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Securities Administrator with respect to the related Prepayment Period and
    (iv) on the Distribution Date in November 2005, any amounts released from the related Pre-Funding Account;

        (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (to the extent not distributed pursuant to subsection
    (3) of the definition of Senior Principal Distribution Amount for the related Mortgage Pool); and

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

        (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

o The "Subordinate Class Percentage" for each Class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to such date.

o The "Subordinate Prepayment Percentage" for each Mortgage Pool and any Distribution Date is the difference between 100% and the Senior Prepayment Percentage for such date.

o The "Subordinate Percentage" for each Mortgage Pool and any Distribution Date is the difference between 100% and the related Senior Percentage for such date.


LIMITED CROSS-COLLATERALIZATION

    Limited Cross-Collateralization Due to Rapid Prepayments in a Mortgage Pool. On each Distribution Date prior to the Distribution Date on which the Class Principal Amount of each Class of Subordinate Certificates has been reduced to zero (the "Credit Support Depletion Date"), but after the date on which the total Certificate Principal Amount of the Senior Certificates of a Certificate Group has been reduced to zero, amounts otherwise distributable as principal under clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount (i.e., principal payments other than scheduled principal payments) on each Class of Subordinate Certificates, in reverse order of priority, in respect of such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Senior Certificates, will be distributed as principal to the Senior Certificates remaining outstanding, until the Class Principal Amounts thereof have been reduced to zero, provided that on that Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (b) the average outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Property) averaged over the most recent six months as a percentage of the sum of the Group Subordinate Amounts for all Mortgage Pools is greater than or equal to 50%. If the Senior Certificates of two or more Certificate Groups remain outstanding, the distributions described above will be made in proportion to the aggregate Certificate Principal Amounts of such Senior Certificates of each such Certificate Group. All distributions described above will be made in accordance with the priorities set forth under "---Priority of Distributions" above.

o The "Aggregate Subordinate Percentage" at any time will equal the sum of the Class Principal Amounts of the Subordinate Certificates divided by the sum of the Pool Balances for all Mortgage Pools.

o The "Group Subordinate Amount" with respect to each Mortgage Pool and any Distribution Date is the excess of the Pool Balance for the immediately preceding Distribution Date for that Mortgage Pool over the total Certificate Principal Amount of

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

    the Senior Certificates of the related Certificate Group immediately prior to that Distribution Date.

    Limited Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Pool. In addition, if on any Distribution Date the total Certificate Principal Amount of the Senior Certificates of a Certificate Group (after giving effect to distributions to be made on that Distribution Date) is greater than the Pool Balance of the related Mortgage Pool (any such Group, the "Undercollateralized Group"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates of the Undercollateralized Group, until the total Certificate Principal Amount of the Senior Certificates equals the Pool Balance of the related Mortgage Pool (such distribution, an "Undercollateralization Distribution"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from the Mortgage Pools not related to the Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates of such other Certificate Groups. In addition, the amount of any unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Interest Shortfalls for the related Distribution Date) will be distributed to the Senior Certificates of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Principal Amount of the Senior Certificates exceeds the Pool Balance of the related Mortgage Pool. All distributions described above will be made in accordance with the priorities set forth under "---Priority of Distributions" above.

THE FINAL MATURITY RESERVE TRUST

    On the Closing Date, pursuant to the Trust Agreement a separate trust will be established (the "Final Maturity Reserve Trust"), the sole asset of which will be a separate account (the "Final Maturity Reserve Account") and the funds therein. The Seller will make an initial deposit of $1,000 into the Final Maturity Reserve Account on the Closing Date. Beginning on the Distribution Date in September 2015 and on each Distribution Date up to and including the earlier of the Distribution Date in October 2035 or the termination of the Trust, the Securities Administrator will deposit in the Final Maturity Reserve Account the Final Maturity Reserve Amount (as defined below) for each Distribution Date and each Mortgage Pool from the Available Distribution Amount as set forth under "---Priority of Distributions."

    On the earlier of the Distribution Date in October 2035 and the termination of the Trust, all amounts on deposit in the Final Maturity Reserve Account will be distributed to the Certificateholders other than the Class A3 and Class A-X Certificateholders. It is intended that these amounts together with the other available funds will be sufficient to retire the Offered Certificates and the Class B4, Class B5 and Class B6 Certificates on the Final Scheduled

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

Distribution Date, even though Mortgage Loans having 40-year terms to maturity may remain outstanding. Any investment earnings on amounts on deposit in the Final Maturity Reserve Account will remain in such account and will be distributed as described below. The Final Maturity Reserve Trust will terminate upon the earlier of (a) the termination of the Trust and (b) the Distribution Date occurring in October 2035.

    Amounts on deposit in the Final Maturity Reserve Account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

o "Final Maturity Reserve Amount" means for each Mortgage Pool and each Distribution Date on and after the Distribution Date in September 2015 up to and including the earlier of the Distribution Date in October 2035 or the termination of the Trust, the product of (x) the related Final Maturity Reserve Rate and (y) the related Pool Balance on the first day of the related Due Period (not including for this purpose Mortgage Loans in the related Mortgage Pool for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

o "Final Maturity Reserve Rate" means for the Mortgage Loans in Pool 1, Pool 2 and Pool 4, an annual rate of 0.0045% and for the Mortgage Loans in Pool 3, an annual rate of 0.00%.

    Application of Amounts on Deposit in the Final Maturity Reserve Account. On the earlier of the Distribution Date in October 2035 and the termination of the Trust, funds on deposit in the Final Maturity Reserve Account will be distributed in the following order of priority:

        (1) to the Class A1, Class A2 and Class A4 Certificates, concurrently, in proportion to their respective Class Principal Amounts, after giving effect to principal distributions on such Distribution Date (as described under "---Priority of Distributions" above), in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

        (2) to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, in that order, after giving effect to principal distributions on such Distribution Date (as described under "---Priority of Distributions" above), in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

        (3) to the Offered Certificates (other than the Class A3 and Class A-X Certificates) and the Class B4, Class B5 and Class B6 Certificates, any Interest Shortfalls for each such Class remaining unpaid on such Distribution Date (as described under "---Priority of Distributions" above);

        (4) to the Class A1, Class A2 and Class A4 Certificates, concurrently, in proportion to their respective Class Principal Amounts, any Available Funds Cap Shortfall Amounts remaining for each such Class on such Distribution Date; and

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

        (5) to the extent of the remaining Final Maturity Reserve Amount after payment pursuant to clauses (1) through (4) above, to the Class I Certificates as described in the Trust Agreement.

AVAILABLE DISTRIBUTION AMOUNT

    The due period (the "Due Period") related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. For a prepayment in part or in full, the "Prepayment Period" related to each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs. The "Servicer Remittance Date" is the 18th day (or if such 18th day is not a Business Day, the next succeeding Business Day or, in the case of Mortgage Loans serviced by PHH, if such 18th day is not a Business Day, the next Business Day immediately preceding such 18th day) of the month in which the related Distribution Date occurs. The "Deposit Date" is the Business Day immediately preceding the related Distribution Date.

o The "Available Distribution Amount" for each Mortgage Pool on each Distribution Date, as more fully described in the Trust Agreement, will generally equal the sum of the following amounts:

        (1) the total amount of all cash received by the Master Servicer from the Servicers through the Servicer Remittance Date immediately preceding such Distribution Date and remitted to the Securities Administrator on the related Deposit Date, which includes (a) Scheduled Payments due on the related Mortgage Loans during the Due Period and collected prior to the Servicer Remittance Date or advanced by the Master Servicer or the Servicers (or the Trustee in its capacity as successor Master Servicer), (b) payments allocable to principal on the related Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balances of those Mortgage Loans ("Principal Prepayments"), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the applicable Prepayment Period, plus any amounts paid by the Servicers and the Master Servicer in respect of related Prepayment Interest Shortfalls, in each case for such Distribution Date, (c) the proceeds of any repurchase of a related Mortgage Loan repurchased by the Seller, the Depositor or any other party, including as a result of a breach of a representation or warranty or document defect, (d) any Subsequent Recovery or recoveries through liquidation of any REO Property with respect to the related Mortgage Loans, including Insurance Proceeds and Liquidation Proceeds, (e) on the Distribution Date in November 2005, all amounts released from the related Pre-Funding Account and (f) the amount of any Capitalized Interest Requirement released from the related Capitalized Interest Account, minus:

            (a) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

            (b) all Principal Prepayments on the related Mortgage Loans received or identified after the applicable Prepayment Period (together with interest payments, if any, received with such prepayments to the extent that they represent

        (in accordance with the Servicers' usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the Prepayment Period);

            (c) Liquidation Proceeds and Insurance Proceeds received after the applicable Prepayment Period with respect to the related Mortgage Loans;

            (d) all fees and other amounts due or reimbursable to the Master Servicer, the Securities Administrator or the Trustee (or its custodian) (including the Master Servicing Fee and the Trustee Fee) pursuant to the Trust Agreement or to the Servicers pursuant to each Servicing Agreement with respect to such Mortgage Pool or otherwise allocable to such Mortgage Pool to the extent not previously deducted from amounts remitted to the Master Servicer; and

            (e) any Retained Interest with respect to the Mortgage Loans; and

        (2) any other payments made by the Master Servicer, the Servicers, the Trustee or the Depositor with respect to such Distribution Date and allocable to such Mortgage Pool.

o "Capitalized Interest Requirement" means as to any Distribution Date to and including the Distribution Date immediately following the end of the Pre-Funding Period and each Mortgage Pool, the sum of (A) an amount equal to the product of (i) the Net WAC of the Mortgage Loans in such Mortgage Pool divided by 12, multiplied by (ii) the excess of (a) the balance in the related Pre-Funding Account as of the Closing Date over (b) the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans included in the related Mortgage Pool that will have a scheduled interest payment included in the related Available Distribution Amount for such Distribution Date and
    (B) the product of (i) the weighted average Mortgage Rate of the Initial Mortgage Loans included in the related Mortgage Pool that will not have a scheduled interest payment included in the related Available Distribution Amount for such Distribution Date, weighted on the basis of the outstanding Scheduled Principal Balances of such Initial Mortgage Loans as of the beginning of the related Due Period divided by 12, and (ii) the aggregate Scheduled Principal Balance of the Initial Mortgage Loans described in clause (B)(i) above.

o "Insurance Proceeds" means all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred) of applicable insurance policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower or applied toward payment of any Retained Interest.

o "Liquidation Proceeds" means all amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure, unreimbursed Advances or servicing advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including any proceeds from any related Additional Collateral or any surety bond relating thereto, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

o "Subsequent Recovery" means any amount recovered by the related Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

EXAMPLE OF DISTRIBUTIONS

    The following sets forth an example of distributions on the Certificates for the Distribution Date in October 2005:

September 2 through
 October 1 ........  Due Period:        Payments due during the related Due Period
                                        (September 2 through October 1) from borrowers will
                                        be deposited in the Servicers' custodial accounts as
                                        received and will include scheduled principal
                                        payments plus interest on September 1 principal
                                        balances of the Mortgage Loans.
September 1 through
 September 30 .....  Prepayment Period  Partial principal prepayments and principal
                     (partial and full  prepayments in full received during the related
                     prepayments):      Prepayment Period (September 1 through September
                                        30) will be deposited into the Servicers' custodial
                                        accounts for the remittance to the Master Servicer on
                                        the Servicer Remittance Date (October 18).
September 30 or
 October 24 .......  Record Date:       Distributions will be made to Certificateholders of
                                        record for all Classes of Offered Certificates (other
                                        than the Class A Certificates) as of the close of
                                        business on the last Business Day of the month
                                        immediately before the month in which the
                                        Distribution Date occurs, and to the
                                        Certificateholders of the Class A Certificates, as of
                                        the Business Day immediately preceding the
                                        Distribution Date.

October 18.........  Servicer           The Servicers will remit collections and recoveries in
                     Remittance Date:   respect of the Mortgage Loans to the Master Servicer
                                        on or prior to the 18th day (or if the 18th day is not a
                                        Business Day, the next succeeding Business Day or,
                                        in the case of Mortgage Loans serviced by PHH, if
                                        such 18th day is not a Business Day, the next
                                        Business Day immediately preceding such 18th day)
                                        of each month, as specified in the related Servicing
                                        Agreement.


October 24  Deposit Date:       On the Business Day immediately preceding the
                                Distribution Date, the Master Servicer will remit to
                                the Securities Administrator the amount of principal
                                and interest to be distributed to Certificateholders on
                                the Distribution Date, including any Advances made
                                by the Servicers or the Master Servicer for that
                                Distribution Date.

October 25  Distribution Date:  On the 25th day of each month (or if the 25th day is not a Business Day, the next succeeding Business
                                Day), the Securities Administrator will make
                                distributions to Certificateholders.

Succeeding months follow the same pattern.

THE RESIDUAL CERTIFICATE

    In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining in each REMIC on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust remaining in each REMIC after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at any such time.

    The Trust Agreement will include certain restrictions on the transfer of the Residual Certificate.

    See "Material Federal Income Tax Considerations" herein and in the accompanying prospectus.

ALLOCATION OF REALIZED LOSSES

    If a Realized Loss occurs on a Mortgage Loan in any Mortgage Pool, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each Class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B6 Certificates while those Certificates are outstanding, then to the Class B5 Certificates, and so forth) and second, to the Senior Certificates of the related Certificate Group, proportionately, on the basis of their respective Certificate Principal Amounts.

    The Class Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date (a "Subordinate Certificate Writedown Amount").

o In general, a "Realized Loss" means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of, and accrued and unpaid interest on, that Mortgage Loan, or (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation"). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan (including payment of any Retained Interest), then to accrued and unpaid interest, and finally to principal.

o A "Liquidated Mortgage Loan" generally is a defaulted Mortgage Loan as to which all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Master Servicer or the Servicers on behalf of the Trust.

    In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the Certificates as a Subsequent Recovery as described herein. It is generally not anticipated that any such amounts will be recovered.

MANDATORY AUCTION OF THE AUCTION CERTIFICATES

    Prior to the Distribution Date in September 2008 (the "Auction Distribution Date"), Wells Fargo Bank, N.A., as Securities Administrator (in this capacity, the "Auction Administrator"), will auction the Class A1, Class A2, Class A3 and Class A4 Certificates (the "Auction Certificates") to third-party investors.

    ON THE AUCTION DISTRIBUTION DATE, EACH CLASS OF AUCTION CERTIFICATES STILL OUTSTANDING WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS. In the event that the Auction Certificates are held in book-entry form, the Auction Administrator will direct DTC to transfer the Auction Certificates from the holders to the applicable third-party investors. In the event that the Auction Certificates are no longer held in book-entry form, the holders of each Class of Auction Certificates will be required to deliver their Certificates to the Securities Administrator for transfer to third-party investors or, if not so delivered, the Securities Administrator will deem those Certificates cancelled and will issue new Certificates to the third-party investors. After distribution of the Available Distribution Amount by the Securities Administrator on the Auction Distribution Date under "---Priority of Distributions," including the amount of any Available Funds Cap Shortfall Amounts on any Class A1, Class A2, Class A3 and Class A4 Certificates payable pursuant to paragraph (2) under "---Priority of Distributions" on the Auction Distribution Date, the Auction Administrator will distribute to the holders of each Class of Auction Certificates the Par Price (as defined below) for such Certificates (to the extent that amount is received from the third-party investors who purchased that Class of Certificates at auction and, if applicable, from Greenwich Capital Derivatives, Inc. (the "Auction Swap Counterparty") pursuant to the Auction Swap Agreement (as defined below)). The Par Price due to the holders of any cancelled, but not surrendered Auction Certificates no longer held in book-entry form will be paid only upon surrender of those Certificates, without any accrued interest on the Par Price from the Auction Distribution Date.

    On or before the Closing Date, the Auction Administrator will enter into an auction swap contract (the "Auction Swap Agreement") with the Auction Swap Counterparty, an affiliate of Greenwich Capital Markets, Inc., an underwriter. Pursuant to the Auction Swap Agreement, the Auction Swap Counterparty will be obligated to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for each Class of Auction Certificates; and the Auction Administrator will be obligated to pay to the Auction Swap Counterparty or its designee the excess, if any, of the Auction Proceeds over the Par Price for each Class of Auction Certificates. A separate auction will be held for each Class of Auction Certificates and, therefore, the Auction Proceeds and the Par Price will be calculated separately for each Class. In the event that all or a portion of a Class of Auction Certificates is not sold in the auction, the Auction Proceeds for such unsold Certificates will be deemed to be zero and the Auction Swap Counterparty will pay the Auction Administrator the entire outstanding Certificate Principal Amount of the unsold Certificates, after application of all interest and principal distributions and allocation of Realized Losses and Subsequent Recoveries on the Auction Distribution Date.

    The "Auction Proceeds" is for each class of Auction Certificates, the proceeds from the sale of such Auction Certificates by the Auction Administrator to third-party investors.

    The "Par Price" is the Class Principal Amount of the applicable Auction Certificates after application of all principal distributions and allocation of Realized Losses and Subsequent Recoveries on the Auction Distribution Date, plus the amount of any Available Funds Cap Shortfall Amounts remaining outstanding on any Class A1, Class A2, Class A3 and Class A4 Certificates after application of amounts pursuant to paragraph (2) under "---Priority of Distributions" on the Auction Distribution Date.

    The Auction Swap Counterparty is a corporation organized under the laws of the state of Delaware. The Royal Bank of Scotland plc ("RBS"), an affiliate of the Auction Swap Counterparty, will guarantee the obligations of the Auction Swap Counterparty under the Auction Swap Agreement. As of the date of this prospectus supplement, the short-term unsecured and unguaranteed debt obligations of RBS are currently rated "A1+" by S&P, "P-1" by Moody's and "F1+" by Fitch, and the long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are rated "AA" by S&P, "Aal" by Moody's and "AA+" by Fitch. Each of the Auction Swap Counterparty and RBS is an affiliate of Greenwich Capital Markets, Inc., one of the Underwriters. Except for the information provided in this paragraph (and, solely in the case of RBS, the first paragraph under the heading "---Distributions of Interest---The Yield Maintenance Counterparty"), neither the Auction Swap Counterparty nor RBS has been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

    The Auction Swap Counterparty and RBS have the right to assign their rights and obligations under the Auction Swap Agreement and the swap guarantee, respectively, provided that the transferee (or the guarantor of the transferee's obligations) has a credit rating that meets the requirements specified in the Auction Swap Agreement.

    If the Auction Swap Counterparty and RBS default on their obligations under the Auction Swap Agreement and the swap guarantee, respectively, holders of Auction Certificates may receive an amount less than the Par Price on the Auction Distribution Date. In addition, if those parties default and not all of a Class of Auction Certificates is purchased by third-party investors in the auction, then that Class (or the part of that Class not purchased by the third party investors in the auction) may not be transferred, in which case holders of that Class will not receive proceeds from the auction and will retain their Certificates (or the part of their Certificates not purchased by third party investors in the auction).

    After the Auction Distribution Date, the "Interest Rate" of each Class of Auction Certificates on any Distribution Date will be equal to the Available Funds Cap for that Class for that Distribution Date, as described under "--- Distributions of Interest" above.

FINAL SCHEDULED DISTRIBUTION DATE

    The "Final Scheduled Distribution Date" applicable to the Certificates other than the Class A-X Certificates is the Distribution Date occurring in October 2035. The Final Scheduled Distribution Date is based upon the last Scheduled Payment of the latest maturing thirty year Mortgage Loan. The Final Scheduled Distribution Date for the Class A-X Certificates is the Distribution Date occurring in September 2008. The actual final Distribution Date for the Certificates may be earlier, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

OPTIONAL SECURITIES PURCHASE RIGHT

    On any Distribution Date following the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 20% of the sum of (i) the Cut-off Date Balance and (ii) the Pre-Funding Amount, referred to herein as the "Optional Securities Purchase Date," Thornburg Mortgage, Inc. will have the option, but not the obligation, to call all outstanding Certificates. Upon the exercise of the Optional Securities Purchase Right, the purchase price will be equal to the sum of (1) the aggregate current Certificate Principal Amount and (2) the accrued interest thereon at the related Interest Rates, less amounts of interest and principal otherwise being paid to such Certificateholders on such Distribution Date.


OPTIONAL TERMINATION OF THE TRUST

    On any Distribution Date following the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of (i) the Cut-off Date Balance and (ii) the Pre-Funding Amount, Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer, will have the right to repurchase all of the Mortgage Loans and REO properties remaining in the Trust. We refer to the date on which Thornburg Mortgage Home Loans, Inc. may exercise this option as the "Optional Termination Date" of the Trust. In the event that the option is exercised, the repurchase will be made at a price generally equal to the outstanding principal balance of each Mortgage Loan and, with respect to REO property, the lesser of the appraised value of each REO property and the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the related mortgage rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed expenses or advances made by the related Servicer or the Master Servicer in respect of that Mortgage Loan. Proceeds from the repurchase will be included in the Available

Distribution Amount and will be distributed to the holders of the Certificates in accordance with the Trust Agreement.

    Any repurchase of the Mortgage Loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding Certificates.

THE TRUSTEE

    LaSalle Bank National Association will be the Trustee under the Trust Agreement (in such capacity, the "Trustee"). The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to 0.00030% per annum (the "Trustee Fee Rate") on the total Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The Trustee's "Corporate Trust Office" is located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Trust Administration, Thornburg Mortgage Securities Trust 2005-3 (TM0503). The Trustee will be entitled to reimbursement for certain expenses and other amounts prior to distribution of any amounts to Certificateholders. On each Distribution Date, the Securities Administrator will remit to the Trustee the amount of the Trustee Fee and any reimbursable expenses from the Distribution Account prior to the calculation of the Available Distribution Amount.

    Wilmington Trust Company will serve as the Delaware trustee of the Trust (referred to as the "Delaware Trustee") under the Trust Agreement. The Delaware Trustee will be compensated by the Seller for its role as Delaware Trustee under the Trust Agreement.

SECURITIES ADMINISTRATOR

    Wells Fargo Bank, N.A., will be appointed securities administrator under the Trust Agreement (referred to in such capacity as the "Securities Administrator"). The Securities Administrator's offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for certificate transfer purposes, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045. The Securities Administrator will be compensated by the Master Servicer for its services rendered under the Trust Agreement. The Securities Administrator may resign at any time, in which event the Trustee will be obligated to appoint a successor Securities Administrator. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Trust Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator. It is expected that, if, at any time, Wells Fargo Bank, N.A. (i) resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, Wells Fargo Bank, N.A. will also resign as Securities Administrator or
(ii) is removed as Securities Administrator then at such time, Wells Fargo
Bank, N.A. will also resign as Master Servicer. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer or securities administrator appointed by the Trustee as set forth in the Trust Agreement.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

    Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of four statistical mortgage pools described in Annex B to this prospectus supplement as of the Cut-off Date (as defined below) which are anticipated to include substantially all of the Initial Mortgage Loans in each related Mortgage Pool to be delivered on the Closing Date. Whenever we refer in this prospectus supplement to an amount or a percentage of some or all of the Initial Mortgage Loans in the Trust or in a Mortgage Pool, that amount or percentage has been calculated (unless otherwise specified) on the total Scheduled Principal Balance of the mortgage loans included in the statistical mortgage pools described in Annex B to this prospectus supplement. On or prior to the Closing Date, it is anticipated that approximately $57,896,321 and $40,481,438 of the statistical mortgage loans included in Pool 2 and Pool 3 in Annex B of this prospectus supplement will be removed for failure of the bulk loan sellers to meet certain delivery requirements of the Seller. Furthermore, additional mortgage loans may be determined not to meet the eligibility requirements for the final pool of Initial Mortgage Loans and may be removed from one or more Mortgage Pools or additional mortgage loans may be added to the final pool of Initial Mortgage Loans. To the extent mortgage loans are removed prior to the Closing Date, the amounts in the Pre-Funding Accounts will be increased so the sum of (i) the aggregate Schedule Principal Balance of the Initial Mortgage Loans delivered on the Closing Date plus (ii) the amounts in the Pre-Funding Accounts will equal the aggregate Certificate Principal Amounts of the Certificates on the Closing Date. As a result of the foregoing, the statistical characteristics of the Initial Mortgage Loans in the Mortgage Pools delivered on the Closing Date may vary somewhat from the characteristics described herein although it is not anticipated that the variances will be material.

    As indicated at "Description of the Certificates---General," subsequent to the Closing Date, but no later than October 31, 2005, the Trust may from time to time acquire Subsequent Mortgage Loans from the Depositor. The procedures and selection criteria for acquiring Subsequent Mortgage Loans is set forth at "---Conveyance of Subsequent Mortgage Loans" below. The discussion that follows in this prospectus supplement will apply to Subsequent Mortgage Loans only where specific reference is made to "Subsequent Mortgage Loans" or "Mortgage Loans."

    The "Cut-off Date Balance" for the Initial Mortgage Loans is the Scheduled Principal Balance of the Initial Mortgage Loans (or the specified Pool of Initial Mortgage Loans) as of the Cut-off Date. The "Cut-off Date" for approximately $128,106,693, $954,484,202, $656,365,930 and $628,334,719 of the
Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, is September 1, 2005 (the "September Cut-off Date Mortgage Loans"); the "Cut-off Date" for approximately $8,505,498, $18,320,999, $17,570,410 and $51,584,495 of
the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, is October 1, 2005 (the "October Cut-off Date Mortgage Loans"). The statistical information presented herein as of the Cut-off Date includes information for both the September Cut-off Date Loans and October Cut-off Date
Loans in an aggregate format and as of the related Cut-off Date.   Because the
Trust will not have any rights to receive a Monthly Payment for the September 2005 Due Period on the

October Cut-off Date Mortgage Loans, in addition to funds deposited in the Capitalized Interest Accounts providing for interest on certain Subsequent Mortgage Loans, the Seller will on the Closing Date deposit approximately $38,635, $82,321, $81,501 and $234,479 into the related Capitalized Interest Account for Pool 1, Pool 2, Pool 3 and Pool 4, respectively, which represents the aggregate amount of interest calculated at the related Mortgage Rate in respect of Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, which are October Cut-off Date Mortgage Loans. The October Cut-off Date Mortgage Loans are expected to have the following approximate characteristics as of the Cut-off Date:

    The October Cut-off Date Mortgage Loans. The October Cut-off Date Mortgage Loans are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Initial Mortgage Loans.............  149
Total Scheduled Principal Balance............  $95,981,401
Weighted Average Mortgage Rates..............  5.713%
Weighted Average Loan-to-Value Ratios........  68.00%
Weighted Average Scheduled Principal Balances  $644,170
Weighted Average FICO........................  746

    The Pool 1 October Cut-off Date Mortgage Loans. The Pool 1 October Cut-off Date Mortgage Loans are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Initial Mortgage Loans.............  18
Total Scheduled Principal Balance............  $8,505,498
Weighted Average Mortgage Rates..............  5.701%
Weighted Average Loan-to-Value Ratios........  71.46%
Weighted Average Scheduled Principal Balances  $472,528
Weighted Average FICO........................  767

    The Pool 2 October Cut-off Date Mortgage Loan. The Pool 2 October Cut-off Date Mortgage Loans are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Initial Mortgage Loans.............  49
Total Scheduled Principal Balance............  $18,320,999
Weighted Average Mortgage Rates..............  5.642%
Weighted Average Loan-to-Value Ratios........  71.81%
Weighted Average Scheduled Principal Balances  $373,898
Weighted Average FICO........................  741


    The Pool 3 October Cut-off Date Mortgage Loans. The Pool 3 October Cut-off Date Mortgage Loans are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Initial Mortgage Loans.............  26
Total Scheduled Principal Balance............  $17,570,410
Weighted Average Mortgage Rates..............  5.816%
Weighted Average Loan-to-Value Ratios........  71.26%
Weighted Average Scheduled Principal Balances  $675,785
Weighted Average FICO........................  745

    The Pool 4 October Cut-off Date Mortgage Loans. The Pool 4 October Cut-off Date Mortgage Loans are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Initial Mortgage Loans.............  56
Total Scheduled Principal Balance............  $51,584,495
Weighted Average Mortgage Rates..............  5.705%
Weighted Average Loan-to-Value Ratios........  64.97%
Weighted Average Scheduled Principal Balances  $921,152
Weighted Average FICO........................  744

    The Initial Mortgage Loans in the aggregate will consist of approximately 4,090 conventional, hybrid and adjustable rate, first lien, residential mortgage loans, all of which have original terms to maturity from the first due date of the scheduled monthly payment (a "Scheduled Payment") of not more than 40 years, having a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $2,463,272,946. The "Hybrid Mortgage Loans" generally have Mortgage Rates that first adjust after an initial period of approximately three, five, seven or ten years following origination depending on the terms of the particular Mortgage Note and then adjust semi-annually or annually, depending on the terms of the particular Mortgage Note. The "Adjustable Rate Mortgage Loans" generally have interest rates that adjust monthly, semi-annually or annually depending on the terms of the particular Mortgage Note.

    The Mortgage Loans have been divided into four Mortgage Pools. Approximately 12.21% of the Initial Mortgage Loans in Pool 1 are Adjustable Rate Mortgage Loans and approximately 87.79% are Hybrid Mortgage Loans for which their first Adjustment Date occurs approximately three years following origination, as set forth in the related Mortgage Note. All of the Initial Mortgage Loans in Pool 2 are Hybrid Mortgage Loans for which their first Adjustment Date occurs approximately five years following origination, all of the Initial Mortgage Loans in Pool 3 are Hybrid Mortgage Loans for which their first Adjustment Date occurs approximately seven years following origination and all of the Initial Mortgage Loans in Pool 4 are Hybrid Mortgage Loans for which their first Adjustment Date occurs approximately ten years following origination, in each case as set forth in the related Mortgage Note. Each Hybrid Mortgage Loan will then adjust either semi-annually or annually depending on the terms of the particular Mortgage Note.

    The Initial Mortgage Loans were generally originated in accordance with the underwriting standards of Thornburg Mortgage Home Loans, Inc. (the "Seller") for its correspondent and retail channels described herein, or were acquired in accordance with the Seller's standards for bulk purchases and originated in accordance with the underwriting guidelines of the related originator. See "Mortgage Loan Origination---Underwriting Standards---The Seller's Underwriting Process" and "Trust Agreement---Assignment of Mortgage Loans" herein. The Initial Mortgage Loans will be acquired by the Depositor from the Seller, and the Depositor will, in turn, convey such Initial Mortgage Loans to the Trust. See "The Trust Agreement---Assignment of Mortgage Loans."

    Approximately 45.68% , 29.18%, 11.33% and 7.50% of the Initial Mortgage Loans were originated by Thornburg Mortgage Home Loans, Inc., directly or through its correspondent channel (other than through First Republic Bank), or were purchased by Thornburg Mortgage Home Loans, Inc. from JPMorgan Chase Bank, National Association ("Chase"), First Republic Bank ("First Republic") and Wells Fargo Bank, N.A. ("Wells Fargo"), respectively. Approximately 23.98% of the Initial Mortgage Loans were purchased from J.P. Morgan Mortgage Acquisition Corp. and were originated by Chase in accordance with the Chase's underwriting guidelines. The remaining portion of the Initial Mortgage Loans purchased from J.P. Morgan Mortgage Acquisition Corp. were originated in accordance with the underwriting guidelines of PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) ("PHH"). The Initial Mortgage Loans originated by Wells Fargo or First Republic were originated in accordance with their respective underwriting guidelines. Approximately 44.88%, 24.16%, 11.33%, 7.50% and 6.31% of the Initial Mortgage Loans are being serviced by Thornburg Mortgage Home Loans, Inc. (in its capacity as a Servicer), Chase (by Chase Home Finance LLC as its subservicer), First Republic, Wells Fargo and Countrywide Home Loans, Inc. ("Countrywide"), respectively. It is anticipated that all of the Subsequent Mortgage Loans will be serviced by Thornburg, First Republic and Colonial Savings F.A. ("Colonial"). See "The Master Servicer" and "The Servicers" in this prospectus supplement.

    All of the Initial Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a "Mortgaged Property") consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments or shares issued by cooperative housing corporations and related leasehold interests.

    Pursuant to its terms, each Initial Mortgage Loan, other than a cooperative loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance---Hazard Insurance on the Loans---Standard Hazard Insurance Policies" in the accompanying prospectus.

    As of September 1, 2005, none of the Initial Mortgage Loans were more than 30 days delinquent in payment.

MORTGAGE LOAN STATISTICS

    The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Initial Mortgage Loans as of the Cut-off Date.

    Loan Documentation. Approximately 6.35% of the Initial Mortgage Loans were originated under "stated income documentation" or "no ratio documentation" programs pursuant to which no or limited information was obtained regarding borrowers' income or employment. Certain documentation with respect to some Initial Mortgage Loans, including in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable.

    Mortgage Rate Adjustments. The Initial Mortgage Loans generally provide for adjustment of the related Mortgage Rate monthly, semi-annually or annually, as specified in the related Mortgage Note based on the related Index, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for the Initial Mortgage Loans which are Hybrid Mortgage Loans will occur after an initial period of approximately three, five, seven or ten years, respectively, following origination. On each Adjustment Date for each Initial Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the applicable index (as described below) and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such Initial Mortgage Loan will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such adjustment, and will not exceed a specified maximum Mortgage Rate over the life of such Initial Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Initial Mortgage Loan (the "Minimum Rate"). The Mortgage Rate on an Initial Mortgage Loan generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"). The weighted average of the Initial Caps of the Initial Mortgage Loans with Initial Caps is approximately 5.041%. Effective with the first monthly payment due on each Initial Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Initial Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each Initial Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable index and the related Gross Margin, rounded as described herein. See "---The Indices" below.


    The Indices. The indices applicable to the determination of the Mortgage Rates for the Initial Mortgage Loans generally will be the average of the interbank offered rates for one-month, six-months or one-year United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "One-Month LIBOR Index," "Six-Month LIBOR Index" and "One-Year LIBOR Index," respectively) or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year or three-years, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "One-Year CMT Index" and "Three-Year CMT Index," respectively). The One-Month LIBOR Index, the Six-Month LIBOR Index and the One-Year LIBOR Index are used in calculating the Mortgage Rates of approximately 0.42%, 8.61% and 70.31%, respectively, of the Initial Mortgage Loans. The One-Year CMT Index is used in calculating the Mortgage Rates of approximately 20.65% of the Initial Mortgage Loans and the Three-Year CMT Index is used in calculating the Mortgage Rate of less than 0.01% of the Initial Mortgage Loans. The One-Month LIBOR Index, the Six-Month LIBOR Index, the One-Year LIBOR Index, the One-Year CMT Index and the Three-Year CMT Index are each referred to herein as a "Index" or together as the "Indices." The related Index applied under the Mortgage Note will be most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date, or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. In the event that any of the Indices described above becomes unavailable or is otherwise unpublished, the related Servicer or the Master Servicer will select a comparable alternative index over which it has no direct control, which is readily verifiable and which is permissible under the terms of the related Mortgage and Mortgage Note.

    Interest-Only Mortgage Loans. Approximately 98.51%, 87.07%, 80.31% and 96.52% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first three to ten years after origination of such Initial Mortgage Loan. Following the applicable period, the monthly payment on each such Initial Mortgage Loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of such Initial Mortgage Loan over its remaining term and pay interest at the related Mortgage Rate.

    High Loan-to-Value Mortgage Loans. Approximately 1.16%, 2.34%, 2.59%, and 1.16% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, have original Loan-to-Value Ratios in excess of 80%, all of which are either Additional Collateral Mortgage Loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of an Initial Mortgage Loan in excess of 75% of the value of the related Mortgaged Property). Generally, no such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Initial Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less. The "Loan-to-Value Ratio" of an Initial Mortgage Loan at any time is the ratio of the principal balance of the Initial Mortgage Loan at the date of determination to (a) in the case of a purchase, generally the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of the refinance or modification. The "Effective Loan-to-Value Ratio" of an Initial Mortgage Loan at any time is the ratio of the principal balance of the Initial Mortgage Loan at the date of determination less the value of any Additional Collateral to the appraised value of the Mortgaged Property.

    Additional Collateral Mortgage Loans. In the case of approximately 0.20%, 0.36%, 1.92% and 0.71% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, the related originator required the borrower to pledge additional collateral to secure those Initial Mortgage Loans, including marketable securities or certificates of deposit acceptable to the originator (the "Additional Collateral"). None of the Initial Mortgage Loans with Additional Collateral have original Loan-to-Value Ratios in excess of 100%, and after giving effect to the pledge of Additional Collateral, none of the original Effective Loan-to-Value Ratios are greater than 80%. See "Mortgage Loan Origination---Underwriting Standards" in this prospectus supplement for a further description of the Additional Collateral and Additional Collateral Mortgage Loans. The Additional Collateral will be assigned to the Trust but will not be a part of any REMIC.

    Prepayment Penalty Amounts. Approximately 7.33%, 14.00%, 2.59% and 28.21% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for the payment by the borrower of a prepayment premium (each a "Prepayment Penalty Amount") during the four months to five years after origination (the "Penalty Period"), with the exception of one Initial Mortgage Loan in Pool 4 (representing approximately 0.03% of Pool 4) that has a Prepayment Period in excess of five years. Any Prepayment Penalty Amounts paid by borrowers will not be available to be paid on the Certificates. See "Description of the Certificates---Distributions of Interest."

    Employee Mortgage Loans. Approximately 0.16%, 0.35%, 2.27% and 0.24% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, were made to employees or directors of Thornburg Mortgage, Inc. or any of its affiliates (the "Employee Mortgage Loans"). The Employee Mortgage Loans were originated at a Mortgage Rate equal to the then current coupon rate for mortgage loans other than Employee Mortgage Loans less a discount (the
"Employee Discount Rate"). In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or any of its affiliates, the Mortgage Rate on the related Employee Mortgage Loan will increase by the amount of the Employee Discount Rate (such increase, the "Retained Interest Rate"). Any Retained Interest Rate on the Employee Mortgage Loans due to the addition of the Employee Discount Rate will not be conveyed to, or included in, the Trust or available for any distributions on the Certificates. The amount of interest in respect of the Retained Interest Rate will be retained by the Seller and is referred to herein as the "Retained Interest."

    Conversion and Modification Option and Purchase Obligations and Options. The Mortgage Rate on approximately 1.73% of the Initial Mortgage Loans in Pool 1 can be converted, at the option of the related borrowers, to a fixed interest rate. The Mortgage Rate on approximately 37.81%, 10.57%, 6.46% and 15.48% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, may be modified, at the option of the related borrowers, to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. Upon conversion, the Mortgage Rate will be converted to a fixed rate determined in accordance with the formula set forth in the related Mortgage Note, which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Thornburg Mortgage, Inc. is obligated to purchase any Mortgage Loan whose Mortgage Rate is converted to a fixed interest rate or modified to another then-available adjustable-rate or hybrid product in accordance with the terms of the related Mortgage Note. In addition, the Seller has the option, but not the obligation, to repurchase from the Trust and modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related Mortgage Note. The Seller or Thornburg Mortgage, Inc. will purchase any such Mortgage Loans at a purchase price equal to 100% of the current outstanding principal balance of the Mortgage Loan and any interest accrued at the related Mortgage Rate.

TABULAR CHARACTERISTICS OF THE INITIAL MORTGAGE LOANS

    The Initial Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Initial Mortgage Loans may be removed from the Trust as a result of prepayments, incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust prior to the issuance of the Offered Certificates.

Number of Initial Mortgage Loans.......................  4,090
Total Scheduled Principal Balance......................  $2,463,272,946
Mortgage Rates:
   Weighted Average....................................  5.470%
   Range...............................................  3.000% to 7.875%
Weighted Average Remaining Term to Maturity (in months)  358

    Approximately 99.56% of the Initial Mortgage Loans have original terms to stated maturity of 30 years, and no Initial Mortgage Loan has an original term to stated maturity greater than 40 years.

    The Scheduled Principal Balances of the Initial Mortgage Loans range from approximately $30,400 to $9,000,000. The Initial Mortgage Loans have an average Scheduled Principal Balance of approximately $602,267.

    The weighted average Loan-to-Value Ratio at origination of the Initial Mortgage Loans is approximately 67.59%, the weighted average Effective Loan-to-Value Ratio at origination of the Initial Mortgage Loans is 67.33%, and no Initial Mortgage Loan had a Loan-to-Value Ratio or Effective Loan-to-Value at origination exceeding 100.00%.

    No more than approximately 1.09% of the Initial Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

    The initial Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the total Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

    On the Closing Date, approximately $381,485,985 (the "Pre-Funding Amount") will be deposited by the Securities Administrator into four eligible accounts (each, a "Pre-Funding Account") with approximately $14,320,916, $153,900,766, $77,119,445 and $136,144,858 being allocated to the Pool 1 Pre-Funding Account, the Pool 2 Pre-Funding Account, the Pool 3 Pre-Funding Account and the Pool 4 Pre-Funding Account, respectively. Subject to variances described above under "---General," the amounts in the Pre-Funding Accounts may be increased until the sum of (i) the Initial Mortgage Loans delivered on the Closing Date plus
(ii) the amounts in the Pre-Funding Accounts equal the Certificate Principal Amount of the Certificates on the Closing Date. During the period from the Closing Date to October 31, 2005 (the "Pre-Funding Period"), the Depositor is expected to purchase from time to time Subsequent Mortgage

Loans from the Seller and in turn sell all such Subsequent Mortgage Loans to the Trust for inclusion in Pool 1, Pool 2, Pool 3 or Pool 4, as applicable. The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Securities Administrator from the related Pre-Funding Account.

    The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller are expected to be originated and serviced primarily by Thornburg Mortgage Home Loans, Inc., Chase, PHH, Countrywide, First Republic and Colonial Savings F.A. Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

       o The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy substantially the same representations and warranties applicable to the Initial Mortgage Loans in the related Mortgage Pool set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Offered Certificates;

       o The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

       o The Trustee and the Securities Administrator receive an opinion of counsel with respect to the validity of the conveyance of Subsequent Mortgage Loans conveyed on the subsequent transfer date and the absence of any adverse effect on (i) any REMIC election (including any REMIC created pursuant to the Trust Agreement to incur any tax); and (ii) the eligibility of the Certificates for investment by employee plans subject to ERISA or the availability of an ERISA exemption from the prohibited transaction rules of
             Section 406 of ERISA and Section 4975 of the Code;

       o The Trustee and the Securities Administrator receive confirmation from the Rating Agencies that the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

       o No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than 59 days delinquent in payment;

       o Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the applicable originator's underwriting guidelines;

       o No Subsequent Mortgage Loan may have a remaining term to maturity exceeding 360 months;

       o No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 100% and the weighted average Loan-to-Value Ratio of the applicable Mortgage Pool (after taking into account the inclusion of such Subsequent Mortgage Loan) may not exceed 72%;

       o The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans as of the Closing Date;

       o Following the conveyance of the Subsequent Mortgage Loans, the characteristics of the Mortgage Loans in each Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in such Pool as of the Cut-off Date; and

       o An independent accountant must provide the Depositor, the Rating Agencies rating the Offered Certificates, the Securities Administrator, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Trust Agreement.

    If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in each Pre-Funding Account will be distributed as a principal prepayment to the related Certificateholders on the November 2005 Distribution Date.

    On the Closing Date, the Securities Administrator will also establish four eligible accounts (each, a "Capitalized Interest Account") which will be funded by an initial deposit made by the Seller on the Closing Date of approximately $2,237,952, with $103,012, $812,755, $420,904 and $901,279 being allocated to the Pool 1 Capitalized Interest Account, Pool 2 Capitalized Interest Account, Pool 3 Capitalized Interest Account and Pool 4 Capitalized Interest Account, respectively. Amounts in the Capitalized Interest Accounts will be applied by the Securities Administrator until the Distribution Date in November 2005 to pay interest on that portion of the Offered Certificates supported by amounts in the Pre-Funding Amount and by any Initial Mortgage Loans or Subsequent Mortgage Loans which do not have a Scheduled Payment due in the related Due Periods. On the Distribution Date in November 2005, any remaining funds in the Capitalized Interest Accounts will be distributed to the Seller and the account will be terminated.

                            MORTGAGE LOAN ORIGINATION

    The information set forth in this section has been provided by the Seller, Chase, First Republic and Wells Fargo, and none of the Depositor, the Underwriters, the Seller (except as to itself), the Master Servicer (except as to itself), the Securities Administrator, the Trustee, the Delaware Trustee or any of their affiliates makes any representation or warranty as to the accuracy or completeness of this information.

THE SELLER

    The Seller, Thornburg Mortgage Home Loans, Inc., a Delaware corporation, originated or purchased all of the Mortgage Loans through its correspondent and retail channels or through its bulk purchase program. The Seller was formed in 1999. The Seller is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland.

    The underwriting criteria under which the Mortgage Loans were originated are described under "---Underwriting Standards" below. As described under "Trust Agreement---Assignment of the Mortgage Loans" in this prospectus supplement, Thornburg Mortgage Home Loans, Inc., as Seller, will make certain representations and warranties to the Depositor which will be assigned to the Trust for the benefit of the Certificateholders regarding the Mortgage Loans.
In the event of a breach that materially and adversely affects the Certificateholders, the Seller will be obligated either to cure the breach or repurchase or replace each affected Mortgage Loan.

UNDERWRITING STANDARDS

    GENERAL. Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

    When a mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.
                                      S-69

Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. The FICO scores for approximately 99.70% of the Initial Mortgage Loans were available and the weighted average FICO score for those Initial Mortgage Loans was approximately 746 at the time of scoring.

    THE SELLER'S UNDERWRITING PROCESS.

    General. The Seller's underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, interest only loans with loan-to-value ratios above 80%, the borrowers are qualified at a mortgage rate 2% in excess of the otherwise applicable rate. With respect to all other interest only loans, the borrowers are qualified based on the Seller's regular underwriting guidelines and the interest only payment called for by the mortgage note. On a case-by-case basis, the Seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address.
A portion of the Mortgage Loans represent underwriting exceptions.

    Correspondent and Retail. Approximately 42.47% and 25.91% of the Initial Mortgage Loans in Pool 2 and Pool 3, respectively, and all of the Initial Mortgage Loans in Pool 1 and Pool 4 were generally originated or acquired in accordance with the Seller's underwriting guidelines with respect to its retail and correspondent channels, except in the case of one correspondent, First Republic, which originates in accordance with its own underwriting criteria and guidelines which have been approved by the Seller. See "---First Republic Bank Underwriting Guidelines" below. The Seller's underwriting guidelines for its correspondent and retail channels are applied in accordance with a procedure that generally requires (1) one full appraisal report of the mortgaged property valued up to $650,000, one appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) an internal review by the Seller of all appraisal reports. The Seller's underwriting guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to additional collateral mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with loan-to-value ratios greater than 80% must either have mortgage insurance or additional collateral securing the loan. See "--- Additional Collateral Mortgage Loans" below.

    Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

    The Mortgage Loans were originated or acquired consistent with and generally conform to "full/alternate documentation," "stated income documentation," or "no ratio documentation" residential loan programs.

    For "full/alternate documentation" program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

    For "stated income documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

    For "no ratio documentation" program loans, current employment is verified and a minimum of two years' history of previous employment and verification of sufficient liquid assets are required.

    Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines.

    The following describes the underwriting standards and guidelines of First Republic which are different from those described above for the retail and correspondent channels.

    FIRST REPUBLIC BANK'S UNDERWRITING GUIDELINES.

    First Republic's mortgage origination business is a retail lending operation. The Initial Mortgage Loans were originated by relationship managers employed by First Republic generally in accordance with the underwriting criteria described herein. Although the underwriting policies used in originating mortgage loans change from time to time, the policies described herein generally apply to the Initial Mortgage Loans in all material respects.

    First Republic focuses on originating loans secured by residential mortgage properties, located in specific geographic areas where First Republic has relationships with clients. First Republic's loans are of sufficient average size to justify executive management's involvement in many transactions. First Republic's executive loan committee (which consists of the president, the executive vice presidents, chief credit officer and senior credit officers) reviews all loan applications and approves all loan originations. Certain larger loans and loans to borrowers with significant relationships with First Republic are approved by First Republic's director's loan committee or First Republic's board of directors. The majority of all properties are visited by the originating relationship manager, and, generally, an additional visit is made by one of the members of the executive loan committee, prior to loan closing.

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    First Republic's strategy includes lending to borrowers who are successful professionals, business executives, or entrepreneurs and who are buying or refinancing homes in supply-constrained, desirable, metropolitan communities. Repeat customers or their direct referrals account for the most important source of the loans originated by First Republic. Many of the borrowers have high liquidity and a substantial net worth and are not first-time homebuyers. Additionally, First Republic offers specific loan programs for first-time homebuyers and borrowers with low- to moderate-incomes. First Republic's single-family loans are secured by single-family detached homes, condominiums, cooperative apartments, and two-to-four unit properties.

    First Republic offers a variety of loan products in addition to home mortgage loans, as well as deposit products, trust services and investment products. Many of First Republic's customers are users of multiple products, currently averaging over eight products per customer. First Republic believes this additional interaction with its customers increases the level of financial information available to First Republic's relationship managers concerning its customers and hence enhances the underwriting process.

    First Republic requires that its relationship managers be involved, along with the collections department staff, in the collection activities relating to any delinquent mortgage loans originated by them. Annually, the relationship managers employed by First Republic enter into an agreement which provides that future origination fees otherwise payable to the relationship manager may be reduced if any loan originated by the relationship manager suffers a loss. First Republic believes that these relationship manager policies contribute to establishing a conservative approach to the underwriting process.

    The underwriting process is intended to assess both the prospective borrower's credit standing, the ability to repay, and the value and adequacy of the mortgaged property as collateral. However, First Republic relies primarily on the borrower's ability to repay the loan. This includes analyzing the borrower's cash flow, verified liquidity, credit-standing, employment history, and overall financial condition. The value of the mortgaged property is considered as a measure of the extent of its recovery in the event of default. To determine the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by First Republic. These appraisers are chosen from a small group of appraisers and their qualifications are reviewed at least annually.

    First Republic's appraisal requirements satisfy or exceed the guidelines of Fannie Mae, Freddie Mac and the requirements prescribed in the FIRREA regulations. First Republic's focus on loans secured by a limited number of property types located in specific geographic areas enables management to maintain a continually updated knowledge of collateral values in the areas in which First Republic lends. The appraiser is instructed to inspect the interior and exterior of the property and to prepare a report that includes a market data analysis based on the estimated current cost of constructing a similar home. In addition, the relationship manager and, in most cases, a member of the executive loan committee performs a drive-by of every property prior to the final lending decision. Both the outside appraiser's report and the internal employee's drive-by provide the basis for the final determination of the collateral value.

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    Each prospective borrower submits an application package that includes the applicant's federal income tax returns for at least the last two years (self-employed individuals are required to submit their personal and business tax returns for the past three years, as are individuals seeking larger loan amounts) and information with respect to the applicant's bank and brokerage accounts, assets, liabilities, income, and employment history. In addition, First Republic, with the applicant's permission, obtains credit reports from three credit bureaus, including the applicant's respective credit scores.
First Republic verifies the income, employment and liquid assets of the applicant to determine the borrower's ability to make timely payment. In all cases, First Republic obtains the applicant's permission to obtain copies of tax returns directly from the Internal Revenue Service to verify income information. First Republic will generally obtain a verification of mortgage and current mortgage statement for mortgage loans not reported on the credit report. Information relative to significant adverse credit and legal actions must be explained in writing by the applicant and must be acceptable to First Republic. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained.

    Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (1) sufficient income available to meet both housing and total debt obligations and
(2) sufficient post-loan liquidity to carry the debt in the event of any personal setback or regional economic downturn. The borrower's credit history and track record for accumulation of assets is another important factor in deciding the amount of credit to be extended. The amount of the loan may be limited by these factors, in addition to the established value of the mortgaged property.

    In some cases, First Republic may exceed its standard maximum loan-to-value guidelines and extend additional credit to a qualified borrower if compensating factors exist. In such cases, First Republic may require the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to First Republic. In other cases, First Republic may require a borrower to secure the mortgage loan with additional real estate collateral. The value of the additional collateral must be such that it brings the total collateral value within First Republic's standard loan-to-value guidelines. Securities and certificates of deposit, as additional collateral, are pledged specifically to secure the borrower's loan, are marked to market daily, and cannot be removed from the pledge agreement until the loan amount is within First Republic's conservative, standard loan to value requirements, and only upon First Republic's executive loan committee's express approval. If the market value of the additional collateral declines below specified levels, the related borrower is required to pledge sufficient additional collateral to secure the mortgage loan or to pay down the mortgage loan balance to an acceptable level.

    Additional Collateral Mortgage Loans. Approximately 0.20%, 0.36%, 1.92% and 0.71% of the Pool 1, Pool 2, Pool 3 and Pool 4 Initial Mortgage Loans, respectively, were originated with Additional Collateral. This type of loan allows the borrower to pledge assets or Additional Collateral (generally securities or other assets) in addition to the Mortgaged Property as an alternative to, or to supplement, a cash down payment. Such loans are referred to as "Additional Collateral Mortgage Loans." There are a total of 26 Initial Mortgage Loans with Additional Collateral, 10 of which were either originated by the Seller or acquired by the Seller through its correspondent channel and 16 of which were originated by PHH.

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    Mortgage loans originated or acquired by the Seller through its retail channel or bulk purchase channel that have a loan-to-value ratio in excess of 80% may be secured by a security interest in Additional Collateral (generally securities). The amount of Additional Collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. The weighted average effective Loan-to-Value Ratio for the Additional Collateral Mortgage Loans after giving credit for the value of the pledged Additional Collateral is approximately 63.19%, 67.34%, 68.80% and 66.19% with respect to the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively.

    Bulk Purchase Program. In connection with its Bulk Purchase Program, the Seller conducts a loan documentation review of a portion of the Mortgage Loans to confirm adherence to the terms of the purchase agreement with the loan seller. Each loan seller represents in the related purchase agreement that the loans were underwritten in accordance with the underwriting standards and guidelines of the respective originator. The reviewed loans are selected for review using an adverse selection process to target potentially higher risk loans based on such features as, but not limited to, loan-to-value ratio, credit scores, payment history, property location, property type, debt-to-income ratio, loan size, employee loans and loan purpose. Generally, certain loans are removed from a pool based upon the loan file reviews. All loans are current in payment as of the purchase date and have good payment histories for at least the last twelve months or since origination, whichever is less.

    Approximately 24.16%, 7.50% and 5.02% of the Initial Mortgage Loans were originated by Chase, Wells Fargo and PHH, respectively, and purchased in a bulk purchase from an unrelated mortgage loan seller. The following describes the underwriting standards and guidelines of Chase and Wells Fargo.

    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION UNDERWRITING GUIDELINES.

    The information set forth in this section of the prospectus supplement has been provided by Chase. None of the Depositor, the Underwriters, the Seller, the Trustee, the Delaware Trustee, the Master Servicer, the Securities Administrator or any other originator or Servicer or any other person has made or will make any representation as to the accuracy or completeness of such information.

    Underwriting Guidelines. The following is a description of the underwriting policies customarily employed by Chase with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. Chase has represented to the Seller that the Mortgage Loans were originated generally in accordance with such policies. References to Mortgage Loans in this section refer to the Mortgage Loans originated or acquired by Chase in accordance with the underwriting guidelines described below.

    Chase's real estate lending process for one- to four-family residential mortgage loans follows procedures established to comply with applicable federal and state laws and regulations. Chase's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral.

    The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. Chase believes that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. Chase obtains a three-file merged credit report for each borrower, which summarizes each repository's credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, Chase verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

    Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, Chase's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on Chase's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For fixed rate fully amortizing loans with a loan-to-value ratio between 80.01% and 90%, Chase's lending guidelines require that the mortgage payments (based on Chase's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 33% of the borrower's gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 38% of the borrowers gross income. For fixed rate fully amortizing loans with a loan-to-value ratio between 90.01% and 95%, Chase's lending guidelines require that the mortgage payments (based on Chase's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 28% of the borrowers gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 36% of the borrower's gross income. Other credit considerations may cause Chase to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

    Pursuant to Chase's Reduced Documentation Program, written verification of the borrower's income is not required. In order to qualify for the program, the borrower must satisfy a 20% down-payment requirement from the borrower's own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or "in file" report, is obtained and reviewed to determine the borrower's repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 80% (65% for "cash out" refinancings).

    Pursuant to Chase's Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by Chase. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, Chase must have been the servicer for at least the most recent 12 months.

    Pursuant to Chase's "No Doc" program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

    Pursuant to Chase's "Stated Income Stated Asset Program" (which is sometimes referred to as Chase's "alternative documentation" program), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans is based primarily or entirely on stronger credit profile and lower loan-to-value ratio requirements.

    Chase requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.

    From time to time, exceptions and/or variances to Chase's underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel of Chase who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

    Chase obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

    WELLS FARGO BANK, N.A. UNDERWRITING GUIDELINES.

    The information set forth in this section of the prospectus supplement has been provided by Wells Fargo. None of the Depositor, the Underwriters, the Seller, the Trustee, the Delaware Trustee, the Securities Administrator or any other originator or Servicer or any other person has made or will make any representation as to the accuracy or completeness of such information.

    The Wells Fargo Underwriting Guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo Underwriting Guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., generally the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo Underwriting Guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

    Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "mortgage score".

    The portion of the mortgage score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO score" which indicates a level of default probability over a two-year period.

    The mortgage score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions that are determined to be low-risk transactions, based upon the mortgage score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory mortgage score
(based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted greater latitude in the application of borrower total debt-to-income ratio.

    A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

    Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. Mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo Underwriting Guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

    Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification in those instances when verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with "full documentation".

    In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the total debt to income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

    Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, generally expressed as a percentage, of the

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principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly-constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio is based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

    Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In some cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

    A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their total monthly debt obligations in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing mortgage loans that are refinanced under the retention program.

    Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences when the initial principal balance of the new loan would not exceed 200% of the original principal balance of the previous loan. Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo, as well as a satisfactory FICO score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any

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limitation on a borrower's total debt ratio.  A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

                             ADDITIONAL INFORMATION

    The description in this prospectus supplement of the Mortgage Pools and the related Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. The Current Report on Form 8-K may also include, to the extent material, different information regarding the final Initial Mortgage Loans included in the Trust on the Closing Date. In the event that Initial Mortgage Loans are removed from or added to the Trust or Subsequent Mortgage Loans are added to the Trust, such removal or addition, to the extent material, will be noted in a Current Report on Form 8-K.

    Pursuant to the Trust Agreement, the Securities Administrator will prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Pool. The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Master Servicer's website. The Securities Administrator's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above reporting option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and making a request.
The Securities Administrator will have the right to change the way such reports are distributed in order to make such reports more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

                               THE MASTER SERVICER

    The information in this section has been provided by Wells Fargo Bank, N.A., in its capacity as the "Master Servicer", and none of the Depositor, the Seller, the Trustee, the Delaware Trustee, the Underwriters, the Securities Administrator, any Servicer or any affiliates of the foregoing parties makes any representation as to the accuracy or completeness of this information.

    Wells Fargo is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

    The Servicers will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "Servicing of the Mortgage Loans" below.

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                                  THE SERVICERS

GENERAL

    The Initial Mortgage Loans included in the Trust will initially be serviced by Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, Chase, First Republic, Wells Fargo, Countrywide, PHH and Colonial (collectively, the "Servicers"). Thornburg Mortgage Home Loans, Inc., Chase, First Republic and Wells Fargo will service approximately 44.88%, 24.16%, 11.33% and 7.50% (as a percentage of Cut-off Date Balance), respectively, of the Initial Mortgage Loans. It is anticipated that all of the Subsequent Mortgage Loans will be serviced by Thornburg, First Republic and Colonial. The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the Mortgage Loans and the related Mortgaged Properties in accordance with the provisions of the servicing agreement between the Seller and the Servicer or among the Seller, the Servicer and the Master Servicer (each, a "Servicing Agreement").

    The Servicing Agreements entered into by Thornburg Mortgage Home Loans, Inc., Chase, Wells Fargo, Countrywide and PHH provide that the respective Servicer will establish a custodial account in the name of the Trust and other trusts as to which the Seller will act as a seller, their successors and assigns. The Servicing Agreements entered into by First Republic and Colonial provide that the related Servicer may remit payments from borrowers to a general custodial account established in the name of the Master Servicer and the various owners of the mortgage loans, not all of which are mortgage loans included in the Trust.

    Each of the Trustee and the Master Servicer are either parties or third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Such responsibilities will be performed under the supervision of the Master Servicer in each case in accordance with the provisions of the related Servicing Agreement. Under each Servicing Agreement, the Servicer may be terminated for certain events of default including that the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement.

    The information set forth in the following paragraphs has been provided by Thornburg Mortgage Home Loans, Inc., Chase, First Republic and Wells Fargo as Servicers providing primary servicing for a substantial portion of the Mortgage Loans in the Trust. None of the Depositor, the Seller (except as to the information about it), the Underwriters, the Master Servicer, the Securities Administrator, the Trustee or the Delaware Trustee makes any representations or warranties as to the accuracy or completeness of such information.

THORNBURG MORTGAGE HOME LOANS, INC.

    Beginning in the middle of 2000, the Seller began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, the Seller has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by the Seller and those acquired with servicing rights, including certain of the Mortgage Loans in the Trust, have been and will continue to be subserviced by Cenlar FSB on behalf of the Seller acting as a Servicer.

    It is anticipated by the Seller that as the portfolio of mortgage loans it services becomes larger, the amount of delinquencies, foreclosures and real estate owned properties may increase. Since the Seller has only been servicing mortgage loans for a short period of time there can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to the recent experience of the Seller shown in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. Furthermore, the portfolio of mortgage loans serviced by the Seller in the aggregate may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

DELINQUENCY AND FORECLOSURE EXPERIENCE IN THORNBURG MORTGAGE HOME LOAN, INC.'S
           PORTFOLIO OF ONE-TO FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS
                             (dollars in thousands)

                                       AS OF                 AS OF                  AS OF                 AS OF
                                 DECEMBER 31, 2002     DECEMBER 31, 2003      DECEMBER 31, 2004       JUNE 30, 2005
                               --------------------  ---------------------  --------------------  --------------------
                                NUMBER    PRINCIPAL   NUMBER    PRINCIPAL    NUMBER    PRINCIPAL   NUMBER    PRINCIPAL
                               OF LOANS    BALANCE   OF LOANS    BALANCE    OF LOANS    BALANCE   OF LOANS    BALANCE
                               --------  ----------  --------  -----------  --------  ----------  --------  ----------
Total Portfolio..............     4,788  $2,039,148    10,223  $ 4,740,193    15,598  $7,243,436    17,109  $8,106,083
Period of Delinquency
 30 to 59 days...............         2  $      746         0  $         0         2  $    2,110         2  $      821
 60 to 89 days...............         0  $        0         0  $         0         1  $    5,000         0  $        0
 90 days or more.............         0  $        0         0  $         0         3  $    1,755         0  $        0
Total Delinquencies..........         2  $      746         0  $         0         6  $    8,865         2  $      821

Total Delinquencies by
  Percent of Total Portfolio.      0.0%        0.0%      0.0%         0.0%      0.0%        0.1%      0.0%        0.0%
Foreclosures, Bankruptcies or
  Real Estate Owned..........         1  $      167         1  $       167         2  $      268         6  $    8,741
Percent of Total Portfolio in
  in Foreclosure, Bankruptcy
  or Real Estate Owned.......      0.0%        0.0%      0.0%         0.0%      00.%        0.0%      0.0%        0.1%

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

    The information set forth in this section of the prospectus supplement has been provided by JPMorgan Chase Bank, N.A ("Chase"). None of the Depositor, the Underwriters, the Seller, the Trustee, the Delaware Trustee, the Master Servicer, the Securities Administrator or any other originator or Servicer or any of their respective affiliates (other than Chase) or any other person has made or will make any representation as to the accuracy or completeness of such information.

    Chase is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. Chase's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

    Prior to January 1, 2005, Chase formed Chase Home Finance LLC ("Chase Home"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into Chase Home with Chase Home as the surviving entity.

    Chase may perform any or all of its obligations under its servicing agreement through one or more subservicers. Chase has engaged Chase Home as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. Chase will remain liable for its servicing duties and obligations under its servicing agreement as if Chase alone were servicing the Mortgage Loans.

    Chase Home Finance LLC. Because Chase does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, Chase does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, Chase Home is providing below historical delinquency and foreclosure data for the portfolio of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for Chase or its affiliates and which are serviced or subserviced by Chase Home (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of Chase or (ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date). The sum of the columns below may not equal the total indicated due to rounding.

                          AS OF JUNE 30,                          AS OF DECEMBER 31,
                       -------------------  -------------------------------------------------------------
                               2005                 2004                 2003                 2002
                       -------------------  -------------------  -------------------  -------------------
                          BY         BY        BY         BY        BY         BY        BY         BY
                        NUMBER   PRINCIPAL   NUMBER   PRINCIPAL   NUMBER   PRINCIPAL   NUMBER   PRINCIPAL
PERIOD OF DELINQUENCY  OF LOANS   BALANCE   OF LOANS   BALANCE   OF LOANS   BALANCE   OF LOANS   BALANCE
                       --------  ---------  --------  ---------  --------  ---------  --------  ---------

30 to 59 days........     2.50%      1.92%     2.94%      2.30%     3.16%      2.48%     3.59%      3.17%
60 to 89 days........     0.63%      0.45%     0.70%      0.51%     0.75%      0.57%     0.87%      0.74%
90 days or more......     0.42%      0.31%     0.48%      0.35%     0.46%      0.34%     0.53%      0.46%
                       --------  ---------  --------  ---------  --------  ---------  --------  ---------
 Total...............     3.55%      2.68%     4.12%      3.16%     4.37%      3.39%     4.99%      4.36%
                       ========  =========  ========  =========  ========  =========  ========  =========
Foreclosure..........     0.67%      0.48%     0.82%      0.59%     1.16%      0.90%     1.45%      1.25%

    The following table presents, for the portfolio of mortgage loans secured by one- to- four-family residential properties which were originated by or for Chase or its affiliates and which are owned by Chase or Chase Mortgage
Holdings, Inc. and serviced or subserviced by Chase Home, the net gains
(losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                         MONTH ENDED            MONTH ENDED            MONTH ENDED
                                        JUNE 30, 2005        DECEMBER 31, 2004      DECEMBER 31, 2003
                                    ---------------------  ---------------------  ---------------------
                                    (DOLLARS IN MILLIONS)  (DOLLARS IN MILLIONS)  (DOLLARS IN MILLIONS)

Average portfolio principal amount         $28,150                $29,990                $28,474

                        SIX MONTHS ENDED  TWELVE MONTHS ENDED  TWELVE MONTHS ENDED
                          JUNE 30, 2005    DECEMBER 31, 2004    DECEMBER 31, 2003
                        ----------------  -------------------  -------------------
Net gains (losses) (1)      (0.008%)            (0.002%)             (0.02%)

----------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

    There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Trust.

FIRST REPUBLIC BANK

    First Republic is a commercial bank, specializing in real estate lending, private banking, investment management and trust services. First Republic's corporate headquarters are located at One Eleven Pine Street, San Francisco, CA 94111.

    As of June 30, 2005, First Republic's total single family loan servicing portfolio of loans held on its balance sheet and sold to investors contained loans with an aggregate outstanding principal balance of approximately $7.195 billion. The loans contained in First Republic's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four-family loans, and therefore performance may differ significantly from the mortgage loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the mortgage loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans.

    First Republic applies its collection policies uniformly to both its portfolio loans and loans serviced for others. It is First Republic's policy to discuss each loan with one or more past due payments at a weekly meeting of all lending personnel. First Republic has polices requiring rapid notification of delinquency and the prompt initiation of collection actions. First Republic primarily utilizes relationship managers, the collections department, credit administration personnel, and senior management in its collection activities in order to maximize attention and efficiency.

    When a borrower fails to make a required payment on a mortgage loan by the end of the 10- or 15-day grace period, the relationship manager who originated the loan is required to establish telephone contact with the borrower. At the same time, the collections department sends the borrower a "friendly" reminder that the mortgage payment is past due. If these early contacts do not prompt the borrower to make the mortgage payment and the loan continues to be delinquent, then the borrower will receive a "Notice of Intent to Foreclose," generally within five days of the end of the grace period. During this period, the relationship manager and collections department maintain regular contact with the borrower to determine the likelihood of serious delinquent status and to formulate recommendations on how to proceed. In most cases, delinquencies are cured promptly. If the mortgage loan is not brought current, a notice of default is filed 45 to 50 days after the due date (thirty days after the grace period), and foreclosure proceedings are commenced according to standard servicing procedures and state law.

    The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of First Republic with respect to all the residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                    DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE (1)

                                  DECEMBER 31, 2002                  DECEMBER 31, 2003
                          ---------------------------------  ---------------------------------
                                                 PERCENT OF                         PERCENT OF
                          NUMBER OF    DOLLAR       TOTAL    NUMBER OF    DOLLAR       TOTAL
                            LOANS      AMOUNT     PORTFOLIO    LOANS      AMOUNT     PORTFOLIO
                          ---------  ----------  ----------  ---------  ----------  ----------
Total Portfolio ........      7,299  $4,801,208      100.00%     7,769  $5,618,043      100.00%
Delinquent Loans
   30-59 days delinquent          3  $    3,003        0.06%         0  $        0        0.00%
   60-89 days delinquent          1         794        0.02          1         425        0.01
   90+ days delinquent..          1         412        0.01          0           0        0.00
REO ....................          0           0        0.00          0           0        0.00
                          ---------  ----------  ----------  ---------  ----------  ----------
Total ..................          5  $    4,209        0.09%         1  $      425        0.01%

Losses (2) .............          0          $0        0.00%         0          $0        0.00%


                                  DECEMBER 31, 2004                    JUNE 30, 2005
                          ---------------------------------  --------------------------------
                                                 PERCENT OF                        PERCENT OF
                          NUMBER OF    DOLLAR       TOTAL    NUMBER OF    DOLLAR      TOTAL
                            LOANS      AMOUNT     PORTFOLIO    LOANS      AMOUNT    PORTFOLIO
                          ---------  ----------  ----------  ---------  ---------  ----------
Total Portfolio ........      8,719  $6,700,829      100.00%     9,143  7,195,235      100.00%
Delinquent Loans
   30-59 days delinquent          1  $       78        0.00%         0          0        0.00%
   60-89 days delinquent          0           0        0.00          0          0        0.00
   90+ days delinquent..          3       7,322        0.11          1      5,456        0.08
REO ....................          0           0        0.00          0          0        0.00
                          ---------  ----------  ----------  ---------  ---------  ----------
Total ..................          4  $    7,400        0.11%         1  $   5,456        0.08%
Losses (2) .............          0          $0        0.00%         0         $0        0.00%

(1) Percentages in the table are rounded to the nearest 0.01%. Dollar amounts are in the thousands and are rounded to the nearest thousand dollar. The sum in any column may not equal the total indicated due to rounding.

(2) Losses are shown by year of loan origination.

    The above delinquency, foreclosure and loss statistics represent the recent experience of First Republic. There can be no assurance, however, that the delinquency, foreclosure and loss experience on the mortgage loans serviced by First Republic will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the related mortgage loans. Further, the mortgage loans serviced by First Republic were not chosen from First Republic's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in First Republic's portfolio. The actual loss and delinquency experience on the related mortgage loans will depend on, among other things, the value of the real estate and cooperative shares securing such mortgage loans and the ability of the borrowers to make required payments. If First Republic undertakes litigation or retains outside attorneys or investigators, the costs thereof will be borne by the trust or the certificateholders. First Republic will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators if it reasonably believes that such advances will not be promptly reimbursed.

    The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions (either nationally or regionally), may exhibit seasonal variations, and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

WELLS FARGO BANK, N.A.

Wells Fargo Bank, N.A.

    Wells Fargo Bank, N.A. is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

Wells Fargo Delinquency Experience

    The following tables set forth certain information, as reported by Wells Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer. The delinquency and foreclosure experience set forth in the following tables includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. In addition, the adjustable-rate loan table includes mortgage loans with various periods until the first interest rate adjustment date and different indices upon which the adjusted interest rate is based. Certain of the adjustable-rate loans also provide for the payment of only interest until the first adjustment date.
There can be no assurance that the delinquency and foreclosure experience set forth in the following tables will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.

                                   WELLS FARGO
                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                             FIXED RATE LOANS

                                          BY DOLLAR              BY DOLLAR              BY DOLLAR
                                BY NO.      AMOUNT     BY NO.      AMOUNT     BY NO.      AMOUNT
                               OF LOANS    OF LOANS   OF LOANS    OF LOANS   OF LOANS    OF LOANS
                               --------  -----------  --------  -----------  --------  -----------

                                 AS OF DECEMBER 31,     AS OF DECEMBER 31,
(Dollar Amounts in Thousands)           2003                   2004           AS OF JUNE 30, 2005
                               ---------------------  ---------------------  ---------------------

       Fixed-Rate Loans          27,529  $12,685,318    27,069  $12,321,323    30,024  $13,701,902
                               ========  ===========  ========  ===========  ========  ===========

  Period of  Delinquency (1)
          30-59 Days                 55  $    25,106        37  $    14,212        51  $    19,698
          60-89 Days                 14        5,033        10        3,882        15        5,691
       90 days or more                9        3,523         8        2,348        13        4,203
                               --------  -----------  --------  -----------  --------  -----------

    Total Delinquent Loans           78  $    33,662        55  $    20,442        79  $    29,592
                               ========  ===========  ========  ===========  ========  ===========

 Percent of Fixed-Rate Loans       0.28%        0.27%     0.20%        0.17%     0.26%        0.22%

       Foreclosures (2)              28  $    11,328        10  $     4,366         5  $     2,456
    Foreclosure Ratio (3)          0.10%        0.09%     0.04%        0.04%     0.02%        0.02%

                                           ADJUSTABLE-RATE LOANS
                                          BY DOLLAR             BY DOLLAR              BY DOLLAR
                                BY NO.     AMOUNT     BY NO.      AMOUNT     BY NO.      AMOUNT
                               OF LOANS   OF LOANS   OF LOANS    OF LOANS   OF LOANS    OF LOANS
                               --------  ----------  --------  -----------  --------  -----------

                                AS OF DECEMBER 31,     AS OF DECEMBER 31,
(Dollar Amounts in Thousands)          2003                   2004           AS OF JUNE 30, 2005
                               --------------------  ---------------------  ---------------------

       Fixed-Rate Loans          17,353  $8,733,883    60,470  $27,907,056    95,424  $43,285,720
                               ========  ===========  ========  ===========  ========  ===========
  Period of  Delinquency (1)
          30-59 Days                 19  $   10,283        81  $    31,289        85  $    40,242
          60-89 Days                  4       2,159         7        3,847        10        4,492
       90 days or more                3       1,751         5        2,089         8        2,695
                               --------  ----------  --------  -----------  --------  -----------

    Total Delinquent Loans           26  $   14,193        93  $    37,224       103  $    47,430
                               ========  ==========  ========  ===========  ========  ===========

          Percent of
    Adjustable-Rate Loans          0.15%       0.16%     0.15%        0.13%     0.11%        0.11%

       Foreclosures (2)               5  $    2,267         4  $     1,600        13  $     5,003
    Foreclosure Ratio (3)          0.03%       0.03%     0.01%        0.01%     0.01%        0.01%


(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

    The Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the Servicing Agreements.

    Notwithstanding anything to the contrary in the accompanying prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "---Advances" below. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer, to the extent permitted, shall terminate such Servicer and either appoint a successor servicer or become the successor servicer, as provided in the Trust Agreement.

    Generally, the transfer of the servicing of the Mortgage Loans to one or more successor servicers at any time will be subject to the conditions set forth in the Trust Agreement and the related Servicing Agreement, which include the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that the Rating Agencies confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer will be paid a monthly fee (the "Master Servicer Fee") with respect to each Mortgage Loan calculated as 0.0025% annually (the "Master Servicing Fee Rate") of the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period. As additional compensation, the Master Servicer is entitled to retain a portion of investment earnings on amounts on deposit in the Collection Account established by the Master Servicer prior to their remittance to the Securities Administrator on the Deposit Date.

    Each Servicer will be paid a monthly fee (a "Servicing Fee") with respect to each Mortgage Loan serviced by it calculated at a per annum rate (the
"Servicing Fee Rate") of the outstanding principal balance of each Mortgage
Loan as of the first day of the related Due Period. The Servicing Fee Rates of the Servicers ranged from 0.250% to 0.455% and the weighted average Servicing Fee as of the Cut-off Date is approximately 0.254%, 0.260%, 0.257% and 0.251% for the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively. With respect to approximately 11.18% of the Initial Mortgage Loans, after the first Adjustment Date the Servicing Fee Rates will increase from 0.250% to 0.375%. Each Servicer will also be entitled to receive, to the extent provided in the related Servicing Agreement, additional compensation in the form of (1) any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer and (2) certain customary fees and charges paid by borrowers (other than Prepayment Penalty Amounts, except Countrywide which will be entitled to retain the Prepayment Penalty Amounts in accordance with the related Servicing Agreement).

    The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "---Prepayment Interest Shortfalls." See "Servicing of Loans---Servicing Compensation and Payment of Expenses" in the accompanying prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.


PREPAYMENT INTEREST SHORTFALLS

    When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall from a pre-payment in full, and, in certain cases, in part, is generally required to be paid by the applicable Servicer, generally limited to the extent that such amount does not exceed the total of their respective Servicing Fees on the related Mortgage Loans for the applicable Distribution Date.

    Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the total of its Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer's compensation.


ADVANCES

    Each Servicer will generally be obligated to make Advances with respect to delinquent payments of principal and interest on the Mortgage Loans adjusted to the related Mortgage Rate less the Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if any Servicer fails to do so, and the Trustee (in its capacity as successor Master Servicer) will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, each Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

    The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar laws.


HAZARD INSURANCE

    To the extent not maintained by the related borrower, the Servicers will maintain and keep a hazard insurance policy in full force and effect for each Mortgaged Property relating to a

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Mortgage Loan (other than a loan secured by a cooperative or condominium property). Except as otherwise limited by applicable law, any such hazard insurance policy must cover the least of:

             o   the outstanding principal balance of the Mortgage Loan,

             o either the maximum insurable value of the improvements securing such Mortgage Loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or

             o such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, and containing a standard mortgagee clause.

    Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    Where the Mortgaged Property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of:

             o the outstanding principal balance of the related Mortgage Loan and

             o the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in that program).

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    The Servicers, on behalf of the Trust and Certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related Servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The Servicers will take such action as they deem to be in the best interest of the Trust with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering Mortgage Loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

    Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon less Trustee Fee, Master Servicer Fee, the Servicer Fees and Retained Interest, if any.

    Thornburg Mortgage Home Loans, Inc., in its capacity as Servicer of a substantial portion of the Mortgage Loans, has the option to purchase from the Trust any Mortgage Loan which as of the first day of the calendar year, and which at the time of purchase, is delinquent in payment by 90 days or more or which has become a REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is substantially cured and the Mortgage Loan then again becomes delinquent 90 days or more or becomes a REO property as of the first day of a calendar quarter, a purchase option with respect to that Mortgage Loan will arise for that calendar quarter.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

    The Servicers will, to the extent required by the related loan documents and Servicing Agreements, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.


INSURANCE COVERAGE

    The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

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EVIDENCE AS TO COMPLIANCE

    The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Securities Administrator and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.


MASTER SERVICER DEFAULT; SERVICER DEFAULT

    If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the Certificateholders having more than 50% of the Voting Rights applicable to each Class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Trust Agreement or succeed to the responsibilities of the Master Servicer.

    If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

                                 TRUST AGREEMENT

GENERAL

    The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of September 1, 2005 among the Depositor, the Seller, the Master Servicer, the Trustee, the Delaware Trustee and the Securities Administrator. Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent, located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator will provide to a prospective or actual Certificateholder upon written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust Group, TMST 2005-3.

    On the Closing Date, the Final Maturity Reserve Trust will be created under the Trust Agreement, and its assets will consist of such amounts as from time to time are deposited in the Final Maturity Reserve Account. The Final Maturity Reserve Trust will be a common law trust formed under the laws of the State of Delaware. On the Closing Date, the Seller will make an initial deposit of $1,000 into the Final Maturity Reserve Account. All assets of the Final Maturity Reserve Trust are payable under the Trust Agreement to Certificateholders. See "Description of the Certificates---The Final Maturity Reserve Trust."

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

ASSIGNMENT OF MORTGAGE LOANS

    The Initial Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to such Initial Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on or before that date. The Securities Administrator will, concurrently with such assignment, authenticate and deliver the Certificates. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Initial Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the applicable Servicer of such Initial Mortgage Loan.

    On a designated subsequent transfer date, Subsequent Mortgage Loans will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Subsequent Mortgage Loans on and after the applicable subsequent cut-off date (other than Scheduled Payments due on that date) in accordance with the procedures set forth at "Description of the Mortgage Pools---Conveyance of Subsequent Mortgage Loans." At the time of the transfer of the Subsequent Mortgage Loans, the Mortgage Loan schedule appearing as an exhibit to the Trust Agreement will be amended to reflect the addition of the Subsequent Mortgage Loans to the Trust.

    As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a cooperative loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a cooperative loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a cooperative loan), (5) the originals of any assumption, modification, extension or guaranty agreements, and (6) any guarantee, security agreement or pledge agreement relating to any Additional Collateral. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded.
Instead, the Trustee and the applicable Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. In the case of those Mortgage Loans originated and serviced by Wells Fargo, items (2) and (4) above will be retained by Wells Fargo as servicer on behalf of the Trust in accordance with the related Servicing Agreement, among other mortgage file documents. However, within 60 days of the day on which (a) Wells Fargo Bank, N.A. or any successor thereto is no longer the servicer of any of such Mortgage Loans, (b) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch Ratings, Inc. ("Fitch") or
(c) any Rating Agency requires Wells Fargo to deliver the mortgage file documents retained by it to the Trustee, Wells Fargo shall deliver such mortgage file documents to the Trustee (or its custodian) in accordance with the related servicing agreement. In addition, on the Closing Date, Chase and Wells Fargo will enter into interim custodial agreements with the Trustee pursuant to which they will agree to hold and maintain the mortgage file documents relating to those Initial Mortgage Loans sold by them and included in the Trust. Pursuant to the custodial agreements, Chase and Wells Fargo will be required to deliver the mortgage file documents held by them to the Trustee within thirty days of the Closing Date. Thereafter, other than with respect to the retained mortgage files with Wells Fargo as a Servicer, the Trustee will hold all of the mortgage file documents.

    Pursuant to the terms of a mortgage loan purchase and assignment agreement (the "Mortgage Loan Purchase Agreement"), all of the Mortgage Loans, which are owned by the Seller, will be purchased by the Depositor. The Seller will be required to make representations and warranties addressing the various characteristics of the Mortgage Loans at the Closing Date or the date of origination, which will generally include representations and warranties similar to those summarized in the accompanying prospectus under the heading "Loan Underwriting Procedures and Standards---Representations and Warranties." In the event of a breach of any such representation and warranty that materially and adversely affects the interests of the holders of the Offered Certificates in a Mortgage Loan, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

    To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.


VOTING RIGHTS

    At all times 98% of all voting rights will be allocated among the holders of the Certificates (other than the Class A-X and Class R Certificates) as provided below. The portion of such voting rights allocated to the Certificates (other than the Class A-X and Class R Certificates) will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The holders of the Class A-X and Class R Certificates will each be allocated 1% of the voting rights. The voting rights allocation to any Class of Certificates will be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

    The yields to maturity (or to early termination) of the Senior Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools (except under certain limited circumstances discussed herein under "Description of the Certificates---Cross Collateralization") and the yields on the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in each Mortgage Pool. Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools relating to such Certificates, the purchase prices for such Certificates and other factors.

    Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

    Hybrid Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of approximately three, five, seven or ten years from the date of origination, and thereafter generally provide for adjustments to the Mortgage Rates semi-annually or annually and the Adjustable Rate Mortgage Loans provide for adjustments, to the Mortgage Rates monthly, semi-annually or annually. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Rate on that Mortgage Loan will be limited by an Initial Cap or Periodic Cap, if any as applicable, a Maximum Rate and a Minimum Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain Adjustable Rate Mortgage Loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' Adjustable Rate Mortgage Loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rates on the Certificates may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

    The Mortgage Rate on approximately 1.73% of the Initial Mortgage Loans in Pool 1 can be converted, at the option of the related borrowers, to a fixed interest rate. The Mortgage Rate on approximately 37.81%, 10.57%, 6.46% and 15.48% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, can be modified to any hybrid or adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan then being offered by the Seller. The conversion feature may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates. If interest rates were to fall significantly, Adjustable Rate Mortgage Loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable interest rates to fixed interest rates on such mortgage loans or prepay such mortgage loans. Thornburg Mortgage, Inc. is obligated to purchase any Mortgage Loans for which the borrower elects to convert its Mortgage Rate to a fixed Mortgage Rate or to modify it to another then-available adjustable rate or hybrid product in accordance with the terms of the related Mortgage Note. In addition, the Seller has the option, but not the obligation, to repurchase and then modify any Mortgage Loans for which the borrower has requested a modification that is not then permitted under the related Mortgage Note. As a result of any borrower's exercise of the conversion option, the Mortgage Loans may experience prepayments or, if not purchased by Thornburg Mortgage, Inc., the Trust may include fixed rate Mortgage Loans and the Interest Rate for the Certificates will not reflect corresponding changes in interest as they might otherwise.

    The Interest Rates of the Class A Certificates will adjust based on LIBOR, subject to a maximum rate equal to the lesser of the applicable Available Funds Cap or 11.00%. The Interest Rates of the Class R Certificates and the Subordinate Certificates will adjust based on the Net WAC of the Mortgage Loans in Pool 1 or in all four Mortgage Pools, respectively. As a result, prepayments of principal on the Mortgage Loans in a Mortgage Pool having higher Gross Margins will reduce the related Net WAC of the Mortgage Loans in that Mortgage Pool and the related Available Funds Cap, and will reduce the Interest Rates and yields on the related Certificates. Under certain scenarios, it is likely that principal prepayments will be concentrated among Mortgage Loans with higher Gross Margins, thus reducing the related Net WAC of the Mortgage Loans in a Mortgage Pool and the related Available Funds Cap. Information on the Gross Margins for the Mortgage Loans is described under "Description of the Mortgage Pools" herein. See also "Risk Factors---The Yield on the Certificates May be Affected by Changes in Interest Rates."

    Approximately 7.33%, 14.00%, 2.59% and 28.21% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for payment by the borrower of a Prepayment Penalty Amount during a Penalty Period of the first four months to five years after origination, with the exception of one Initial Mortgage Loan in Pool 4 (representing approximately 0.03% of Pool 4) that has a Prepayment Period in excess of five years. These Prepayment Penalty

Amounts may have the effect of reducing the amount or the likelihood of prepayment on the Initial Mortgage Loans with Prepayment Penalty Amounts during the applicable Penalty Period. Prepayment Penalty Amounts collected by the Servicers will not be available to be paid as additional interest on the Certificates. See "Description of the Certificates---Distributions of Interest."

    The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans in a Mortgage Pool may, and the timing of Realized Losses will, significantly affect the yield to investors holding a Senior Certificate in the related Certificate Group or a Subordinate Certificate even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the accompanying prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Recently Hurricane Rita caused extensive damage in affected areas, including parts of Louisiana and Texas. No Initial Mortgage Loans have Mortgaged Properties that are located in Louisiana. Approximately 0.59%, 1.40%, 1.52% and 1.14% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, have Mortgaged Properties located in Texas. We do not know how many Mortgaged Properties in Texas have been affected by Hurricane Rita. In addition, Hurricane Katrina caused extensive damages to parts of Alabama, Louisiana, Mississippi and Florida. Parts of Florida were also affected.
There are no Initial Mortgage Loans with Mortgaged Properties located in the areas of Alabama, Louisiana, Mississippi or Florida which the Federal Emergency Management Agency has declared to be Individual Assistance designated areas. However, approximately 13.41%, 8.33%, 6.13% and 4.70% of the Mortgaged Properties in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, are located in
other parts of Alabama, Mississippi and Florida.   These properties may have
been damaged by Hurricane Katrina, although the damage from Hurricane Katrina in these areas may be less severe, or they may be otherwise affected by weakened economic conditions in and around the areas damaged by the storm. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property relating to an Initial Mortgage Loan was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in a Mortgage Pool in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the related Certificates and will reduce the yields on the related Certificates to the extent they are purchased at a premium.

    Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans in a Mortgage Pool will also affect the rate and timing of principal payments on the related Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

    As described herein, approximately 98.51%, 87.07%, 80.31% and 96.52% of the Initial Mortgage Loans in Pool 1, Pool 2, Pool 3 and Pool 4, respectively, do not provide for monthly payments of principal for the first three to ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such three- to ten-year period. In addition, because no principal is due on such loans for their initial three- to ten-year period, the related Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of the remaining period with a level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans in the related Mortgage Pool were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

    As described under "Description of the Certificates" herein, principal prepayments on the Mortgage Loans in any Mortgage Pool will generally be allocated disproportionately to the related Senior Certificates during the first seven years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

    The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls.

    Yields on the Offered Certificates will also be affected by the exercise by Thornburg Mortgage, Inc. of its option to buy the Certificates or the exercise by Thornburg Mortgage Home Loans, Inc. of its right to repurchase the Mortgage Loans as described under "Description of the Certificates---Optional Securities Purchase Right" and "Description of the Certificates---Optional Termination of the Trust" herein, or by the failure of Thornburg Mortgage, Inc. or Thornburg Mortgage Home Loans, Inc. to exercise those rights. Prospective purchasers of Certificates of a Certificate Group should consider that disproportionately high rates of prepayments of Mortgage Loans in the other Mortgage Pools could result in Thornburg

Mortgage Home Loans, Inc.'s exercising its right to purchase the Mortgage Loans or Thornburg Mortgage, Inc. exercising its right to purchase the Certificates even though a substantial proportion of the Mortgage Loans relating to such Certificate Group remain outstanding.

    If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Class A-X Certificate or other Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated. Investors of such Certificates should carefully consider that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of such investors to fully recover their initial investments.

    The effective yield to holders of the Class R Certificate and the Subordinate Certificates will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business
Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).


SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

    On each Distribution Date, the holders of Classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them from the related Mortgage Pool or Mortgage Pools on such Distribution Date before any distributions are made on any Class of Certificates subordinate to such higher ranking Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2 and Class B3 Certificates will be more sensitive than the yields of the Class A Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

    As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans in each Mortgage Pool will be allocated (directly, or through application of a Subordinate Certificate Writedown Amount) first to the lowest ranking Class of Subordinate Certificates, then to the higher ranking Classes of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such Class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates or the related Certificate Group. The interest portion of Realized Losses on the Mortgage Loans in a Mortgage Pool will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related Class outstanding on such date.


WEIGHTED AVERAGE LIFE

    Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

    Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement is a prepayment assumption ("CPR") that represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase Offered Certificates.

    The tables beginning on page S-105 were prepared based on the following additional assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts and the Interest Rates are as described in this prospectus supplement; (2) each Scheduled Payment of principal and/or interest is timely received on the first day of each month commencing in October 2005, (including the Subsequent Mortgage Loans); (3) principal prepayments are received in full on the last day of each month commencing in September 2005 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) there are no repurchases or substitutions of the Mortgage Loans; (6) the One-Month LIBOR Index, the Six-Month LIBOR Index, the One-Year LIBOR Index, the One-Year CMT Index and the Three-Year CMT Index are equal to 3.838%, 4.167%, 4.353%, 3.950% and 4.080%, respectively; (8) there is no optional termination of the Trust, there is no mandatory auction call and no optional securities purchase right is exercised (except with respect to the Weighted Average Life in Years to Optional Termination, the Weighted Average Life in Years to Auction Distribution Date and Weighted Average Life in Years to Securities Purchase Right in each table);
(9) the Certificates are issued on September 30, 2005; (10) Distribution Dates occur on the 25th day of each month commencing in October 2005; (11) no Mortgage Loan converts to a fixed rate of interest or to another adjustable rate of interest or is otherwise modified; (12) the Subsequent Mortgage Loans are included in the Trust on the Closing Date; (13) no payments are received under the Yield Maintenance Agreements, (14) no payments are received from the Capitalized Interest Accounts; (15) the initial Final Maturity Reserve Account deposit is $1,000 and such amount accrues interest at 0.75% per annum, adjusted to reflect the accrual of interest on an actual/360 basis per annum; (16) the funds in the Final Maturity Reserve Trust will be distributed to the Certificateholders (other than the Class A3 and Class A-X Certificateholders) on the Distribution Date in September 2035; and (17) the Mortgage Loans (including the Subsequent Mortgage Loans) are aggregated into assumed Mortgage Loans that have the following characteristics:

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                                                                  WEIGHTED
                                                                            WEIGHTED   WEIGHTED   AVERAGE
                                                 WEIGHTED       WEIGHTED     AVERAGE   AVERAGE   REMAINING
                                                 AVERAGE        AVERAGE     ORIGINAL  REMAINING   INTEREST
                                              CURRENT GROSS  CURRENT TRUST   TERM TO   TERM TO      ONLY
                                 PRINCIPAL       MORTGAGE       EXPENSE     MATURITY   MATURITY     TERM
          LOAN TYPE             BALANCE ($)      RATE (%)     RATE (%)(1)   (MONTHS)   (MONTHS)   (MONTHS)       INDEX
-----------------------------  -------------  -------------  -------------  --------  ---------  ---------  ---------------

Adjustable Rate                   669,299.50   5.1755649856   0.3778000000     360       341        N/A     One-Month LIBOR
Adjustable Rate Interest Only  10,731,632.51   5.1556170720   0.2634039211     360       356        116     One-Month LIBOR
Adjustable Rate Interest Only     245,355.65   4.2500000000   0.3778000000     360       321         81       One-Year CMT
Adjustable Rate Interest Only     745,759.56   3.1250000000   0.2528000000     360       308         55      One-Year LIBOR
Adjustable Rate Interest Only   3,294,041.59   4.7238405624   0.2768983572     360       350        110      One-Year LIBOR
Adjustable Rate Interest Only     159,758.16   5.2500000000   0.2528000000     360       333         93     One-Month LIBOR
Adjustable Rate                   262,270.88   5.5000000000   0.2528000000     360       356        N/A       One-Year CMT
Adjustable Rate Interest Only  21,035,115.07   5.4633690928   0.2528000000     360       358        118       One-Year CMT
Adjustable Rate Interest Only     613,180.08   5.5000000000   0.2528000000     360       359         35       One-Year CMT
Adjustable Rate                 1,323,877.57   4.9083944054   0.2528000000     360       348        N/A      One-Year LIBOR
Adjustable Rate Interest Only  78,433,186.89   5.5524361036   0.2532815735     360       354        114      One-Year LIBOR
Adjustable Rate Interest Only  10,598,149.28   5.7134443637   0.2528000000     360       360        120      One-Year LIBOR
Adjustable Rate Interest Only   7,089,662.17   5.5253034414   0.2528000000     360       357         33      One-Year LIBOR
Adjustable Rate Interest Only     129,044.02   5.1250000000   0.2528000000     360       360         36      Three-Year CMT
Adjustable Rate Interest Only  11,488,674.22   5.7695146548   0.2528000000     360       359        119     Six-Month LIBOR
Adjustable Rate Interest Only   1,371,313.72   5.8750000000   0.2528000000     360       360         36     Six-Month LIBOR
Adjustable Rate Interest Only   2,742,786.16   5.7177749876   0.3269175286     431       430        119     Six-Month LIBOR

                                                                                     WEIGHTED
                                                                                      AVERAGE
                                                                WEIGHTED             MONTHS TO
                               WEIGHTED  WEIGHTED    WEIGHTED    AVERAGE  WEIGHTED     NEXT      FREQUENCY
                                AVERAGE   AVERAGE    AVERAGE    PERIODIC   AVERAGE     RATE       OF RATE
                                MARGIN     FLOOR   INITIAL CAP     CAP     MAXIMUM  ADJUSTMENT  ADJUSTMENT
          LOAN TYPE               (%)       (%)        (%)         (%)    RATE (%)     DATE      (MONTHS)
-----------------------------  --------  --------  -----------  --------  --------  ----------  ----------

Adjustable Rate                  1.730     1.730       N/A         N/A     10.135        1           1
Adjustable Rate Interest Only    2.121     2.455       N/A         N/A     12.138        1           1
Adjustable Rate Interest Only    1.000     1.000      2.000       2.000    11.000        9          12
Adjustable Rate Interest Only    2.250     2.250      2.000       2.000    11.000        4          12
Adjustable Rate Interest Only    2.031     2.031      2.000       2.000    11.000        7          12
Adjustable Rate Interest Only    1.875     1.875      4.000       2.000    10.250       34          12
Adjustable Rate                  2.750     2.750      6.000       2.000    11.500       32          12
Adjustable Rate Interest Only    2.500     2.528      4.879       2.000    10.903       34          12
Adjustable Rate Interest Only    2.500     2.500      4.000       2.000    10.500       35          12
Adjustable Rate                  1.875     1.875      4.000       2.000     9.908       30          12
Adjustable Rate Interest Only    1.884     1.884      3.992       2.000    10.561       34          12
Adjustable Rate Interest Only    1.905     1.905      4.000       2.000    10.713       36          12
Adjustable Rate Interest Only    1.899     1.899      3.751       2.000    10.650       33          12
Adjustable Rate Interest Only    2.500     2.500      4.000       2.000    10.125       36          12
Adjustable Rate Interest Only    1.875     1.875      4.000       1.000    10.770       35           6
Adjustable Rate Interest Only    1.875     1.875      4.000       1.000    10.875       36           6
Adjustable Rate Interest Only    2.227     2.227      1.000       1.000    11.000        5           6

----------

(1)    The Expense Rate equals the sum of (i) the applicable Servicing Fee Rate,
       (ii) the Master Servicing Fee Rate of 0.0025% per annum, (iii) the Trustee Fee Rate of 0.00030% per annum and (iv) the Retained Interest Rate, if any.



                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                                                                                                   WEIGHTED
                                                                             WEIGHTED   WEIGHTED   AVERAGE
                                                  WEIGHTED       WEIGHTED     AVERAGE   AVERAGE   REMAINING
                                                  AVERAGE        AVERAGE     ORIGINAL  REMAINING   INTEREST
                                               CURRENT GROSS  CURRENT TRUST   TERM TO   TERM TO      ONLY
                                  PRINCIPAL       MORTGAGE       EXPENSE     MATURITY   MATURITY     TERM
          LOAN TYPE              BALANCE ($)      RATE (%)     RATE (%)(1)   (MONTHS)   (MONTHS)   (MONTHS)       INDEX
-----------------------------  --------------  -------------  -------------  --------  ---------  ---------  ---------------

Adjustable Rate                  5,195,905.36   4.9621884370   0.3110374280     360       358        N/A       One-Year CMT
Adjustable Rate Interest Only   77,789,575.66   4.9632459358   0.2528000000     360       358        118       One-Year CMT
Adjustable Rate Interest Only    1,975,441.47   4.8000000000   0.2528000000     339       337         97       One-Year CMT
Adjustable Rate                129,559,190.35   5.2872991173   0.2629953026     360       358        N/A      One-Year LIBOR
Adjustable Rate Interest Only      442,332.71   5.2500000000   0.3778000000     352       322         81      One-Year LIBOR
Adjustable Rate Interest Only  226,718,461.59   5.5489259845   0.2598053670     361       355        114      One-Year LIBOR
Adjustable Rate Interest Only   64,260,027.96   5.6213562412   0.2528000000     360       360        120      One-Year LIBOR
Adjustable Rate Interest Only  485,882,880.79   5.3676028847   0.2592261065     360       359         59      One-Year LIBOR
Adjustable Rate                  3,483,197.45   5.8434718924   0.3541684008     360       358        N/A     Six-Month LIBOR
Adjustable Rate Interest Only   46,052,342.46   5.6273502528   0.2775301230     360       358        118     Six-Month LIBOR
Adjustable Rate Interest Only   27,450,290.62   5.5837691902   0.3410269337     360       358         58     Six-Month LIBOR

                                                                                           WEIGHTED
                                                                  WEIGHTED            AVERAGE MONTHS TO
                                           WEIGHTED    WEIGHTED    AVERAGE  WEIGHTED         NEXT
                                WEIGHTED    AVERAGE    AVERAGE    PERIODIC   AVERAGE         RATE
                                 AVERAGE     FLOOR   INITIAL CAP     CAP     MAXIMUM      ADJUSTMENT
          LOAN TYPE            MARGIN (%)     (%)        (%)         (%)    RATE (%)         DATE
-----------------------------  ----------  --------  -----------  --------  --------  -----------------

Adjustable Rate                   2.485      2.747      5.043       2.000    10.426           58
Adjustable Rate Interest Only     2.488      2.488      5.851       2.000    10.814           59
Adjustable Rate Interest Only     2.500      2.500      6.000       2.000    10.800           58
Adjustable Rate                   2.180      2.263      4.939       2.000    10.307           59
Adjustable Rate Interest Only     1.875      1.875      5.000       2.000    10.250           59
Adjustable Rate Interest Only     1.889      1.902      4.986       1.997    10.553           58
Adjustable Rate Interest Only     1.937      1.937      5.000       2.000    10.621           60
Adjustable Rate Interest Only     2.186      2.258      4.998       2.000    10.368           59
Adjustable Rate                   2.128      2.432      4.928       1.338    11.386           58
Adjustable Rate Interest Only     1.983      2.224      5.018       1.171    10.827           59
Adjustable Rate Interest Only     2.523      2.788      4.147       1.134    11.290           58

          LOAN TYPE            FREQUENCY OF RATE ADJUSTMENT (MONTHS)
-----------------------------  -------------------------------------

Adjustable Rate                                  12
Adjustable Rate Interest Only                    12
Adjustable Rate Interest Only                    12
Adjustable Rate                                  12
Adjustable Rate Interest Only                    12
Adjustable Rate Interest Only                    12
Adjustable Rate Interest Only                    12
Adjustable Rate Interest Only                    12
Adjustable Rate                                  6
Adjustable Rate Interest Only                    6
Adjustable Rate Interest Only                    6

----------
(1)    The Expense Rate equals the sum of (i) the applicable Servicing Fee Rate,
       (ii) the Master Servicing Fee Rate of 0.0025% per annum, (iii) the Trustee Fee Rate of 0.00030% per annum and (iv) the Retained Interest Rate, if any.

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 3

                                                                                                   WEIGHTED
                                                                             WEIGHTED   WEIGHTED   AVERAGE
                                                  WEIGHTED       WEIGHTED     AVERAGE   AVERAGE   REMAINING
                                                  AVERAGE        AVERAGE     ORIGINAL  REMAINING   INTEREST
                                               CURRENT GROSS  CURRENT TRUST   TERM TO   TERM TO      ONLY
                                  PRINCIPAL       MORTGAGE       EXPENSE     MATURITY   MATURITY     TERM
          LOAN TYPE              BALANCE ($)      RATE (%)     RATE (%)(1)   (MONTHS)   (MONTHS)   (MONTHS)       INDEX
-----------------------------  --------------  -------------  -------------  --------  ---------  ---------  ---------------
Adjustable Rate                 34,099,588.55   5.2691172265   0.2528000000     360       359        N/A       One-Year CMT
Adjustable Rate Interest Only      768,749.26   5.2500000000   0.2528000000     343       341        101       One-Year CMT
Adjustable Rate Interest Only   56,738,363.35   5.4230841717   0.2528000000     360       359        119       One-Year CMT
Adjustable Rate Interest Only  133,416,133.55   5.3594065391   0.2528000000     360       359         83       One-Year CMT
Adjustable Rate                103,342,196.32   5.3565805884   0.2562497708     360       358        N/A      One-Year LIBOR
Adjustable Rate Interest Only      535,526.06   5.6250000000   0.2528000000     345       328         88      One-Year LIBOR
Adjustable Rate Interest Only   91,795,180.76   5.6175748998   0.2557645808     360       355        115      One-Year LIBOR
Adjustable Rate Interest Only   20,350,810.51   5.7255070849   0.2528000000     360       360        120      One-Year LIBOR
Adjustable Rate Interest Only  191,948,709.80   5.4957637689   0.2598606175     360       359         83      One-Year LIBOR
Adjustable Rate                  2,442,090.80   5.7328545773   0.2822127314     360       358        N/A     Six-Month LIBOR
Adjustable Rate Interest Only    8,957,667.33   5.6870630194   0.2528000000     360       360        120     Six-Month LIBOR
Adjustable Rate Interest Only   66,179,329.90   5.6550031413   0.2917838182     360       358         82     Six-Month LIBOR

                                                                                       WEIGHTED
                                                                                        AVERAGE
                                                                  WEIGHTED             MONTHS TO
                                           WEIGHTED    WEIGHTED    AVERAGE  WEIGHTED     NEXT      FREQUENCY
                                WEIGHTED    AVERAGE    AVERAGE    PERIODIC   AVERAGE     RATE       OF RATE
                                 AVERAGE     FLOOR   INITIAL CAP     CAP     MAXIMUM  ADJUSTMENT  ADJUSTMENT
          LOAN TYPE            MARGIN (%)     (%)        (%)         (%)    RATE (%)     DATE      (MONTHS)
-----------------------------  ----------  --------  -----------  --------  --------  ----------  ----------

Adjustable Rate                   2.740      2.740      4.981       2.000    10.304       83          12
Adjustable Rate Interest Only     2.500      2.500      6.000       2.000    11.250       82          12
Adjustable Rate Interest Only     2.623      2.623      5.229       2.000    10.705       83          12
Adjustable Rate Interest Only     2.750      2.750      5.000       2.000    10.359       83          12
Adjustable Rate                   2.258      2.258      5.000       2.000    10.357       83          12
Adjustable Rate Interest Only     1.875      1.875      5.000       2.000    10.625       82          12
Adjustable Rate Interest Only     1.899      1.899      5.000       2.000    10.611       82          12
Adjustable Rate Interest Only     1.884      1.884      5.000       2.000    10.726       84          12
Adjustable Rate Interest Only     2.250      2.250      4.961       2.000    10.509       83          12
Adjustable Rate                   2.000      2.000      5.000       1.000    10.733       82           6
Adjustable Rate Interest Only     1.875      1.875      5.000       1.000    10.687       84           6
Adjustable Rate Interest Only     1.997      1.997      5.000       1.000    10.655       82           6

----------
(1) The Expense Rate equals the sum of (i) the applicable Servicing Fee Rate,
    (ii) the Master Servicing Fee Rate of 0.0025% per annum, (iii) the Trustee Fee Rate of 0.00030% per annum and (iv) the Retained Interest Rate, if any.

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 4

                                                                                                   WEIGHTED
                                                                             WEIGHTED   WEIGHTED   AVERAGE
                                                  WEIGHTED       WEIGHTED     AVERAGE   AVERAGE   REMAINING
                                                  AVERAGE        AVERAGE     ORIGINAL  REMAINING   INTEREST
                                               CURRENT GROSS  CURRENT TRUST   TERM TO   TERM TO      ONLY
                                    PRINCIPAL     MORTGAGE       EXPENSE     MATURITY   MATURITY     TERM
          LOAN TYPE               BALANCE ($)     RATE (%)     RATE (%)(1)   (MONTHS)   (MONTHS)   (MONTHS)       INDEX
-----------------------------  --------------  -------------  -------------  --------  ---------  ---------  ---------------
Adjustable Rate                 11,067,437.72   5.4128737524   0.2528000000     359       358        N/A       One-Year CMT
Adjustable Rate Interest Only  226,458,900.48   5.2923985801   0.2528000000     360       359        119       One-Year CMT
Adjustable Rate                 17,300,543.51   5.6637142335   0.2544139975     360       357        N/A      One-Year LIBOR
Adjustable Rate Interest Only  324,509,094.96   5.6733377001   0.2546672367     360       356        116      One-Year LIBOR
Adjustable Rate Interest Only  171,223,258.90   5.6801639225   0.2528000000     361       361        120      One-Year LIBOR
Adjustable Rate Interest Only      255,410.39   5.5000000000   0.2528000000     360       355         55      One-Year LIBOR
Adjustable Rate Interest Only   65,249,426.08   5.6419896881   0.2528000000     360       359        119     Six-Month LIBOR

                                                                                       WEIGHTED
                                                                                        AVERAGE
                                                                  WEIGHTED  WEIGHTED   MONTHS TO
                                           WEIGHTED    WEIGHTED    AVERAGE   AVERAGE     NEXT      FREQUENCY
                                WEIGHTED    AVERAGE    AVERAGE    PERIODIC   MAXIMUM     RATE       OF RATE
                                 AVERAGE     FLOOR   INITIAL CAP     CAP      RATE    ADJUSTMENT  ADJUSTMENT
          LOAN TYPE            MARGIN (%)     (%)        (%)         (%)       (%)       DATE      (MONTHS)
-----------------------------  ----------  --------  -----------  --------  --------  ----------  ----------
Adjustable Rate                   2.500      2.500      6.000       2.000    11.413       119         12
Adjustable Rate Interest Only     2.501      2.505      5.967       2.000    11.268       119         12
Adjustable Rate                   1.813      1.813      5.000       2.000    10.664       119         12
Adjustable Rate Interest Only     1.887      1.887      5.000       2.000    10.673       118         12
Adjustable Rate Interest Only     1.882      1.882      5.000       2.000    10.700       120         12
Adjustable Rate Interest Only     1.875      1.875      5.000       2.000    10.500       119         12
Adjustable Rate Interest Only     1.875      1.875      5.000       1.000    10.642       119          6

----------
(1) The Expense Rate equals the sum of (i) the applicable Servicing Fee Rate,
    (ii) the Master Servicing Fee Rate of 0.0025% per annum, (iii) the Trustee Fee Rate of 0.00030% per annum and (iv) the Retained Interest Rate, if any.

    The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

    Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

    The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                          CLASS A1 CERTIFICATES
                                      ----------------------------
DISTRIBUTION DATE                      10%   15%   20%   25%   30%
------------------------------------  ----  ----  ----  ----  ----
Initial Percentage..................   100%  100%  100%  100%  100%
September 2006......................   90    84    79    74    69
September 2007......................   80    71    63    55    47
September 2008......................   72    60    49    40    32
September 2009......................   64    50    39    30    23
September 2010......................   57    43    31    23    16
September 2011......................   51    36    25    17    11
September 2012......................   46    31    20    13     8
September 2013......................   41    26    16    10     5
September 2014......................   37    22    13     7     4
September 2015......................   33    19    10     5     3
September 2016......................   29    15     8     4     2
September 2017......................   25    13     6     3     1
September 2018......................   22    10     5     2     1
September 2019......................   19     9     4     1     1
September 2020......................   16     7     3     1     *
September 2021......................   14     6     2     1     *
September 2022......................   12     5     2     1     *
September 2023......................   10     4     1     *     *
September 2024......................    9     3     1     *     *
September 2025......................    7     2     1     *     *
September 2026......................    6     2     1     *     *
September 2027......................    5     1     *     *     *
September 2028......................    4     1     *     *     *
September 2029......................    3     1     *     *     *
September 2030......................    2     1     *     *     *
September 2031......................    2     *     *     *     *
September 2032......................    1     *     *     *     *
September 2033......................    1     *     *     *     *
September 2034......................    *     *     *     *     *
September 2035......................    0     0     0     0     0
                                      ----  ----  ----  ----  ----
Weighted Average Life
  Years to Maturity.................  8.12  5.73  4.31  3.37  2.73
  Years to Auction Distribution Date  2.55  2.35  2.16  1.98  1.82
  Years to Securities Purchase Right  7.05  4.79  3.52  2.74  2.21
  Years to Optional Termination.....  7.70  5.30  3.93  3.06  2.47

----------
*Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                          CLASS A2 CERTIFICATES
                                      ----------------------------
DISTRIBUTION DATE                      10%   15%   20%   25%   30%
------------------------------------  ----  ----  ----  ----  ----
Initial Percentage..................  100%  100%  100%  100%  100%
September 2006......................   89    84    79    74    69
September 2007......................   80    71    62    54    47
September 2008......................   71    60    49    40    32
September 2009......................   64    50    39    30    23
September 2010......................   57    42    31    22    16
September 2011......................   50    36    25    17    11
September 2012......................   45    30    20    12     8
September 2013......................   40    25    15     9     5
September 2014......................   35    21    12     7     4
September 2015......................   31    18    10     5     2
September 2016......................   27    15     7     4     2
September 2017......................   24    12     6     3     1
September 2018......................   21    10     5     2     1
September 2019......................   18     8     3     1     1
September 2020......................   16     7     3     1     *
September 2021......................   14     5     2     1     *
September 2022......................   12     4     2     1     *
September 2023......................   10     4     1     *     *
September 2024......................    8     3     1     *     *
September 2025......................    7     2     1     *     *
September 2026......................    6     2     *     *     *
September 2027......................    5     1     *     *     *
September 2028......................    4     1     *     *     *
September 2029......................    3     1     *     *     *
September 2030......................    2     1     *     *     *
September 2031......................    2     *     *     *     *
September 2032......................    1     *     *     *     *
September 2033......................    1     *     *     *     *
September 2034......................    *     *     *     *     *
September 2035......................    0     0     0     0     0
                                      ----  ----  ----  ----  ----
Weighted Average Life
  Years to Maturity.................  7.95  5.64  4.25  3.34  2.71
  Years to Auction Distribution Date  2.55  2.35  2.16  1.98  1.81
  Years to Securities Purchase Right  6.92  4.74  3.51  2.73  2.21
  Years to Optional Termination.....  7.55  5.23  3.90  3.05  2.46

----------
*Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                          CLASS A3 CERTIFICATES
                                       ----------------------------
DISTRIBUTION DATE                       10%   15%   20%   25%   30%
-----------------                      ----  ----  ----  ----  ----
Initial Percentage ..................   100%  100%  100%  100%  100%
September 2006 ......................    89    84    79    74    69
September 2007 ......................    80    71    62    54    47
September 2008 ......................    71    59    49    40    32
September 2009 ......................    64    50    39    30    22
September 2010 ......................    57    42    31    22    16
September 2011 ......................    50    36    25    17    11
September 2012 ......................    45    30    20    12     8
September 2013 ......................    40    25    16     9     5
September 2014 ......................    35    21    12     7     4
September 2015 ......................    31    18    10     5     2
September 2016 ......................    27    15     7     4     2
September 2017 ......................    24    12     6     3     1
September 2018 ......................    21    10     5     2     1
September 2019 ......................    18     8     3     1     1
September 2020 ......................    16     7     3     1     *
September 2021 ......................    14     5     2     1     *
September 2022 ......................    12     4     2     1     *
September 2023 ......................    10     4     1     *     *
September 2024 ......................     8     3     1     *     *
September 2025 ......................     7     2     1     *     *
September 2026 ......................     6     2     *     *     *
September 2027 ......................     5     1     *     *     *
September 2028 ......................     4     1     *     *     *
September 2029 ......................     3     1     *     *     *
September 2030 ......................     2     1     *     *     *
September 2031 ......................     2     *     *     *     *
September 2032 ......................     1     *     *     *     *
September 2033 ......................     1     *     *     *     *
September 2034 ......................     *     *     *     *     *
September 2035 ......................     0     0     0     0     0
                                       ----  ----  ----  ----  ----
Weighted Average Life
   Years to Maturity.................  7.96  5.64  4.25  3.34  2.71
   Years to Auction Distribution Date  2.54  2.35  2.16  1.98  1.81
   Years to Securities Purchase Right  6.92  4.74  3.50  2.73  2.21
   Years to Optional Termination.....  7.55  5.23  3.90  3.04  2.46

----------
*Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                          CLASS A4 CERTIFICATES
                                       ----------------------------
DISTRIBUTION DATE                       10%   15%   20%   25%   30%
-----------------                      ----  ----  ----  ----  ----
Initial Percentage ..................   100%  100%  100%  100%  100%
September 2006 ......................    90    84    79    74    69
September 2007 ......................    80    71    63    55    47
September 2008 ......................    72    60    49    40    32
September 2009 ......................    64    50    39    30    23
September 2010 ......................    57    43    31    23    16
September 2011 ......................    51    36    25    17    11
September 2012 ......................    46    31    20    13     8
September 2013 ......................    41    26    16    10     5
September 2014 ......................    37    22    13     7     4
September 2015 ......................    33    19    10     5     3
September 2016 ......................    29    16     8     4     2
September 2017 ......................    25    13     6     3     1
September 2018 ......................    22    11     5     2     1
September 2019 ......................    19     9     4     1     1
September 2020 ......................    17     7     3     1     *
September 2021 ......................    14     6     2     1     *
September 2022 ......................    12     5     2     1     *
September 2023 ......................    11     4     1     *     *
September 2024 ......................     9     3     1     *     *
September 2025 ......................     7     2     1     *     *
September 2026 ......................     6     2     1     *     *
September 2027 ......................     5     1     *     *     *
September 2028 ......................     4     1     *     *     *
September 2029 ......................     3     1     *     *     *
September 2030 ......................     3     1     *     *     *
September 2031 ......................     2     *     *     *     *
September 2032 ......................     1     *     *     *     *
September 2033 ......................     1     *     *     *     *
September 2034 ......................     *     *     *     *     *
September 2035 ......................     0     0     0     0     0
                                       ----  ----  ----  ----  ----
Weighted Average Life
   Years to Maturity.................  8.16  5.75  4.31  3.38  2.73
   Years to Auction Distribution Date  2.55  2.35  2.16  1.98  1.82
   Years to Securities Purchase Right  7.06  4.79  3.52  2.74  2.21
   Years to Optional Termination.....  7.73  5.31  3.94  3.06  2.47

----------
*Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                       CLASS B1, CLASS B2 AND CLASS
                                              B3 CERTIFICATES
                                       -----------------------------
DISTRIBUTION DATE                       10%    15%   20%   25%   30%
-----------------                      -----  ----  ----  ----  ----
Initial Percentage ..................    100%  100%  100%  100%  100%
September 2006 ......................    100   100   100   100   100
September 2007 ......................    100   100   100   100   100
September 2008 ......................     99    99    99    92    83
September 2009 ......................     99    99    82    69    58
September 2010 ......................     99    89    66    51    41
September 2011 ......................     99    75    52    38    28
September 2012 ......................     94    64    42    29    20
September 2013 ......................     84    54    33    21    14
September 2014 ......................     75    45    26    16     9
September 2015 ......................     66    38    21    12     7
September 2016 ......................     58    31    16     9     4
September 2017 ......................     51    26    13     6     3
September 2018 ......................     44    21    10     5     2
September 2019 ......................     39    17     8     3     1
September 2020 ......................     33    14     6     2     1
September 2021 ......................     29    12     4     2     1
September 2022 ......................     25     9     3     1     *
September 2023 ......................     21     8     3     1     *
September 2024 ......................     18     6     2     1     *
September 2025 ......................     15     5     1     *     *
September 2026 ......................     12     4     1     *     *
September 2027 ......................     10     3     1     *     *
September 2028 ......................      8     2     1     *     *
September 2029 ......................      7     2     *     *     *
September 2030 ......................      5     1     *     *     *
September 2031 ......................      4     1     *     *     *
September 2032 ......................      3     1     *     *     *
September 2033 ......................      2     *     *     *     *
September 2034 ......................      1     *     *     *     *
September 2035 ......................      0     0     0     0     0
                                       -----  ----  ----  ----  ----
Weighted Average Life
   Years to Maturity.................  13.51  9.79  7.42  6.09  5.23
   Years to Securities Purchase Right  11.32  7.86  5.82  4.68  3.92
   Years to Optional Termination.....  12.65  8.92  6.66  5.40  4.59

----------
*Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                           CLASS R CERTIFICATES
                                       ----------------------------
DISTRIBUTION DATE                       10%   15%   20%   25%   30%
-----------------                      ----  ----  ----  ----  ----
Initial Percentage ..................   100%  100%  100%  100%  100%
September 2006 ......................     0     0     0     0     0
September 2007 ......................     0     0     0     0     0
September 2008 ......................     0     0     0     0     0
September 2009 ......................     0     0     0     0     0
September 2010 ......................     0     0     0     0     0
September 2011 ......................     0     0     0     0     0
September 2012 ......................     0     0     0     0     0
September 2013 ......................     0     0     0     0     0
September 2014 ......................     0     0     0     0     0
September 2015 ......................     0     0     0     0     0
September 2016 ......................     0     0     0     0     0
September 2017 ......................     0     0     0     0     0
September 2018 ......................     0     0     0     0     0
September 2019 ......................     0     0     0     0     0
September 2020 ......................     0     0     0     0     0
September 2021 ......................     0     0     0     0     0
September 2022 ......................     0     0     0     0     0
September 2023 ......................     0     0     0     0     0
September 2024 ......................     0     0     0     0     0
September 2025 ......................     0     0     0     0     0
September 2026 ......................     0     0     0     0     0
September 2027 ......................     0     0     0     0     0
September 2028 ......................     0     0     0     0     0
September 2029 ......................     0     0     0     0     0
September 2030 ......................     0     0     0     0     0
September 2031 ......................     0     0     0     0     0
September 2032 ......................     0     0     0     0     0
September 2033 ......................     0     0     0     0     0
September 2034 ......................     0     0     0     0     0
September 2035 ......................     0     0     0     0     0
                                       ----  ----  ----  ----  ----
Weighted Average Life
   Years to Maturity.................  0.07  0.07  0.07  0.07  0.07
   Years to Securities Purchase Right  0.07  0.07  0.07  0.07  0.07
   Years to Optional Termination.....  0.07  0.07  0.07  0.07  0.07


YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS A-X CERTIFICATES

    The Class A-X Certificates receive only distributions of interest on and prior to the Distribution Date in September 2008. The Class A-X Certificates will not receive any distributions following the Distribution Date in September 2008. The yield to maturity on the Class A-X Certificates will be extremely sensitive to the level of prepayments on all of the Mortgage Loans and the level of LIBOR. The faster that the Mortgage Loans prepay and the more LIBOR increases, the less interest the Class A-X Certificates will receive. Furthermore, the higher the Mortgage Rates on the Mortgage Loans that prepay, the less interest the Class A-X Certificates will receive. Furthermore, if the Mortgage Loans having higher rates prepay more rapidly than those having lower rates, the rate at which interest accrues on the Class A-X Certificates is also likely to decline. In addition, to the extent amounts otherwise distributable to the Class A-X Certificates are applied to pay Available Funds Cap Shortfall Amounts on the Class A1, Class A2, Class A3 and Class A4 Certificates and such amounts have not been paid from amounts received under the Yield Maintenance Agreements, the yield on the Class A-X Certificates will be reduced. Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans is faster than expected, an optional termination of the Trust occurs earlier than expected or LIBOR increases faster than expected, investors may not fully recover their initial investments.

    To illustrate the significance of different rates of prepayment on the distributions on the Class A-X Certificates, the tables below indicates the approximate pre-tax yields to maturity for the Class A-X Certificates (on a corporate bond equivalent basis) under the different percentages of CPR indicated.

    Any differences between the assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class A-X Certificates may result in a yield to maturity different from those shown in the tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of the yield to maturity to varying percentages of CPR. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

    The following sensitivity table for the Class A-X Certificates is based on the Modeling Assumptions and assumes further that the Class A-X Certificates are purchased at the price set forth in the table. There can be no assurance that the Mortgage Loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class A-X Certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the table below. The actual price to be paid on the Class A-X

Certificates has not been determined and will depend on the characteristics of the Mortgage Pool as ultimately constituted.

         PRE TAX YIELD TO MATURITY OF THE CLASS A-X CERTIFICATES AT AN
  ASSUMED PURCHASE PRICE OF 1.71% OF THE INITIAL CLASS A-X CERTIFICATE NOTIONAL
                                    AMOUNT(1)

                PERCENTAGE OF CPR
----------------------------------------------
10%        15%     20%     25%    30%    40%
------   ------  ------  ------  -----  ------
34.48%   27.97%  21.23%  14.25%  7.04%  (8.18)

----------
(1) Includes accrued interest from the Cut-off Date.

    Based on a constant prepayment rate of approximately 35% of CPR, with respect to the Mortgage Loans, the assumed purchase price and the assumptions described above, the pre-tax yield to maturity of the Class A-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class A-X Certificates would not fully recover the initial purchase price of the Class A-X Certificates.

    The pre-tax yields to maturity shown in the preceding table were calculated by determining the monthly discount rate (whether positive or negative), which, when applied to the assumed stream of cash flow to be paid on the Class A-X Certificates, would cause the discounted present value of that assumed stream of cash flow to equal the assumed purchase price. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these Class A-X Certificates when any reinvestment rates other than the discount rates are considered.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The Trust Agreement provides that the Trust, exclusive of (i) the Available Funds Cap Reserve Fund, (ii) the Yield Maintenance Agreements, (iii) the Pre-Funding Accounts, (iv) the Capitalized Interest Accounts, (v) the Final Maturity Reserve Trust, (vi) the Final Maturity Reserve Account and (vii) any Additional Collateral, will comprise multiple REMICs in a tiered structure. Each of the REMICs will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

    Upon issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the

REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that each of the Available Funds Cap Reserve Fund and the Final Maturity Reserve Trust is an "outside reserve fund" that is beneficially owned by the beneficial owners of the Class A-X Certificates and the Class I Certificates, respectively.

TAXATION OF REGULAR INTERESTS GENERALLY

    Interest on a REMIC regular interest must be included in income by a beneficial owner under the accrual method of accounting, regardless of the beneficial owner's regular method of accounting. In addition, certain classes of Offered Certificates may be issued with original issue discount ("OID"). For purposes of the OID rules, if two or more Classes of Certificates are acquired entirely by one beneficial owner at original issuance, then the Classes of Certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more Classes of Certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those Classes of Certificates. Because various Classes of REMIC regular certificates are expected to be issued to one person (which intends to continue to hold the REMIC regular certificates indefinitely and, in any case, for at least 30 days), the Securities Administrator, on behalf of the trust, intends to determine the existence and amount of any OID as if those classes of REMIC regular certificates acquired entirely by a single beneficial owner were one debt instrument. If two or more Classes of REMIC regular certificates are aggregated and treated as one debt instrument for purposes of determining the existence and amount of OID, the stripped bond rules described in Section 1286 of the Code would apply to subsequent purchasers of those REMIC regular certificates (unless the purchaser acquires a pro-rata portion of each such Class of REMIC regular certificates). Under those rules, OID, rather than market discount, would be created if the purchase price at the time the REMIC regular certificate is purchased is less (by more than a de minimis amount) than its face amount. Because the amount of OID, if any, created by such a transaction will depend on subsequent transactions, information concerning the accrual of such OID will not be available from the Securities Administrator or the Trustee. All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the OID and stripped bond provisions of the Code and the regulations thereunder on the purchase of the REMIC regular certificates. See "Material Federal Income Tax-Considerations---Taxation of Securities Treated as Debt Instruments---Interest Income and OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 20% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

PAYMENTS FROM THE FINAL MATURITY RESERVE TRUST

    Any Certificateholder receiving a principal payment from the Final Maturity Reserve Trust will be treated as selling a portion of its certificate to the Class I Certificateholder and will be treated as receiving the amount of the principal payment from the Class I Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the Certificate Principal Amount of such Certificate. Accordingly, any principal payment from the Final Maturity Reserve Trust will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale.


ADDITIONAL CONSIDERATIONS APPLICABLE TO THE AUCTION CERTIFICATES

    The purchase of an Auction Certificate, for federal income tax purposes, represents (i) the purchase of an undivided beneficial interest in a REMIC regular interest; (ii) the purchase of beneficial interest in the right to receive payments from the Available Funds Cap Reserve Fund; (iii) the obligation to sell the Auction Certificates on the Auction Distribution Date; and (iv) the acquisition of rights and obligations under the Auction Swap Agreement and the related auction.

    On the Auction Distribution Date, each Class of Auction Certificates will be transferred to the third-party investor or investors with the highest bid for that class in the auction conducted by the Auction Administrator, and the holders will be entitled to receive the Par Price. For federal income tax reporting purposes, each beneficial owner of an Auction Certificate will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Auction Certificate on the Auction Distribution Date.

    For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an Auction Certificate for the rights acquired or the obligations undertaken with respect to the auction of the Auction Certificates. The Internal Revenue Service could disagree, and if its position were upheld, the holders of the Auction Certificates could have income from OID in addition to the stated interest on their Certificates or small offsets of premium against that stated interest. See "Material Federal Income Tax Considerations---Taxation of Securities Treated as Debt Instruments---Interest Income and OID" in the prospectus.

    The interest of the holders of Auction Certificates in the REMIC regular interest and the applicable auction should be treated as a straddle under
Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of the certificate (including any gain or loss realized in connection with the mandatory transfer of the certificate to a third-party investor on the Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long the certificate is held. Treatment as a straddle also generally requires the certificateholder to capitalize, rather than deduct, any interest and carrying charges allocable to the Certificate to the extent those charges exceed the ordinary income from the certificate includible for the taxable year. In addition the Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

    The correct treatment of the Auction Certificates is unclear. The Internal Revenue Service might assert that the Auction Certificates represent the debt of, or another interest, in the Auction Swap Counterparty. If such a position were upheld it could affect the timing and character of the income on the Auction Certificates, and the portion of such certificates which we describe above as being REMIC regular interests would not be treated as REMIC regular interests or qualifying assets for purposes of sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3).

    HOLDERS OF THE AUCTION CERTIFICATES ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TREATMENT OF THEIR INTERESTS IN THE AUCTION CERTIFICATES, INCLUDING THE ALLOCATION OF ISSUE PRICE, TIMING, CHARACTER AND SOURCE OF INCOME, GAIN DEDUCTION AND LOSS RESULTING FROM THE OWNERSHIP OF THEIR CERTIFICATES.

AVAILABLE FUNDS CAP SHORTFALL AMOUNTS

    In addition to the rights and obligations described above, each Yield Maintained Certificate will represent a beneficial interest in the right to receive payments in respect of Available funds cap shortfall amounts. For federal income tax information reporting purposes, the entitlement to such payments will be treated as an interest in interest rate cap contracts written by the Class A-X Certificateholders in favor of the beneficial owners of the Yield Maintained Certificates (the "Interest Rate Cap Agreements"), and, each beneficial owner of a Yield Maintained Certificate and the beneficial owners of the Class A-X Certificates will agree, by virtue of their purchase of such Certificates, to adopt a tax reporting position consistent with that characterization. Alternative characterizations of such rights are, however, possible. For instance, the right to receive such payments could be classified for federal income tax purposes as an interest in a partnership formed among the affected Certificateholders to share cash flows from the Available Funds Cap Reserve Fund and the Yield Maintenance Agreements. Such an alternative characterization would result in tax treatment of payments of Available Funds Cap Shortfall Amounts that would differ from that which is described below. Prospective investors in the Yield Maintained Certificates and the Class A-X Certificates should consult their tax advisors regarding the tax treatment of the rights of the beneficial owners of such Certificates with respect to payments in respect of Available Funds Cap Shortfall Amounts.

    A beneficial owner of a Yield Maintained Certificate must allocate a portion of its purchase price for such Certificate to the Interest Rate Cap Agreement component of the Yield Maintained Certificate. For information reporting purposes, it will be assumed that, with respect to a Yield Maintained Certificate, the Interest Rate Cap Agreement component will have only nominal value relative to the value of the regular interest component. The Internal Revenue Service could argue, however, that the Interest Rate Cap Agreement component has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Considerations---Taxation of Securities Treated as Debt Instruments--- Interest Income and OID" in the prospectus.

    Upon the sale, exchange, or other disposition of a Yield Maintained Certificate, the beneficial owner must allocate a portion of the amount realized to the Interest Rate Cap Agreement component based on the relative fair market values of that component to the other components of the Yield Maintained Certificate at the time of sale.

    As indicated above, a portion of the purchase price paid by a beneficial owner to acquire a Yield Maintained Certificate will be attributable to the Interest Rate Cap Agreement component of such Certificate. The portion of the overall purchase price attributable to the

Interest Rate Cap Agreement component must be amortized over the life of such Yield Maintained Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of a Yield Maintained Certificate.

    Any payments received by a holder of a Yield Maintained Certificate in respect of Available Funds Cap Shortfall Amounts will be treated as periodic payments received from the Interest Rate Cap Agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the Interest Rate Cap Agreement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Cap Agreement component in computing the beneficial owner's alternative minimum tax liability.

CERTAIN OWNERS OF AUCTION CERTIFICATES

    Only the regular interest component of each Auction Certificate will be treated as (i) assets described in Section 7701(a)(19)(C) of the Code and (ii) "real estate assets" under Section 856(c)(4)(A) of the Code, in the same proportion that the assets of the Trust, exclusive of the Available Funds Cap Reserve Fund and the Yield Maintenance Agreements, would be so treated. The rights and obligations with respect to the mandatory auction and the rights under the Interest Rate Cap Agreement component of the Auction Certificates, will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Auction Certificates would not likely be qualified mortgages in the hands of a REMIC because of these additional rights and obligations associated with ownership of an Auction Certificate.

ADDITIONAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS A-X CERTIFICATES

    For federal income tax purposes, the Class A-X Certificates will represent
(i) ownership of a REMIC regular interest, (ii) ownership of the Yield Maintenance Agreements, (iii) ownership of the Available Funds Cap Reserve Fund and (iv) the obligation to make payments on the Interest Rate Cap Agreement components of the Auction Certificates.

THE RESIDUAL CERTIFICATE

    The holder of the Class R Certificate must include the taxable income of each REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

    The purchaser of the Class R Certificate should consider carefully the tax consequences of an investment in REMIC residual certificates as discussed in the Prospectus and should consult its own tax advisors with respect to those consequences. See "Material Federal Income Tax Considerations---REMIC Residual Certificates" in the prospectus. Specifically, prospective holders of the Class R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class R Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Material Federal Income Tax Considerations---REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of realized losses, see "Material Federal Income Tax Considerations---Types of Securities---REMIC Certificates Generally" and "---REMIC Residual Certificates---Taxable Income or Net Loss of the REMIC" in the prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Senior Certificates and the Class B1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

    Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

    Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.


                                USE OF PROCEEDS

    The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.


                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor and Lehman Brothers Inc., which is an affiliate of the Depositor, Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor, the initial Certificate Principal Amounts or initial Notional Amounts of Offered Certificates set forth below.

                                           BEAR, STEARNS   GREENWICH CAPITAL
  CLASS             LEHMAN BROTHERS INC.     & CO. INC.      MARKETS, INC.
--------            --------------------  ---------------  -----------------
Class A1.........   $         48,524,667  $    48,524,666  $      48,524,666
Class A2.........   $        343,622,000  $   343,622,000  $     343,622,000
Class A3.........   $        228,449,334  $   228,449,333  $     228,449,333
Class A4.........   $        262,364,334  $   262,364,333  $     262,364,333
Class A-X........   $     882,960,334(1)  $882,960,333(1)  $  882,960,333(1)
Class B1.........   $         15,562,667  $    15,562,666  $      15,562,666
Class B2.........   $          6,408,000  $     6,408,000  $       6,408,000
Class B3.........   $          3,661,667  $     3,661,666  $       3,661,666

-----------
(1) Notional Amount.

    The distribution of the Offered Certificates by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

    Expenses incurred by the Depositor in connection with this offering are expected to be approximately $800,000.

    Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B4, Class B5 and Class B6 Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

    Lehman Brothers Inc. is an affiliate of the Depositor.

    After the initial distribution of the Offered Certificates by the Underwriters, this prospectus supplement and the accompanying prospectus may be used by the Underwriters and the Depositor in connection with market making transactions in the Offered Certificates. The Underwriters may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                              ERISA CONSIDERATIONS
GENERAL

    ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans---and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested---and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans. "

    ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the average maturity (and in the case of the Class A-X Certificates, yield) of the investments to the rate of principal payments (including prepayments) on the underlying Mortgage Loans.

THE UNDERWRITER'S EXEMPTION

    The U.S. Department of Labor has granted to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14 as most recently amended and restated by PTE 2002-41 (the "Underwriter's Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to

    o the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Lehman Brothers, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent, and

    o the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the Underwriter's Exemption are satisfied. See "ERISA Considerations" in the prospectus.

    It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the Offered Certificates other than the Class R Certificates and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met.

    The rating of an Offered Certificate may change. If a Class of Offered Certificates no longer has a rating of at least BBB- or Baa3, Certificates of that Class will no longer be eligible for relief under the Underwriter's Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it) unless the Securities Administrator, as certificate registrar, receives:

    o a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

    o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

    o an opinion of counsel satisfactory to the Securities Administrator (upon which the Trustee, the Master Servicer, the Securities Administrator and the Depositor may explicitly rely) that the purchase and holding of the Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Securities Administrator, the Trustee, the Master Servicer, the Delaware Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement.

    Each transferee of a Book-Entry ERISA-Restricted Certificate shall be deemed to have made a representation as required above.

ACQUISITION OF THE CLASS R CERTIFICATES

    BECAUSE THE CHARACTERISTICS OF THE CLASS R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE UNDERWRITER'S EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS R CERTIFICATE BY A PLAN MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS R CERTIFICATE WILL NOT BE

REGISTERED BY THE SECURITIES ADMINISTRATOR, AS CERTIFICATE REGISTRAR, UNLESS THE SECURITIES ADMINISTRATOR, AS CERTIFICATE REGISTRAR, RECEIVES:

    o a representation from the acquiror or transferee of the Class R Certificate to the effect that the transferee is not a Plan or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

    o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class R Certificate are covered under Sections I and III of PTCE 95-60.

ERISA CONSIDERATIONS WITH RESPECT TO THE AUCTION SWAP AGREEMENT AND THE FINAL MATURITY RESERVE TRUST

    For so long as the swap feature related to each of the Auction Certificates under the Auction Swap Agreement remains outstanding, any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Exemption will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Auction Swap Agreement together with the right to receive such payments. The Exemption may not apply to the right to receive payments from the Auction Swap Agreement by a Plan. The right to receive such payments could also result in a prohibited transaction if the Auction Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. In addition, when the Certificates are retired if payments are made to Certificateholders from the Final Maturity Reserve Trust, for purposes of ERISA and Section 4975 of the Code this may be deemed to be a sale or exchange of property between Certificateholders that are Plans and the Class I Certificateholders, who may be parties in interest with respect to such Plans and consequently may result in a prohibited transaction unless another administrative exemption is available.

    Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate otherwise eligible for the Exemption unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Final Maturity Reserve Trust, any Offered Certificate whose rating has fallen to below BBB- or Baa3 could be purchased by insurance company general accounts pursuant to such exemption.

    If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Seller and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

FIDUCIARY CONSIDERATIONS

    The Underwriters, the Seller and the Trustee make no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan. Each Plan fiduciary should make its own determination as to the applicability of the Underwriter's Exemption and any other exemptions to the acquisition, holding and disposition of Offered Certificates and any rights associated with such Certificates.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, New York, New York.

                                    RATINGS

    It is a condition to the issuance of the Senior Certificates that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"). It is a condition to the issuance of the Class B1, Class B2 and Class B3 Certificates that they be rated "AA," "A" and "BBB," respectively, by S&P.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.

    The ratings do not address the likelihood that any Available Funds Cap Shortfall Amounts will be repaid to the holders of the Class A1, Class A2, Class A3, Class A4, Class B1, Class B2 or Class B3 Certificates.

    The rating of the Class R Certificate does not assess the likelihood of return to investors except to the extent of the Class Principal Amount and interest thereon.

    The Class A-X Certificates are extremely sensitive to prepayments, which the rating on the Class A-X Certificates does not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

    The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

    The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            INDEX OF PRINCIPAL TERMS

                                        PAGE
                                       -----

Accrual Period.......................   S-38
Accrued Certificate Interest.........   S-35
Act..................................  S-116
Additional Collateral................   S-62
Additional Collateral Mortgage Loans.   S-71
Adjustable Rate Mortgage Loans.......   S-59
Adjustment Date......................   S-61
Advance..............................   S-88
Aggregate Subordinate Percentage.....   S-46
Apportioned Principal Balance........   S-38
Auction Administrator................   S-53
Auction Certificates.................   S-53
Auction Distribution Date............   S-53
Auction Proceeds.....................   S-54
Auction Swap Agreement...............   S-54
Auction Swap Counterparty............   S-53
Available Distribution Amount........   S-49
Available Funds Cap..................   S-37
Available Funds Cap Reserve Fund.....   S-39
Available Funds Cap Shortfall Amounts   S-39
BBA..................................   S-41
BBAM.................................   S-41
Beneficial Owner.....................   S-32
Book-Entry Certificates..............   S-31
Business Day.........................   S-31
Capitalized Interest Account.........   S-66
Capitalized Interest Requirement.....   S-50
Certificate Group....................   S-31
Certificate Principal Amount.........   S-38
Certificates.........................   S-30
Chase................................   S-60
Chase Home...........................   S-81
Class................................   S-30
Class A Certificates.................   S-30
Class Notional Amount................   S-31
Class Percentage.....................   S-35
Class Principal Amount...............   S-31
Clearstream Luxembourg...............   S-32
Closing Date.........................   S-35
CMMC.................................   S-81
Code.................................  S-111
Colonial.............................   S-60
Corporate Trust Office...............   S-56
Countrywide..........................   S-60
CPR..................................   S-98
Credit Support Depletion Date........   S-46
Credit Support Percentage............   S-35
Cut-off Date Balance.................   S-57
Deficient Valuation..................   S-53
Definitive Certificate...............   S-32
Delaware Trustee.....................   S-56
Deposit Date.........................   S-49
Depositor............................   S-32
Designated Telerate Page.............   S-41
Distribution Date....................   S-31
DTC..................................   S-31
Due Period...........................   S-49
Effective Loan-to-Value Ratio........   S-62
Employee Discount Rate...............   S-63
Employee Mortgage Loans..............   S-63
Euroclear............................   S-32
FICO.................................   S-67
Final Maturity Reserve Account.......   S-47
Final Maturity Reserve Amount........   S-48
Final Maturity Reserve Rate..........   S-48
Final Maturity Reserve Trust.........   S-47
Final Scheduled Distribution Date....   S-55
First Republic.......................   S-60
Fitch................................   S-92
Gross Margin.........................   S-61
Group 1 Certificates.................   S-30
Group 2 Certificates.................   S-30
Group 3 Certificates.................   S-30
Group 4 Certificates.................   S-30
Group Subordinate Amount.............   S-46
Hybrid Mortgage Loans................   S-59
Index................................   S-62
Indices..............................   S-62
Initial Cap..........................   S-61
Initial Mortgage Loans...............   S-30
Insurance Proceeds...................   S-50
Interest Rate........................   S-36
Interest Rate Cap Agreements.........  S-113
Interest Settlement Rate.............   S-41
Interest Shortfall...................   S-36

                                           PAGE
                                          -----

LIBOR...................................   S-41
LIBOR Business Day......................   S-42
LIBOR Determination Date................   S-41
LIBOR01.................................   S-41
Liquidated Mortgage Loan................   S-53
Liquidation Proceeds....................   S-50
Loan-to-Value Ratio.....................   S-62
Master Servicer.........................   S-78
Master Servicer Fee.....................   S-87
Master Servicing Fee Rate...............   S-87
Maximum Payment Rate....................   S-40
Maximum Rate............................   S-61
Minimum Rate............................   S-61
Modeling Assumptions....................   S-99
Moody's.................................  S-120
Mortgage Loan Purchase Agreement........   S-93
Mortgage Loans..........................   S-30
Mortgage Pool...........................   S-30
Mortgage Rate...........................   S-37
Mortgaged Property......................   S-60
Net Mortgage Rate.......................   S-37
Net Prepayment Interest Shortfalls......   S-39
Net WAC.................................   S-37
Notional Amount.........................   S-38
October Cut-off Date Mortgage Loans.....   S-57
Offered Certificates....................   S-30
Offered Subordinate Certificates........   S-30
OID.....................................  S-111
One-Month LIBOR Index...................   S-61
One-Year CMT Index......................   S-61
One-Year LIBOR Index....................   S-61
Optional Securities Purchase Date.......   S-55
Optional Termination Date...............   S-55
Original Credit Support Percentage......   S-35
Original Subordinate Amount.............   S-45
Par Price...............................   S-54
Penalty Period..........................   S-63
Percentage Interest.....................   S-32
Periodic Cap............................   S-61
PHH.....................................   S-60
Plans...................................  S-117
Pool 1..................................   S-30
Pool 2..................................   S-30
Pool 3..................................   S-30
Pool 4..................................   S-30
Pool Balance............................   S-43
Pre-Funding Account.....................   S-64
Pre-Funding Amount......................   S-64
Pre-Funding Period......................   S-64
Prepayment Interest Shortfall...........   S-39
Prepayment Penalty Amount...............   S-63
Prepayment Period.......................   S-49
Principal Distribution Amount...........   S-42
Principal Prepayments...................   S-49
PTCE 95-60..............................  S-118
PTE.....................................  S-117
Rating Agencies.........................  S-120
RBS.....................................   S-54
Realized Loss...........................   S-53
Record Date.............................   S-31
Relief Act..............................   S-35
Relief Act Reduction....................   S-35
Required Reserve Fund Deposit...........   S-40
Residual Certificate....................   S-31
Restricted Classes......................   S-35
Retained Interest.......................   S-63
Retained Interest Rate..................   S-63
S&P.....................................  S-120
Scheduled Payment.......................   S-59
Scheduled Principal Balance.............   S-43
Securities Administrator................   S-56
Seller..................................   S-60
Senior Certificates.....................   S-30
Senior Percentage.......................   S-43
Senior Prepayment Percentage............   S-43
Senior Principal Distribution Amount....   S-42
September Cut-off Date Mortgage Loans...   S-57
Servicer Remittance Date................   S-49
Servicers...............................   S-79
Servicing Agreement.....................   S-79
Servicing Fee...........................   S-87
Servicing Fee Rate......................   S-87
Six-Month LIBOR Index...................   S-61
SMMEA...................................  S-115
Strike Rate.............................   S-41
Subordinate Certificate Writedown Amount   S-52
Subordinate Certificates................   S-30
Subordinate Class Percentage............   S-46
Subordinate Percentage..................   S-46
Subordinate Prepayment Percentage.......   S-46


                                            PAGE
                                           -----

Subordinate Principal Distribution Amount   S-45
Subsequent Mortgage Loans................   S-30
Subsequent Recovery......................   S-51
Tax Counsel..............................  S-110
Three-Year CMT Index.....................   S-61
Trust....................................   S-30
Trust Agreement..........................   S-91
Trustee..................................   S-56
Trustee Fee..............................   S-56
Trustee Fee Rate.........................   S-56
Undercollateralization Distribution......   S-47
Undercollateralized Group................   S-47
Underwriter's Exemption..................  S-117
Underwriters.............................  S-115
Underwriting Agreement...................  S-115
Wells Fargo..............................   S-60
Yield Maintenance Account................   S-40
Yield Maintenance Agreements.............   S-40
Yield Maintenance Amounts................   S-40
Yield Maintenance Certificates...........   S-40
Yield Maintenance Counterparty...........   S-41
Yield Maintenance Notional Balance.......   S-41
Yield Maintenance Payment................   S-40


                    SCHEDULE I: YIELD MAINTENANCE AGREEMENTS

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                              CLASS A1 CERTIFICATES

                             YIELD MAINTENANCE NOTIONAL
   DISTRIBUTION DATE               BALANCE ($)(1)        STRIKE RATE (%)
-----------------------      --------------------------  --------------
October 2005                             145,574,000.00           6.017
November 2005                            143,541,014.00           4.855
December 2005                            141,535,359.00           5.038
January 2006                             139,556,731.00           4.877
February 2006                            137,604,764.00           4.889
March 2006                               135,679,086.00           5.467
April 2006                               133,779,348.00           4.922
May 2006                                 131,905,208.00           5.130
June 2006                                130,056,295.00           4.961
July 2006                                128,232,287.00           5.141
August 2006                              126,432,846.00           4.961
September 2006                           124,657,628.00           4.969
October 2006                             122,906,321.00           5.143
November 2006                            121,178,597.00           4.969
December 2006                            119,474,140.00           5.147
January 2007                             117,792,638.00           4.975
February 2007                            116,133,783.00           4.986
March 2007                               114,497,269.00           5.556
April 2007                               112,882,796.00           4.994
May 2007                                 111,290,066.00           5.175
June 2007                                109,718,786.00           5.000
July 2007                                108,168,667.00           5.177
August 2007                              106,639,423.00           5.002
September 2007                           105,130,773.00           5.001
October 2007                             103,642,438.00           5.177
November 2007                            102,174,145.00           4.999
December 2007                            100,725,623.00           5.174
January 2008                              99,296,606.00           4.996
February 2008                             97,886,832.00           4.994
March 2008                                96,496,040.00           5.354
April 2008                                95,123,977.00           5.003
May 2008                                  93,770,672.00           5.176
June 2008                                 92,435,586.00           5.001
July 2008                                 91,118,515.00           5.226
August 2008                               89,814,429.00           5.708
September 2008                            88,527,947.00           5.765
October 2008 and thereafter                        0.00            0.00

(1) For each Distribution Date, the Yield Maintenance Notional Balance will be equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such Distribution Date and (ii) the aggregate Principal Balance of the Class A1 Certificates.

                                      S-I-1

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                              CLASS A2 CERTIFICATES

                             YIELD MAINTENANCE NOTIONAL
   DISTRIBUTION DATE                  BALANCE ($)(1)        STRIKE RATE (%)
----------------------       --------------------------  ---------------
October 2005                           1,030,866,000.00            5.872
November 2005                          1,016,337,031.00            4.679
December 2005                          1,002,005,035.00            4.845
January 2006                             987,867,351.00            4.679
February 2006                            973,921,352.00            4.679
March 2006                               960,164,448.00            5.212
April 2006                               946,594,082.00            4.679
May 2006                                 933,207,733.00            4.845
June 2006                                920,002,914.00            4.679
July 2006                                906,977,171.00            4.845
August 2006                              894,128,083.00            4.679
September 2006                           881,453,262.00            4.679
October 2006                             868,950,353.00            4.845
November 2006                            856,617,031.00            4.680
December 2006                            844,451,004.00            4.845
January 2007                             832,450,011.00            4.680
February 2007                            820,611,820.00            4.680
March 2007                               808,934,229.00            5.212
April 2007                               797,415,069.00            4.680
May 2007                                 786,052,197.00            4.845
June 2007                                774,843,499.00            4.680
July 2007                                763,786,892.00            4.845
August 2007                              752,880,319.00            4.680
September 2007                           742,121,751.00            4.680
October 2007                             731,509,188.00            4.845
November 2007                            721,040,654.00            4.680
December 2007                            710,714,203.00            4.845
January 2008                             700,527,913.00            4.680
February 2008                            690,479,889.00            4.680
March 2008                               680,568,262.00            5.023
April 2008                               670,791,185.00            4.680
May 2008                                 661,146,842.00            4.846
June 2008                                651,633,435.00            4.680
July 2008                                642,249,194.00            4.846
August 2008                              632,992,374.00            4.680
September 2008                           623,861,249.00            4.680
October 2008 and thereafter                        0.00             0.00

(1) For each Distribution Date, the Yield Maintenance Notional Balance will be equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such Distribution Date and (ii) the aggregate Principal Balance of the Class A2 Certificates.

                                      S-I-2

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                              CLASS A3 CERTIFICATES

                             YIELD MAINTENANCE NOTIONAL
   DISTRIBUTION DATE               BALANCE ($)(1)        STRIKE RATE (%)
----------------------       --------------------------  ---------------
October 2005                             685,348,000.00            5.947
November 2005                            675,637,907.00            4.736
December 2005                            666,059,958.00            4.904
January 2006                             656,612,364.00            4.736
February 2006                            647,293,358.00            4.736
March 2006                               638,101,200.00            5.277
April 2006                               629,034,170.00            4.736
May 2006                                 620,090,573.00            4.904
June 2006                                611,268,737.00            4.736
July 2006                                602,567,012.00            4.904
August 2006                              593,983,771.00            4.736
September 2006                           585,517,409.00            4.736
October 2006                             577,166,342.00            4.904
November 2006                            568,929,007.00            4.736
December 2006                            560,803,863.00            4.905
January 2007                             552,789,391.00            4.736
February 2007                            544,884,090.00            4.736
March 2007                               537,086,481.00            5.277
April 2007                               529,395,105.00            4.736
May 2007                                 521,808,521.00            4.905
June 2007                                514,325,310.00            4.737
July 2007                                506,944,071.00            4.905
August 2007                              499,663,421.00            4.737
September 2007                           492,481,998.00            4.737
October 2007                             485,398,455.00            4.905
November 2007                            478,411,467.00            4.737
December 2007                            471,519,725.00            4.905
January 2008                             464,721,937.00            4.737
February 2008                            458,016,830.00            4.737
March 2008                               451,403,148.00            5.085
April 2008                               444,879,650.00            4.737
May 2008                                 438,445,115.00            4.905
June 2008                                432,098,336.00            4.737
July 2008                                425,838,124.00            4.905
August 2008                              419,663,304.00            4.737
September 2008                           413,572,720.00            4.737
October 2008 and thereafter                        0.00             0.00

(1) For each Distribution Date, the Yield Maintenance Notional Balance will be equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such Distribution Date and (ii) the aggregate Principal Balance of the Class A3 Certificates.

                                      S-I-3

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                              CLASS A4 CERTIFICATES

                             YIELD MAINTENANCE NOTIONAL
   DISTRIBUTION DATE               BALANCE ($)(1)        STRIKE RATE (%)
-----------------------      --------------------------  ---------------
October 2005                             787,093,000.00            6.051
November 2005                            776,085,739.00            4.818
December 2005                            765,226,840.00            4.989
January 2006                             754,514,304.00            4.818
February 2006                            743,946,161.00            4.818
March 2006                               733,520,466.00            5.368
April 2006                               723,235,301.00            4.818
May 2006                                 713,088,772.00            4.989
June 2006                                703,079,012.00            4.818
July 2006                                693,204,181.00            4.989
August 2006                              683,462,459.00            4.818
September 2006                           673,852,056.00            4.818
October 2006                             664,371,201.00            4.989
November 2006                            655,018,150.00            4.818
December 2006                            645,791,183.00            4.989
January 2007                             636,688,600.00            4.818
February 2007                            627,708,727.00            4.818
March 2007                               618,849,910.00            5.368
April 2007                               610,110,520.00            4.818
May 2007                                 601,488,947.00            4.989
June 2007                                592,983,606.00            4.818
July 2007                                584,592,929.00            4.989
August 2007                              576,315,374.00            4.818
September 2007                           568,149,416.00            4.818
October 2007                             560,093,553.00            4.989
November 2007                            552,146,301.00            4.818
December 2007                            544,306,197.00            4.989
January 2008                             536,571,799.00            4.818
February 2008                            528,941,682.00            4.818
March 2008                               521,414,442.00            5.172
April 2008                               513,988,694.00            4.818
May 2008                                 506,663,069.00            4.989
June 2008                                499,436,220.00            4.818
July 2008                                492,306,816.00            4.989
August 2008                              485,273,545.00            4.818
September 2008                           478,335,112.00            4.818
October 2008 and thereafter                        0.00             0.00

(1) For each Distribution Date, the Yield Maintenance Notional Balance will be equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such Distribution Date and (ii) the aggregate Principal Balance of the Class A4 Certificates.

                                      S-I-4

                                    ANNEX A:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Thornburg Mortgage Securities Trust 2005-3, Mortgage Loan Pass-Through Certificates, Series 2005-3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

    Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

    A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

    All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      S-A-1

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

    TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global

                                      S-A-2

Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.

    The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                                      S-A-3

          (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder that is not a United States "person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Paying Agent or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the Paying Agent or the U.S. withholding agent receives a statement---

          (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that---

               (i) is signed by the holder under penalty of perjury,

               (ii) certifies that such owner is not a United States person, and

               (iii) provides the name and address of the holder, or

          (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that---

               (i) is signed under penalties of perjury by an authorized representative of the financial institution,

               (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

               (iii) provides the name and address of the holder, and

               (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

                                      S-A-4

    II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Paying Agent or the U.S. withholding agent;

    III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Paying Agent or the U.S. withholding agent; or

    IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Paying Agent or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

    A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

    In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

    I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

    II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

    III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

    This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States "persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

    The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under

                                       S-A-5
any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date that elect to continue to be treated as United States persons.

                                       S-A-6

                                    ANNEX B:
              CERTAIN CHARACTERISTICS OF THE INITIAL MORTGAGE LOANS

    The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the statistical mortgage loans (referred to herein as Initial Mortgage Loans) having the stated characteristics shown in the tables in each range. The Cut-off Date for substantially all of the Initial Mortgage Loans is September 1, 2005. See "Description of the Mortgage Pools---General." (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                                       S-B-1

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF ORIGINAL                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
 0.01 to  10.00.........................                 1             $      257,000.00              0.01%
10.01 to  20.00.........................                34                 18,394,363.71              0.75
20.01 to  30.00.........................                53                 33,365,462.99              1.35
30.01 to  40.00.........................               133                101,802,627.70              4.13
40.01 to  50.00.........................               202                163,637,870.24              6.64
50.01 to  60.00.........................               340                320,194,385.72             13.00
60.01 to  70.00.........................               755                628,083,935.00             25.50
70.01 to  80.00.........................             2,431              1,147,787,528.05             46.60
80.01 to  90.00.........................                62                 20,134,277.76              0.82
90.01 to 100.00.........................                79                 29,615,494.34              1.20
                                                     -----             -----------------           --------
Total....................................            4,090             $2,463,272,945.51            100.00%
                                                     =====             =================            ======

         The weighted average original Loan-to-Value Ratio is approximately 67.589%.


                   ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS FOR
                  ADDITIONAL COLLATERAL INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
   RANGE OF ORIGINAL EFFECTIVE LOAN-TO-VALUE       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  RATIOS (%)                            LOANS                 BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                 -------            -----------------
40.01  to   50.00..........................                 4                $   597,500.00              2.78%
50.01  to   60.00..........................                 2                  1,568,600.00              7.29
60.01  to   70.00..........................                17                 18,102,750.00             84.17
70.01  to   80.00..........................                 3                  1,237,500.00              5.75
                                                           --                --------------          --------
Total......................................                26                $21,506,350.00            100.00%
                                                           ==                ==============            ======

         The weighted average original Effective Loan-to-Value Ratio for Additional Collateral Mortgage Loans is approximately 67.904%.


                                     S-B-2

      ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          RANGE OF ORIGINAL EFFECTIVE              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
  0.01 to   10.00..........................                 1             $      257,000.00              0.01%
10.01  to   20.00..........................                34                 18,394,363.71              0.75
20.01  to   30.00..........................                53                 33,365,462.99              1.35
30.01  to   40.00..........................               133                101,802,627.70              4.13
40.01  to   50.00..........................               206                164,235,370.24              6.67
50.01  to   60.00..........................               342                321,762,985.72             13.06
60.01  to   70.00..........................               772                646,186,685.00             26.23
70.01  to   80.00..........................             2,432              1,147,494,628.05             46.58
80.01  to   90.00..........................                60                 17,949,077.76              0.73
90.01  to  100.00..........................                57                 11,824,744.34              0.48
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average original Effective Loan-to-Value Ratio is approximately 67.333%.


              CURRENT MORTGAGE RATES OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF CURRENT                    INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MORTGAGE RATE (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
2.501  to  3.000..........................                  2             $    1,119,400.00              0.05%
3.001  to  3.500..........................                  3                  1,142,432.74              0.05
3.501  to  4.000..........................                  4                  1,963,380.41              0.08
4.001  to  4.500..........................                 21                 13,197,434.06              0.54
4.501  to  5.000..........................                345                260,009,413.83             10.56
5.001  to  5.500..........................              1,974              1,221,431,013.28             49.59
5.501  to  6.000..........................              1,562                875,109,093.20             35.53
6.001  to  6.500..........................                158                 82,103,766.32              3.33
6.501  to  7.000..........................                 16                  6,353,061.67              0.26
7.001  to  7.500..........................                  4                    745,950.00              0.03
7.501  to  8.000..........................                  1                     98,000.00              0.00
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average current Mortgage Rate is approximately 5.470% per annum.

                                     S-B-3

            ORIGINAL TERMS TO MATURITY OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF ORIGINAL MATURITIES              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
300   to   360.............................             4,086             $2,458,596,995.51             99.81%
421   to   480.............................                 4                  4,675,950.00              0.19
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average original term to maturity is approximately 360 months.


            REMAINING TERMS TO MATURITY OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF REMAINING MATURITIES             INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
300   to   360.............................             4,086             $2,458,596,995.51             99.81%
421   to   480.............................                 4                  4,675,950.00              0.19
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average remaining term to maturity is approximately 358 months.

                                     S-B-4

              GEOGRAPHIC DISTRIBUTION OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
            GEOGRAPHIC DISTRIBUTION                     LOANS                 BALANCE            PRINCIPAL BALANCE
            -----------------------                     -----                 -------            -----------------
Alabama....................................                13             $    3,993,858.34             0.16%
Arizona....................................               140                 52,041,782.76              2.11
Arkansas...................................                 3                    812,000.00              0.03
California.................................             1,181                899,549,334.01             36.52
Colorado...................................               194                112,244,588.84              4.56
Connecticut................................                84                 94,772,014.22              3.85
Delaware...................................                10                  5,161,604.40              0.21
District of Columbia.......................                26                 15,005,144.81              0.61
Florida....................................               362                168,211,327.87              6.83
Georgia....................................               185                 82,791,639.01              3.36
Hawaii.....................................                14                 11,720,886.44              0.48
Idaho......................................                 6                  1,478,540.95              0.06
Illinois...................................                85                 45,189,613.08              1.83
Indiana....................................                 8                  3,514,497.14              0.14
Iowa.......................................                 2                    485,400.00              0.02
Kansas.....................................                 7                  1,759,109.59              0.07
Kentucky...................................                 7                  1,191,287.99              0.05
Maine......................................                 4                  1,507,243.66              0.06
Maryland...................................               123                 56,158,441.02              2.28
Massachusetts..............................                79                 59,886,397.50              2.43
Michigan...................................                23                 10,000,498.48              0.41
Minnesota..................................                59                 27,176,381.19              1.10
Mississippi................................                 2                    367,611.44              0.01
Missouri...................................                11                  2,743,741.21              0.11
Montana....................................                 4                  1,060,600.00              0.04
Nevada.....................................                56                 21,610,522.87              0.88
New Hampshire..............................                 3                  1,792,957.88              0.07
New Jersey.................................               168                 92,689,142.29              3.76
New Mexico.................................                56                 20,795,232.25              0.84
New York...................................               287                252,140,183.63             10.24
North Carolina.............................                97                 42,148,066.24              1.71
Ohio.......................................                23                  7,595,897.94              0.31
Oklahoma...................................                 4                    392,160.00              0.02
Oregon.....................................                40                 16,329,202.84              0.66
Pennsylvania...............................                86                 44,765,160.72              1.82
Rhode Island...............................                 4                  4,780,000.00              0.19
South Carolina.............................               119                 56,163,258.92              2.28
South Dakota...............................                 2                    524,261.99              0.02
Tennessee..................................                25                  8,698,111.52              0.35
Texas......................................                69                 32,449,907.72              1.32
Utah.......................................                44                 26,964,356.91              1.09
Vermont....................................                 3                    830,424.08              0.03
Virginia...................................               254                121,814,912.38              4.95
Washington.................................               101                 42,771,338.16              1.74
West Virginia..............................                 5                  1,108,576.35              0.05
Wisconsin..................................                11                  5,506,010.81              0.22
Wyoming....................................                 1                  2,579,716.06              0.10
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======



                                     S-B-5

     CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES OF THE INITIAL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                               TOTAL          INITIAL MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
              RANGE OF SCHEDULED                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
            PRINCIPAL BALANCES ($)                      LOANS                 BALANCE           PRINCIPAL BALANCE
            ----------------------                      -----                 -------           -----------------
         0.01    to     100,000.00..........               80             $    6,746,170.85             0.27%
   100,000.01    to     200,000.00..........              537                 83,564,539.09             3.39
   200,000.01    to     300,000.00..........              459                113,943,565.91             4.63
   300,000.01    to     400,000.00..........              508                183,929,361.26             7.47
   400,000.01    to     500,000.00..........              739                334,602,351.66            13.58
   500,000.01    to     600,000.00..........              472                260,947,357.94            10.59
   600,000.01    to     700,000.00..........              307                199,856,901.63             8.11
   700,000.01    to     800,000.00..........              189                143,646,350.85             5.83
   800,000.01    to     900,000.00..........              115                 98,721,558.84             4.01
   900,000.01    to   1,000,000.00..........              167                162,394,385.84             6.59
 1,000,000.01    to   1,250,000.00..........              176                198,683,837.38             8.07
 1,250,000.01    to   1,500,000.00..........              123                171,602,442.68             6.97
 1,500,000.01    to   1,750,000.00..........               60                 98,264,823.17             3.99
 1,750,000.01    to   2,000,000.00..........               75                144,031,333.32             5.85
 2,000,000.01    to   2,250,000.00..........               12                 26,035,150.00             1.06
 2,250,000.01    to   2,500,000.00..........               16                 38,283,219.37             1.55
 2,500,000.01    to   2,750,000.00..........               10                 26,386,116.06             1.07
 2,750,000.01    to   3,000,000.00..........               12                 35,358,880.00             1.44
 3,000,000.01    to   3,250,000.00..........                6                 18,738,500.00             0.76
 3,250,000.01    to   3,500,000.00..........               10                 34,375,749.66             1.40
 3,500,000.01    to   3,750,000.00..........                4                 14,456,250.00             0.59
 3,750,000.01    to   4,000,000.00..........                2                  7,930,600.00             0.32
Greater than or equal to 4,000,000.01.......               11                 60,773,500.00             2.47
                                                        -----             -----------------           ------
Total.......................................            4,090             $2,463,272,945.51           100.00%
                                                        =====             =================           ======

         The average Cut-off Date Scheduled Principal Balance is approximately $602,267.


                   PROPERTY TYPE OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 PROPERTY TYPE                          LOANS                 BALANCE            PRINCIPAL BALANCE
                 -------------                          -----                 -------            -----------------
Single Family..............................             2,294             $1,516,034,282.76             61.55%
Condominium................................               627                294,580,631.20             11.96
Planned Unit Development Detached..........               473                271,062,806.26             11.00
Planned Unit Development Attached..........               471                230,199,352.05              9.35
Cooperative................................               109                 84,365,622.82              3.42
Two-to-Four Family.........................               111                 64,394,730.42              2.61
Condotel...................................                 5                  2,635,520.00              0.11
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

                                     S-B-6

          CONVERTIBLE MORTGAGE LOANS/MODIFIABLE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          CONVERTIBLE MORTGAGE LOANS/              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           MODIFIABLE MORTGAGE LOANS                    LOANS                 BALANCE            PRINCIPAL BALANCE
           -------------------------                    -----                 -------            -----------------
Neither....................................             3,496             $2,159,987,167.78             87.69%
Modifiable.................................               591                300,926,377.73             12.22
Both.......................................                 3                  2,359,400.00              0.10
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======


                   LOAN PURPOSE OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 LOAN PURPOSE                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
Purchase...................................             2,446             $1,379,271,750.94             55.99%
Cash Out Refinance.........................             1,009                637,798,514.89             25.89
Rate/Term Refinance........................               634                445,956,331.95             18.10
Construction Permanent.....................                 1                    246,347.73              0.01
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======


                 AMORTIZATION TYPE OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               AMORTIZATION TYPE                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Fully Amortizing...........................               559             $  284,169,289.37             11.54%
Interest-only*.............................             3,531              2,179,103,656.14             88.46
                                                        -----            ------------------           -------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

* The interest-only period is equal to approximately three to ten years following origination of the applicable mortgage loans.

                                     S-B-7

                LOAN DOCUMENTATION OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
              LOAN DOCUMENTATION                        LOANS                 BALANCE            PRINCIPAL BALANCE
              ------------------                        -----                 -------            -----------------
Full Documentation.........................             3,869             $2,298,237,394.89             93.30%
Stated Income Documentation................               200                156,408,382.14              6.35
Limited Documentation......................                21                  8,627,168.48              0.35
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======


                 OCCUPANCY STATUS OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               OCCUPANCY STATUS                         LOANS                 BALANCE            PRINCIPAL BALANCE
               ----------------                         -----                 -------            -----------------
Primary Home...............................             3,038             $1,981,102,518.12             80.43%
Second Home................................               426                281,804,418.62             11.44
Investment.................................               626                200,366,008.77              8.13
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======


     ORIGINAL PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          ORIGINAL PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................             3,638             $2,107,822,840.00             85.57%
0.01  to   1.00............................                88                 57,792,913.16              2.35
1.01  to   2.00............................                14                  6,208,861.11              0.25
2.01  to   3.00............................               171                121,415,452.35              4.93
3.01  to   4.00............................                16                 27,875,781.60              1.13
4.01  to   5.00............................               162                141,933,101.77              5.76
Greater than or equal to 5.01..............                 1                    223,995.52              0.01
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average original prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 3.517 years.

                                     S-B-8

     REMAINING PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         REMAINING PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................             3,646             $2,112,832,147.45             85.77%
0.001  to  1.000...........................                80                 52,783,605.71              2.14
1.001  to  2.000...........................                15                  6,572,803.48              0.27
2.001  to  3.000...........................               170                121,051,509.98              4.91
3.001  to  4.000...........................                16                 27,875,781.60              1.13
4.001  to  5.000...........................               163                142,157,097.29              5.77
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average remaining prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 3.446 years.


                   MAXIMUM RATES OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MAXIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 8.001   to    8.500.......................                 1             $      355,339.73              0.01%
 8.501   to    9.000.......................                 3                  1,075,935.08              0.04
 9.001   to    9.500.......................                17                 11,364,097.81              0.46
 9.501   to   10.000.......................               259                173,885,294.98              7.06
10.001   to   10.500.......................             1,758              1,033,178,538.88             41.94
10.501   to   11.000.......................             1,591                929,649,354.83             37.74
11.001   to   11.500.......................               345                258,294,243.15             10.49
11.501   to   12.000.......................                73                 45,293,837.38              1.84
12.001   to   12.500.......................                24                  4,975,347.00              0.20
12.501   to   13.000.......................                 9                  1,384,006.67              0.06
13.001   to   13.500.......................                 4                    745,950.00              0.03
13.501   to   14.000.......................                 1                     98,000.00              0.00
16.001   to   16.500.......................                 1                    344,000.00              0.01
16.501   to   17.000.......................                 4                  2,629,000.00              0.11
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average Maximum Rate is approximately 10.610%.

                                     S-B-9

                   MINIMUM RATES OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MINIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
0.501  to   1.000..........................                 6          $       2,796,008.98              0.11%
1.001  to   1.500..........................                 2                    514,054.67              0.02
1.501  to   2.000..........................             1,909              1,090,948,182.86             44.29
2.001  to   2.500..........................             1,728              1,143,009,724.73             46.40
2.501  to   3.000..........................               385                208,475,897.46              8.46
3.001  to   3.500..........................                48                 14,652,171.10              0.59
3.501  to   4.000..........................                 6                  1,487,269.72              0.06
5.001  to   5.500..........................                 1                    208,400.00              0.01
5.501  to   6.000..........................                 2                    772,500.00              0.03
6.001  to   6.500..........................                 3                    408,735.99              0.02
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average Minimum Rate is approximately 2.182%.


                   GROSS MARGINS OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               GROSS MARGINS (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Less than or equal to 1.000................                 6             $    2,796,008.98              0.11%
1.001  to  1.500...........................                 9                  1,981,630.75              0.08
1.501  to  2.000...........................             2,232              1,215,396,146.52             49.34
2.001  to  2.500...........................             1,452              1,038,520,677.16             42.16
2.501  to  3.000...........................               350                191,781,820.47              7.79
3.001  to  3.500...........................                37                 11,681,123.63              0.47
3.501  to  4.000...........................                 1                    191,970.00              0.01
4.501  to  5.000...........................                 1                    151,068.00              0.01
5.001  to  5.500...........................                 2                    772,500.00              0.03
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average Gross Margin is approximately 2.155%.

                                     S-B-10

           INDICES OF THE MORTGAGE LOANS OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                     INDEX                              LOANS                 BALANCE            PRINCIPAL BALANCE
                     -----                              -----                 -------            -----------------
One-Month LIBOR............................                14             $   10,463,782.57              0.42%
Six-Month LIBOR............................               413                212,135,837.98              8.61
One-Year CMT...............................               673                508,703,095.55             20.65
Three-Year CMT.............................                 1                    116,800.00              0.00
One-Year LIBOR.............................             2,989              1,731,853,429.41             70.31
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

For a description of the indices referred to above, see "--General--The Indices" in the prospectus supplement.

                                     S-B-11

             NEXT RATE ADJUSTMENT DATE OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   NEXT RATE                       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                ADJUSTMENT DATE                         LOANS                 BALANCE            PRINCIPAL BALANCE
                ---------------                         -----                 -------            -----------------
October 2005...............................                13             $   10,319,182.67              0.42%
November 2005..............................                 1                    112,093.01              0.00
December 2005..............................                 2                  1,310,543.65              0.05
January 2006...............................                 1                    675,000.00              0.03
February 2006..............................                 2                  2,048,000.00              0.08
May 2006...................................                 2                    716,659.23              0.03
June 2006..................................                 3                    798,818.01              0.03
August 2006................................                 1                    700,000.00              0.03
May 2007...................................                 2                    699,380.41              0.03
January 2008...............................                 1                    272,572.67              0.01
February 2008..............................                 1                    292,000.00              0.01
April 2008.................................                 1                    142,100.00              0.01
May 2008...................................                21                 11,920,676.86              0.48
June 2008..................................                53                 26,721,211.80              1.08
July 2008..................................                61                 41,411,570.84              1.68
August 2008................................                36                 16,693,083.98              0.68
September 2008.............................                33                 21,385,797.90              0.87
October 2008...............................                 1                    393,500.00              0.02
April 2009.................................                 1                  2,975,000.00              0.12
May 2009...................................                 1                    325,000.00              0.01
June 2009..................................                 1                    166,376.49              0.01
October 2009...............................                 1                    196,194.28              0.01
December 2009..............................                 1                    319,036.35              0.01
January 2010...............................                 1                    183,000.00              0.01
February 2010..............................                 2                    808,171.51              0.03
March 2010.................................                11                  3,996,674.80              0.16
April 2010.................................                14                  5,591,845.13              0.23
May 2010...................................                55                 24,578,876.13              1.00
June 2010..................................               175                 79,978,368.77              3.25
July  2010.................................               465                253,289,463.86             10.28
August 2010................................               847                453,898,307.06             18.43
September 2010.............................               217                132,229,886.88              5.37
October 2010...............................                15                 16,171,500.00              0.66
April 2011.................................                 1                    585,000.00              0.02
May 2011...................................                 2                  2,946,339.86              0.12
January 2012...............................                 1                    294,999.80              0.01
March 2012.................................                 1                    615,040.57              0.02
April 2012.................................                11                  5,816,847.56              0.24
May 2012...................................                19                 10,368,480.62              0.42
June 2012..................................                51                 28,783,916.53              1.17
July 2012..................................               329                174,149,270.25              7.07
August 2012................................               584                355,688,359.02             14.44
September 2012.............................               137                 91,918,285.53              3.73
October 2012...............................                 4                    867,300.00              0.04
May 2014...................................                 1                    645,337.71              0.03
December 2014..............................                 1                    125,986.77              0.01
March 2015.................................                 6                  2,218,352.17              0.09
April 2015.................................                 3                  1,469,900.00              0.06


                                     S-B-12

May 2015...................................                14                  6,439,763.08              0.26
June 2015..................................                71                 47,118,254.15              1.91
July 2015..................................               240                174,547,928.04              7.09
August 2015................................               284                213,414,643.79              8.66
September 2015.............................               260                219,357,247.77              8.91
October 2015...............................                28                 14,581,800.00              0.59
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======


                                     S-B-13

          MONTHS TO NEXT RATE ADJUSTMENT OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
        MONTHS TO NEXT RATE ADJUSTMENT                  LOANS                 BALANCE            PRINCIPAL BALANCE
        ------------------------------                  -----                 -------            -----------------
    1 to    20                                             27             $   17,379,676.98              0.71%
  21  to    40                                            208                119,232,514.05              4.84
  41  to    60                                          1,792                958,536,201.26             38.91
  61  to    80                                             50                 36,798,208.41              1.49
  81  to   100                                          1,105                651,407,131.33             26.44
 101  to   120                                            880                665,337,413.48             27.01
Greater than or equal to 121...............                28                 14,581,800.00              0.59
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======



                 INITIAL RATE CAP OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             INITIAL RATE CAP (%)                       LOANS                 BALANCE            PRINCIPAL BALANCE
             --------------------                       -----                 -------            -----------------
No Initial Rate Cap........................                13             $   10,319,182.67              0.42%
0.501  to  1.000...........................                 3                  2,482,543.65              0.10
1.501  to  2.000...........................                43                 12,436,465.66              0.50
2.501  to  3.000...........................                49                 14,849,246.63              0.60
3.501  to  4.000...........................               199                110,257,008.51              4.48
4.501  to  5.000...........................             3,474              2,024,622,667.03             82.19
5.501  to  6.000...........................               309                288,305,831.36             11.70
                                                        -----             -----------------            ------
Total......................................             4,090             $2,463,272,945.51            100.00%
                                                        =====             =================            ======

         The weighted average Initial Rate Cap for Mortgage Loans with Initial Rate Caps is approximately 5.041%.

                                     S-B-14

                 PERIODIC RATE CAP OF THE INITIAL MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                 INITIAL MORTGAGE
                                                                               TOTAL                   LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             PERIODIC RATE CAP (%)                       LOANS                BALANCE            PRINCIPAL BALANCE
             ---------------------                       -----                -------            -----------------
No Periodic Rate Cap.......................                 13          $     10,319,182.67              0.42%
0.501  to  1.000...........................                379               201,211,182.60              8.17
1.501  to  2.000...........................              3,698             2,251,742,580.24             91.41
                                                         -----           ------------------           -------
Total......................................              4,090            $2,463,272,945.51            100.00%
                                                         =====            =================            ======

         The weighted average Periodic Rate Cap for Mortgage Loans with Periodic Rate Caps is approximately 1.918%.


            RATE ADJUSTMENT FREQUENCIES OF THE INITIAL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                               TOTAL          INITIAL MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
           RATE ADJUSTMENT FREQUENCY                     LOANS                BALANCE           PRINCIPAL BALANCE
           -------------------------                     -----                -------           -----------------
Monthly....................................                 13            $   10,319,182.67             0.42%
Semi-annual................................                413               212,135,837.98             8.61
Annual.....................................              3,664             2,240,817,924.86            90.97
                                                         -----            -----------------           ------
Total......................................              4,090            $2,463,272,945.51           100.00%
                                                         =====            =================           ======


                    FICO SCORES OF THE INITIAL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                               TOTAL          INITIAL MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                   FICO SCORE                            LOANS                BALANCE           PRINCIPAL BALANCE
                   ----------                            -----                -------           -----------------
Not Available                                               14           $     7,429,079.00             0.30%
551   to   600.............................                  1                   460,000.00             0.02
601   to   650.............................                 27                24,844,330.64             1.01
651   to   700.............................                579               360,311,851.91            14.63
701   to   750.............................              1,422               836,702,688.70            33.97
751   to   800.............................              1,821             1,094,904,724.71            44.45
801   to   850.............................                226               138,620,270.55             5.63
                                                         -----            -----------------           ------
Total......................................              4,090            $2,463,272,945.51           100.00%
                                                         =====            =================           ======

         The weighted average FICO score for Mortgage Loans with FICO scores is approximately 746.

                                     S-B-15

               ORIGINATION CHANNELS OF THE INITIAL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
              ORIGINATION CHANNEL                        LOANS                BALANCE           PRINCIPAL BALANCE
              -------------------                        -----                -------           -----------------
Correspondent..............................              1,911            $1,306,336,319.04            53.03%
Retail.....................................                246                97,946,594.13             3.98
Bulk.......................................              1,933             1,058,990,032.34            42.99
                                                         -----            -----------------          -------
Total......................................              4,090            $2,463,272,945.51           100.00%
                                                         =====            =================           ======


                     SERVICERS OF THE INITIAL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                               TOTAL          INITIAL MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
Thornburg Mortgage Home Loans, Inc.........              1,834           $1,105,455,249.04             44.88%
JPMorgan Chase Bank, National Association..                895              595,110,449.10             24.16
Countrywide Home Loans, Inc................                429              155,547,040.28              6.31
Wells Fargo Home Mortgage..................                326              184,671,344.44              7.50
PHH Mortgage Corporation...................                283              123,661,198.52              5.02
First Republic Bank........................                281              279,193,340.03             11.33
Colonial Savings, F.A......................                 42               19,634,324.10              0.80
                                                         -----           -----------------            ------
Total......................................              4,090           $2,463,272,945.51            100.00%
                                                         =====           =================            ======

          SERVICERS OF THE ADDITIONAL COLLATERAL INITIAL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                               TOTAL          INITIAL MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
No Additional Collateral...................              4,064            $2,441,766,595.51            99.13%
PHH Mortgage Corporation...................                 16                 9,542,200.00             0.39
Thornburg Mortgage Home Loans, Inc.........                 10                11,964,150.00             0.49
                                                       -------          -------------------         --------
Total......................................              4,090            $2,463,272,945.51           100.00%
                                                         =====            =================           ======


                                     S-B-16

                    ORIGINATORS OF THE INITIAL MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                              TOTAL          INITIAL MORTGAGE LOANS
                                                      NUMBER OF             SCHEDULED               BY TOTAL
                                                  INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  ORIGINATOR                            LOANS                BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                -------            -----------------
JPMorgan Chase Mortgage Bank, National
    Association............................               885           $  590,622,419.36             23.98%
First Republic Bank........................               281              279,193,340.03             11.33
Wells Fargo Home Mortgage..................               326              184,671,344.44              7.50
Cendant Mortgage...........................               283              123,661,198.52              5.02
Countrywide Home Loans, Inc.                              297              113,628,816.17              4.61
Thornburg Mortgage Home Loans, Inc.........               246               97,946,594.13              3.98
Luxury Mortgage Corporation................                36               65,838,551.93              2.67
Universal American Mortgage
    Company, LLC...........................               156               46,538,377.67              1.89
Arlington Capital Mortgage Corporation.....                59               44,745,788.74              1.82
First Horizon Home Loan Corporation                        61               40,931,668.55              1.66
Other......................................             1,460              875,494,845.97             35.54
                                                        -----           -----------------            ------
Total......................................             4,090           $2,463,272,945.51            100.00%
                                                        =====           =================            ======

                                     S-B-17

       ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF ORIGINAL                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
 0.01   to   10.00.........................                 2               $  3,000,000.00              2.20%
20.01   to   30.00.........................                 1                    599,000.00              0.44
30.01   to   40.00.........................                 2                    976,000.00              0.71
40.01   to   50.00.........................                 6                  3,692,499.99              2.70
50.01   to   60.00.........................                23                 31,740,438.68             23.23
60.01   to   70.00.........................                35                 27,285,357.87             19.97
70.01   to   80.00.........................               159                 67,727,553.49             49.58
80.01   to   90.00.........................                 5                  1,056,341.00              0.77
90.01   to  100.00.........................                 2                    535,000.00              0.39
                                                          ---               ---------------            ------
Total......................................               235               $136,612,191.03            100.00%
                                                         ====               ===============            ======

         The weighted average original Loan-to-Value Ratio is approximately 68.153%.




                   ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS FOR
               ADDITIONAL COLLATERAL INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
   RANGE OF ORIGINAL EFFECTIVE LOAN-TO-VALUE       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  RATIOS (%)                            LOANS                 BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                 -------            -----------------
50.01   to   60.00.........................                 1                 $155,000.00             57.03%
60.01   to   70.00.........................                 1                  116,800.00             42.97
                                                            -                 -----------            ------
Total......................................                 2                 $271,800.00            100.00%
                                                            =                 ===========            ======

         The weighted average original Effective Loan-to-Value Ratio for Additional Collateral Mortgage Loans is approximately 63.189%.

                                     S-B-18

  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          RANGE OF ORIGINAL EFFECTIVE              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
10.01  to   20.00..........................                 2             $    3,000,000.00              2.20%
20.01  to   30.00..........................                 1                    599,000.00              0.44
30.01  to   40.00..........................                 2                    976,000.00              0.71
40.01  to   50.00..........................                 6                  3,692,499.99              2.70
50.01  to   60.00..........................                24                 31,895,438.68             23.35
60.01  to   70.00..........................                36                 27,402,157.87             20.06
70.01  to   80.00..........................               158                 67,610,753.49             49.49
80.01  to   90.00..........................                 5                  1,056,341.00              0.77
90.01  to  100.00..........................                 1                    380,000.00              0.28
                                                          ---               ---------------            ------
Total......................................               235               $136,612,191.03            100.00%
                                                          ===               ===============            ======

         The weighted average original Effective Loan-to-Value Ratio is approximately 68.099%.


           CURRENT MORTGAGE RATES OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF CURRENT                    INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MORTGAGE RATE (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 2.501  to  3.000..........................                 2            $    1,119,400.00               0.82%
 3.001  to  3.500..........................                 2                   787,093.01               0.58
 3.501  to  4.000..........................                 3                 1,575,380.41               1.15
 4.001  to  4.500..........................                 1                   222,075.68               0.16
 4.501  to  5.000..........................                19                10,523,097.87               7.70
 5.001  to  5.500..........................                92                60,450,346.80              44.25
 5.501  to  6.000..........................               110                55,425,947.27              40.57
 6.001  to  6.500..........................                 6                 6,508,849.99               4.76
                                                          ---              ---------------             ------
 Total.....................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average current Mortgage Rate is approximately 5.504% per annum.

                                     S-B-19

         ORIGINAL TERMS TO MATURITY OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF ORIGINAL MATURITIES              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------

301   to   360.............................               234              $135,140,191.03              98.92%
421   to   480.............................                 1                 1,472,000.00               1.08
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average original term to maturity is approximately 361 months.


        REMAINING TERMS TO MATURITY OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF REMAINING MATURITIES             INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
301   to   369.............................               234              $135,140,191.03              98.92%
421   to   480.............................                 1                 1,472,000.00               1.08
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average remaining term to maturity is approximately 357 months.

                                     S-B-20

          GEOGRAPHIC DISTRIBUTION OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
            GEOGRAPHIC DISTRIBUTION                     LOANS                 BALANCE            PRINCIPAL BALANCE
            -----------------------                     -----                 -------            -----------------
Arizona....................................                13              $  4,868,906.15               3.56%
California.................................                50                35,237,479.23              25.79
Colorado...................................                13                11,219,708.42               8.21
Connecticut................................                 4                14,212,000.00              10.40
District Of Columbia.......................                 1                   326,000.00               0.24
Florida....................................                46                18,318,902.72              13.41
Georgia....................................                17                 9,927,622.79               7.27
Illinois...................................                 6                 3,733,476.77               2.73
Maryland...................................                 9                 3,568,293.18               2.61
Minnesota..................................                 4                 1,098,600.00               0.80
Missouri...................................                 1                   504,000.00               0.37
Nevada.....................................                 3                   864,950.00               0.63
New Jersey.................................                 8                 5,323,964.40               3.90
New Mexico.................................                 6                 2,460,756.09               1.80
New York...................................                 9                 5,157,792.36               3.78
North Carolina.............................                 4                 1,519,225.99               1.11
Oregon.....................................                 1                   506,250.00               0.37
Pennsylvania...............................                 8                 4,033,681.64               2.95
South Carolina.............................                 8                 2,448,760.95               1.79
Texas......................................                 1                   799,999.33               0.59
Virginia...................................                18                 8,622,321.01               6.31
Washington.................................                 5                 1,859,500.00               1.36
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======



                                     S-B-21

 CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
              RANGE OF SCHEDULED                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
            PRINCIPAL BALANCES ($)                      LOANS                 BALANCE           PRINCIPAL BALANCE
            ----------------------                      -----                 -------           -----------------
         0.01    to     100,000.00..........                4              $    365,900.00              0.27%
   100,000.01    to     200,000.00..........               45                 7,318,749.44              5.36
   200,000.01    to     300,000.00..........               41                10,365,592.97              7.59
   300,000.01    to     400,000.00..........               39                13,608,337.06              9.96
   400,000.01    to     500,000.00..........               25                11,405,250.35              8.35
   500,000.01    to     600,000.00..........               21                11,239,733.75              8.23
   600,000.01    to     700,000.00..........               10                 6,612,939.69              4.84
   700,000.01    to     800,000.00..........               10                 7,667,999.31              5.61
   800,000.01    to     900,000.00..........                5                 4,200,349.99              3.07
   900,000.01    to   1,000,000.00..........                4                 3,690,749.80              2.70
 1,000,000.01    to   1,250,000.00..........               10                11,377,049.99              8.33
 1,250,000.01    to   1,500,000.00..........                6                 8,389,528.26              6.14
 1,500,000.01    to   1,750,000.00..........                5                 8,315,500.00              6.09
 1,750,000.01    to   2,000,000.00..........                5                 9,484,510.42              6.94
 2,250,000.01    to   2,500,000.00..........                1                 2,450,000.00              1.79
 2,750,000.01    to   3,000,000.00..........                1                 2,920,000.00              2.14
 3,000,000.01    to   3,250,000.00..........                1                 3,200,000.00              2.34
 Greater than or equal to 4,000,000.00......                2                14,000,000.00             10.25
                                                          ---              ---------------            ------
Total......................................               235              $136,612,191.03            100.00%
                                                          ===              ===============            ======

         The average Cut-off Date Scheduled Principal Balance is approximately $581,328.


               PROPERTY TYPE OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 PROPERTY TYPE                          LOANS                 BALANCE            PRINCIPAL BALANCE
                 -------------                          -----                 -------            -----------------
Single Family .............................                99               $ 73,927,546.54             54.11%
Planned Unit Development Detached..........                57                 32,341,722.70             23.67
Condominium................................                55                 16,353,846.97             11.97
Two-to-Four Family.........................                13                  9,031,469.98              6.61
Planned Unit Development Attached..........                10                  4,494,084.84              3.29
Condotel...................................                 1                    463,520.00              0.34
                                                          ---               ---------------            ------
Total......................................               235               $136,612,191.03            100.00%
                                                          ===               ===============            ======



                                     S-B-22

       CONVERTIBLE MORTGAGE LOANS/MODIFIABLE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          CONVERTIBLE MORTGAGE LOANS/              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           MODIFIABLE MORTGAGE LOANS                    LOANS                 BALANCE            PRINCIPAL BALANCE
           -------------------------                    -----                 -------            -----------------
Neither....................................               147              $ 84,955,880.10              62.19%
Modifiable.................................                85                49,296,910.93              36.09
Both.......................................                 3                 2,359,400.00               1.73
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======


                LOAN PURPOSE OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 LOAN PURPOSE                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
Purchase...................................               166              $ 78,117,275.93              57.18%
Cash Out Refinance.........................                47                37,075,041.48              27.14
Rate/Term Refinance........................                22                21,419,873.62              15.68
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======



             AMORTIZATION TYPE OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               AMORTIZATION TYPE                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Fully Amortizing...........................                 8               $  2,041,445.33              1.49%
Interest-only*.............................               227                134,570,745.70             98.51
                                                          ---               ---------------           -------
Total......................................               235               $136,612,191.03            100.00%
                                                          ===               ===============            =======

* The interest-only period is equal to approximately three to ten years following origination of the applicable mortgage loans.

                                     S-B-23

             LOAN DOCUMENTATION OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
              LOAN DOCUMENTATION                        LOANS                 BALANCE            PRINCIPAL BALANCE
              ------------------                        -----                 -------            -----------------
Full Documentation.........................               193              $110,904,506.04              81.18%
Stated Income Documentation................                42                25,707,684.99              18.82
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======


              OCCUPANCY STATUS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               OCCUPANCY STATUS                         LOANS                 BALANCE            PRINCIPAL BALANCE
               ----------------                         -----                 -------            -----------------
Primary Home...............................               104               $ 87,571,328.98             64.10%
Investment.................................               108                 36,982,495.62             27.07
Second Home................................                23                 12,058,366.43              8.83
                                                          ---               ---------------            ------
Total......................................               235               $136,612,191.03            100.00%
                                                          ===               ===============            ======


  ORIGINAL PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          ORIGINAL PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................               222              $126,592,948.70              92.67%
0.01    to 1.00............................                 8                 5,816,199.96               4.26
1.01    to 2.00............................                 2                 1,945,000.00               1.42
2.01    to 3.00............................                 3                 2,258,042.37               1.65
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average original prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 1.507 years.

                                     S-B-24

 REMAINING PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         REMAINING PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................               224              $127,545,748.66              93.36%
0.001  to  1.000...........................                 6                 4,863,400.00               3.56
1.001  to  2.000...........................                 3                 2,308,942.37               1.69
2.001  to  3.000...........................                 2                 1,894,100.00               1.39
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average remaining prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 1.353 years.


               MAXIMUM RATES OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MAXIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 8.501   to    9.000.......................                 2              $    687,935.08               0.50%
 9.501   to   10.000.......................                 8                 3,141,550.87               2.30
10.001   to   10.500.......................                80                48,300,573.62              35.36
10.501   to   11.000.......................               132                71,941,645.52              52.66
11.001   to   11.500.......................                 9                10,005,235.94               7.32
11.501   to   12.000.......................                 1                   506,250.00               0.37
16.001   to   16.500.......................                 1                   344,000.00               0.25
16.501   to   17.000.......................                 2                 1,685,000.00               1.23
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average Maximum Rate is approximately 10.768%.

                                     S-B-25

               MINIMUM RATES OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MINIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
0.501  to   1.000..........................                 1              $    222,075.68               0.16%
1.001  to   1.500..........................                 2                   514,054.67               0.38
1.501  to   2.000..........................               196                99,441,975.07              72.79
2.001  to   2.500..........................                29                30,834,299.66              22.57
2.501  to   3.000..........................                 7                 5,599,785.95               4.10
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average Minimum Rate is approximately 2.029%.


               GROSS MARGINS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               GROSS MARGINS (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
0.001  to  1.000...........................                 1              $    222,075.68               0.16%
1.001  to  1.500...........................                 2                   514,054.67               0.38
1.501  to  2.000...........................               199               101,801,375.07              74.52
2.001  to  2.500...........................                30                32,152,299.66              23.54
2.501  to  3.000...........................                 3                 1,922,385.95               1.41
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average Gross Margin is approximately 2.002%.

                                     S-B-26

       INDICES OF THE MORTGAGE LOANS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                     INDEX                              LOANS                 BALANCE            PRINCIPAL BALANCE
                     -----                              -----                 -------            -----------------
One-Month LIBOR............................                14             $ 10,463,782.57                7.66%
Six-Month LIBOR............................                22               14,122,343.32               10.34
One-Year CMT...............................                14               20,053,711.63               14.68
Three-Year CMT.............................                 1                  116,800.00                0.09
One-Year LIBOR.............................               184               91,855,553.51               67.24
                                                          ---             ---------------              ------
Total......................................               235             $136,612,191.03              100.00%
                                                          ===             ===============              ======

For a description of the indices referred to above, see "--General--The Indices" in the prospectus supplement.


         NEXT RATE ADJUSTMENT DATE OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   NEXT RATE                       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                ADJUSTMENT DATE                         LOANS                 BALANCE            PRINCIPAL BALANCE
                ---------------                         -----                 -------            -----------------
October 2005...............................                13              $ 10,319,182.67               7.55%
November 2005..............................                 1                   112,093.01               0.08
December 2005..............................                 2                 1,310,543.65               0.96
January 2006...............................                 1                   675,000.00               0.49
February 2006..............................                 2                 2,048,000.00               1.50
May 2006...................................                 2                   716,659.23               0.52
June 2006..................................                 3                   798,818.01               0.58
August 2006................................                 1                   700,000.00               0.51
May 2007...................................                 2                   699,380.41               0.51
January 2008...............................                 1                   272,572.67               0.20
February 2008..............................                 1                   292,000.00               0.21
April 2008.................................                 1                   142,100.00               0.10
May 2008...................................                21                11,920,676.86               8.73
June 2008..................................                53                26,721,211.80              19.56
July 2008..................................                61                41,411,570.84              30.31
August 2008................................                36                16,693,083.98              12.22
September 2008.............................                33                21,385,797.90              15.65
October 2008...............................                 1                   393,500.00               0.29
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======


                                     S-B-27

       MONTHS TO NEXT RATE ADJUSTMENT OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
        MONTHS TO NEXT RATE ADJUSTMENT                  LOANS                 BALANCE            PRINCIPAL BALANCE
        ------------------------------                  -----                 -------            -----------------
 1 to 20..................................                 27           $    17,379,676.98              12.72%
21 to 40..................................                208               119,232,514.05              87.28
                                                          ---           ------------------             ------
Total.....................................                235           $   136,612,191.03             100.00%
                                                          ===           ==================             ======


              INITIAL RATE CAP OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             INITIAL RATE CAP (%)                       LOANS                 BALANCE            PRINCIPAL BALANCE
             --------------------                       -----                 -------            -----------------
No Initial Rate Cap........................                13              $ 10,319,182.67               7.55%
0.501  to  1.000...........................                 3                 2,482,543.65               1.82
1.501  to  2.000...........................                12                 4,950,320.25               3.62
3.501  to  4.000...........................               199               110,257,008.51              80.71
5.501  to  6.000...........................                 8                 8,603,135.95               6.30
                                                          ---              ---------------             ------
Total......................................               235              $136,612,191.03             100.00%
                                                          ===              ===============             ======

         The weighted average Initial Rate Cap for Mortgage Loans with Initial Rate Caps is approximately 3.999%.



             PERIODIC RATE CAP OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             PERIODIC RATE CAP (%)                       LOANS                BALANCE            PRINCIPAL BALANCE
             ---------------------                       -----                -------            -----------------
No Periodic Rate Cap.......................                 13             $ 10,319,182.67               7.55%
0.501  to  1.000...........................                 22               14,122,343.32              10.34
1.501  to  2.000...........................                200              112,170,665.04              82.11
                                                           ---             ---------------             ------
Total......................................                235             $136,612,191.03             100.00%
                                                           ===             ===============             ======

         The weighted average Periodic Rate Cap for Mortgage Loans with Periodic Rate Caps is approximately 1.888%.

                                     S-B-28

        RATE ADJUSTMENT FREQUENCIES OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
           RATE ADJUSTMENT FREQUENCY                     LOANS                BALANCE           PRINCIPAL BALANCE
           -------------------------                     -----                -------           -----------------
Monthly....................................                 13             $ 10,319,182.67              7.55%
Semi-annual................................                 22               14,122,343.32             10.34
Annual.....................................                200              112,170,665.04             82.11
                                                           ---             ---------------            ------
Total......................................                235             $136,612,191.03            100.00%
                                                           ===             ===============            ======


                FICO SCORES OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                   FICO SCORE                            LOANS                BALANCE           PRINCIPAL BALANCE
                   ----------                            -----                -------           -----------------
601   to   650.............................                  4           $    3,759,500.00              2.75%
651   to   700.............................                 24               14,531,344.44             10.64
701   to   750.............................                 68               35,050,502.00             25.66
751   to   800.............................                129               76,790,544.60             56.21
801   to   850.............................                 10                6,480,299.99              4.74
                                                           ---             ---------------            ------
Total......................................                235             $136,612,191.03            100.00%
                                                           ===             ===============            ======

             The weighted average FICO score for Mortgage Loans with FICO scores is approximately 752.


            ORIGINATION CHANNELS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
              ORIGINATION CHANNEL                        LOANS                BALANCE           PRINCIPAL BALANCE
              -------------------                        -----                -------           -----------------
Correspondent..............................                222              $132,070,476.32            96.68%
Retail.....................................                 13                 4,541,714.71             3.32
                                                           ---              ---------------           ------
Total......................................                235              $136,612,191.03           100.00%
                                                           ===              ===============           ======

                                     S-B-29

                 SERVICERS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
Thornburg Mortgage Home Loans, Inc.........                224             $125,796,482.83             92.08%
First Republic Bank........................                  7                8,365,750.00              6.12
Colonial National Mortgage.................                  4                2,449,958.20              1.79
                                                           ---             ---------------            ------
Total......................................                235             $136,612,191.03            100.00%
                                                           ===             ===============            ======


      SERVICERS OF THE ADDITIONAL COLLATERAL INITIAL POOL 1 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 1
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
No Additional Collateral...................                233             $136,340,391.03             99.80%
Thornburg Mortgage Home Loans, Inc.........                  2                  271,800.00              0.20
                                                           ---             ---------------            ------
Total......................................                235             $136,612,191.03            100.00%
                                                           ===             ===============            ======

                ORIGINATORS OF THE INITIAL POOL 1 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                 INITIAL POOL 1
                                                                              TOTAL              MORTGAGE LOANS
                                                      NUMBER OF             SCHEDULED               BY TOTAL
                                                  INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  ORIGINATOR                            LOANS                BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                -------            -----------------
Universal American Mortgage
    Company, LLC...........................                48            $  18,290,634.68             13.39%
Luxury Mortgage Corporation................                 6               13,234,000.00              9.69
Affiliated Financial.......................                 5               10,603,000.00              7.76
First Republic Bank........................                 7                8,365,750.00              6.12
BancMortgage Financial Corp................                11                5,734,814.62              4.20
Eagle Home Mortgage, Inc...................                10                5,530,424.97              4.05
Trident Mortgage Company...................                 8                5,371,474.40              3.93
Financial Resource Group, Inc..............                 9                4,988,633.73              3.65
Thornburg Mortgage Home Loans, Inc.........                13                4,541,714.71              3.32
Arlington Capital Mortgage Corporation.....                 6                4,389,693.64              3.21
Other......................................               112               55,562,050.28             40.67
                                                          ---             ---------------            ------
Total......................................               235             $136,612,191.03            100.00%
                                                          ===             ===============            ======

                                     S-B-30

       ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF ORIGINAL                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
10.01   to   20.00.........................                 9              $  3,820,730.85               0.39%
20.01   to   30.00.........................                13                 9,352,760.14               0.96
30.01   to   40.00.........................                39                33,874,538.99               3.48
40.01   to   50.00.........................                67                59,561,731.14               6.12
50.01   to   60.00.........................               109                97,209,478.96               9.99
60.01   to   70.00.........................               298               228,872,335.38              23.53
70.01   to   80.00.........................             1,182               517,318,084.43              53.18
80.01   to   90.00.........................                41                12,392,223.31               1.27
90.01   to  100.00.........................                47                10,403,318.06               1.07
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average original Loan-to-Value Ratio is approximately 69.498%.



                   ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS FOR
               ADDITIONAL COLLATERAL INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
   RANGE OF ORIGINAL EFFECTIVE LOAN-TO-VALUE       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  RATIOS (%)                            LOANS                 BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                 -------            -----------------
50.01  to   60.00..........................                 1                $1,413,600.00              40.84%
60.01  to   70.00..........................                 1                 1,300,000.00              37.56
70.01  to   80.00..........................                 2                   747,500.00              21.60
                                                            -                -------------             ------
Total......................................                 4                $3,461,100.00             100.00%
                                                            =                =============             ======

         The weighted average original Effective Loan-to-Value Ratio for Additional Collateral Mortgage Loans is approximately 67.335%.

                                     S-B-31

  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          RANGE OF ORIGINAL EFFECTIVE              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
10.01  to   15.00..........................                 9              $  3,820,730.85               0.39%
20.01  to   25.00..........................                13                 9,352,760.14               0.96
30.01  to   35.00..........................                39                33,874,538.99               3.48
40.01  to   45.00..........................                67                59,561,731.14               6.12
50.01  to   55.00..........................               110                98,623,078.96              10.14
60.01  to   65.00..........................               299               230,172,335.38              23.66
70.01  to   75.00..........................             1,183               516,651,984.43              53.11
80.01  to   85.00..........................                41                12,392,223.31               1.27
90.01  to   95.00..........................                44                 8,355,818.06               0.86
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average original Effective Loan-to-Value Ratio is approximately 69.410%.


           CURRENT MORTGAGE RATES OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF CURRENT                    INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MORTGAGE RATE (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 3.001  to  3.500..........................                 1              $    355,339.73               0.04%
 4.001  to  4.500..........................                13                 9,146,508.83               0.94
 4.501  to  5.000..........................               223               174,156,707.03              17.90
 5.001  to  5.500..........................               885               486,193,086.53              49.98
 5.501  to  6.000..........................               572               267,404,080.13              27.49
 6.001  to  6.500..........................                90                28,352,467.34               2.91
 6.501  to  7.000..........................                16                 6,353,061.67               0.65
 7.001  to  7.500..........................                 4                   745,950.00               0.08
 7.501  to  8.000..........................                 1                    98,000.00               0.01
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average current Mortgage Rate is approximately 5.397% per annum.

                                     S-B-32

         ORIGINAL TERMS TO MATURITY OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF ORIGINAL MATURITIES              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
301   to   360.............................             1,803            $  970,881,201.26              99.80%
421   to   480.............................                 2                 1,924,000.00               0.20
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average original term to maturity is approximately 360 months.



        REMAINING TERMS TO MATURITY OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF REMAINING MATURITIES             INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
301   to   360.............................             1,803              $970,881,201.26              98.80%
421   to   480.............................                 2                 1,924,000.00               0.20
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average remaining term to maturity is approximately 358 months.

                                     S-B-33

          GEOGRAPHIC DISTRIBUTION OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
            GEOGRAPHIC DISTRIBUTION                     LOANS                 BALANCE            PRINCIPAL BALANCE
            -----------------------                     -----                 -------            -----------------
Alabama....................................                 5            $    1,494,599.99               0.15%
Arizona....................................                87                30,493,463.40               3.13
Arkansas...................................                 2                   434,000.00               0.04
California.................................               589               390,560,252.97              40.15
Colorado...................................                73                35,682,764.61               3.67
Connecticut................................                40                30,650,195.81               3.15
Delaware...................................                 6                 2,455,300.00               0.25
District Of Columbia.......................                10                 3,869,100.00               0.40
Florida....................................               184                79,351,515.55               8.16
Georgia....................................                79                24,098,434.23               2.48
Hawaii.....................................                 7                 4,178,494.44               0.43
Idaho......................................                 4                   496,428.95               0.05
Illinois...................................                35                14,060,922.96               1.45
Indiana....................................                 4                 1,754,845.87               0.18
Kansas.....................................                 2                   451,374.92               0.05
Kentucky...................................                 6                   524,518.60               0.05
Maine......................................                 2                   745,743.66               0.08
Maryland...................................                59                23,658,676.53               2.43
Massachusetts..............................                40                32,998,625.63               3.39
Michigan...................................                 7                 2,402,644.79               0.25
Minnesota..................................                27                 9,949,158.93               1.02
Mississippi................................                 1                   143,000.00               0.01
Missouri...................................                 6                   967,288.15               0.10
Montana....................................                 2                   840,600.00               0.09
Nevada.....................................                35                11,635,341.00               1.20
New Hampshire..............................                 2                 1,451,757.88               0.15
New Jersey.................................                58                29,757,136.17               3.06
New Mexico.................................                20                 8,873,106.81               0.91
New York...................................                88                90,624,710.65               9.32
North Carolina.............................                37                14,151,642.60               1.45
Ohio.......................................                10                 3,632,944.95               0.37
Oklahoma...................................                 2                   252,860.00               0.03
Oregon.....................................                15                 3,297,078.43               0.34
Pennsylvania...............................                16                 7,248,576.50               0.75
Rhode Island...............................                 1                   480,000.00               0.05
South Carolina.............................                54                21,765,488.74               2.24
South Dakota...............................                 1                   460,000.00               0.05
Tennessee..................................                13                 4,124,094.40               0.42
Texas......................................                29                13,608,594.86               1.40
Utah.......................................                17                 8,681,899.58               0.89
Vermont....................................                 1                   140,500.00               0.01
Virginia...................................                91                45,381,427.55               4.67
Washington.................................                30                 9,984,407.93               1.03
West Virginia..............................                 3                   557,376.35               0.06
Wisconsin..................................                 4                 1,854,590.81               0.19
Wyoming....................................                 1                 2,579,716.06               0.27
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======



                                     S-B-34

 CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
              RANGE OF SCHEDULED                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
            PRINCIPAL BALANCES ($)                      LOANS                 BALANCE           PRINCIPAL BALANCE
            ----------------------                      -----                 -------           -----------------
         0.01    to     100,000.00..........               35              $  2,934,752.43              0.30%
   100,000.01    to     200,000.00..........              293                45,146,997.31              4.64
   200,000.01    to     300,000.00..........              218                53,647,164.31              5.51
   300,000.01    to     400,000.00..........              250                90,466,754.98              9.30
   400,000.01    to     500,000.00..........              343               154,658,848.15             15.90
   500,000.01    to     600,000.00..........              201               111,062,063.40             11.42
   600,000.01    to     700,000.00..........              122                79,407,653.49              8.16
   700,000.01    to     800,000.00..........               59                44,547,798.33              4.58
   800,000.01    to     900,000.00..........               44                37,714,481.00              3.88
   900,000.01    to   1,000,000.00..........               58                56,559,643.08              5.81
 1,000,000.01    to   1,250,000.00..........               70                79,616,757.79              8.18
 1,250,000.01    to   1,500,000.00..........               50                70,087,007.85              7.20
 1,500,000.01    to   1,750,000.00..........               17                27,734,271.55              2.85
 1,750,000.01    to   2,000,000.00..........               20                38,094,243.95              3.92
 2,000,000.01    to   2,250,000.00..........                3                 6,462,500.00              0.66
 2,250,000.01    to   2,500,000.00..........                6                14,504,297.92              1.49
 2,500,000.01    to   2,750,000.00..........                3                 7,751,716.06              0.80
 2,750,000.01    to   3,000,000.00..........                2                 5,740,000.00              0.59
 3,000,000.01    to   3,250,000.00..........                2                 6,083,500.00              0.63
 3,250,000.01    to   3,500,000.00..........                3                10,299,749.66              1.06
 3,500,000.01    to   3,750,000.00..........                2                 7,175,000.00              0.74
Greater than or equal to 4,000,000.00.......                4                23,110,000.00              2.38
                                                        -----              ---------------            ------
Total......................................             1,805              $972,805,201.26            100.00%
                                                        =====              ===============            ======

 The average Cut-off Date Scheduled Principal Balance is approximately $538,950.


               PROPERTY TYPE OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 PROPERTY TYPE                          LOANS                 BALANCE            PRINCIPAL BALANCE
                 -------------                          -----                 -------            -----------------
Single Family .............................               924              $553,192,777.21              56.87%
Planned Unit Development Attached..........               310               150,228,408.00              15.44
Condominium................................               321               143,855,134.43              14.79
Planned Unit Development Detached..........               176                76,756,804.56               7.89
Cooperative................................                33                25,289,679.83               2.60
Two-to-Four Family.........................                38                21,618,397.23               2.22
Condotel...................................                 3                 1,864,000.00               0.19
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

                                     S-B-35

       CONVERTIBLE MORTGAGE LOANS/MODIFIABLE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          CONVERTIBLE MORTGAGE LOANS/              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           MODIFIABLE MORTGAGE LOANS                    LOANS                 BALANCE            PRINCIPAL BALANCE
           -------------------------                    -----                 -------            -----------------
Neither....................................             1,583              $869,944,199.51              89.43%
Modifiable.................................               222               102,861,001.75              10.57
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======


                LOAN PURPOSE OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 LOAN PURPOSE                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
Purchase...................................             1,131              $544,278,542.61              55.95%
Cash Out Refinance.........................               427               255,800,630.39              26.30
Rate/Term Refinance........................               247               172,726,028.26              17.76
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

             AMORTIZATION TYPE OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               AMORTIZATION TYPE                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Fully Amortizing...........................               257              $125,821,217.14              12.93%
Interest-only*.............................             1,548               846,983,984.12              87.07
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

* The interest-only period is equal to approximately five to ten years following origination of the applicable mortgage loans.


                                     S-B-36

             LOAN DOCUMENTATION OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
              LOAN DOCUMENTATION                        LOANS                 BALANCE            PRINCIPAL BALANCE
              ------------------                        -----                 -------            -----------------
Full Documentation.........................             1,747              $931,289,842.41              95.73%
Stated Income Documentation................                46                36,850,635.77               3.79
Limited Documentation......................                12                 4,664,723.08               0.48
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======


              OCCUPANCY STATUS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               OCCUPANCY STATUS                         LOANS                 BALANCE            PRINCIPAL BALANCE
               ----------------                         -----                 -------            -----------------
Primary Home...............................             1,327              $771,678,996.14              79.33%
Second Home................................               196               118,691,771.50              12.20
Investment.................................               282                82,434,433.62               8.47
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======


  ORIGINAL PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          ORIGINAL PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................             1,580              $836,586,138.24              86.00%
0.01  to  1.00.............................                68                34,458,831.57               3.54
1.01  to  2.00.............................                11                 4,166,361.11               0.43
2.01  to  3.00.............................               108                59,388,306.04               6.10
3.01  to  4.00.............................                16                27,875,781.60               2.87
4.01  to  5.00.............................                22                10,329,782.70               1.06
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average original prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 2.795 years.

                                     S-B-37

 REMAINING PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         REMAINING PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................             1,583              $838,615,844.10              86.21%
0.001  to  1.000...........................                65                32,429,125.71               3.33
1.001  to  2.000...........................                11                 4,166,361.11               0.43
2.001  to  3.000...........................               108                59,388,306.04               6.10
3.001  to  4.000...........................                16                27,875,781.60               2.87
4.001  to  5.000...........................                22                10,329,782.70               1.06
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average remaining prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 2.699 years.




               MAXIMUM RATES OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MAXIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 8.001   to    8.500.......................                 1              $    355,339.73               0.04%
 9.001   to    9.500.......................                10                 7,535,248.26               0.77
 9.501   to   10.000.......................               176               119,523,585.18              12.29
10.001   to   10.500.......................               845               465,909,581.03              47.89
10.501   to   11.000.......................               589               312,208,349.55              32.09
11.001   to   11.500.......................               110                45,227,362.50               4.65
11.501   to   12.000.......................                36                14,842,431.34               1.53
12.001   to   12.500.......................                24                 4,975,347.00               0.51
12.501   to   13.000.......................                 9                 1,384,006.67               0.14
13.001   to   13.500.......................                 4                   745,950.00               0.08
13.501   to   14.000.......................                 1                    98,000.00               0.01
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average Maximum Rate is approximately 10.495%.

                                     S-B-38

               MINIMUM RATES OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MINIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
0.501  to   1.000..........................                 1              $    580,000.00               0.06%
1.501  to   2.000..........................               648               323,678,993.76              33.27
2.001  to   2.500..........................             1,048               615,162,994.23              63.24
2.501  to   3.000..........................                50                17,146,106.46               1.76
3.001  to   3.500..........................                47                13,552,171.10               1.39
3.501  to   4.000..........................                 5                 1,295,299.72               0.13
5.001  to   5.500..........................                 1                   208,400.00               0.02
5.501  to   6.000..........................                 2                   772,500.00               0.08
6.001  to   6.500..........................                 3                   408,735.99               0.04
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average Minimum Rate is approximately 2.196%.



               GROSS MARGINS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               GROSS MARGINS (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Less than or equal to 1.000................                 1              $    580,000.00               0.06%
1.001  to  1.500...........................                 7                 1,467,576.08               0.15
1.501  to  2.000...........................               968               445,767,557.42              45.82
2.001  to  2.500...........................               770               508,255,946.66              52.25
2.501  to  3.000...........................                19                 4,129,429.47               0.42
3.001  to  3.500...........................                37                11,681,123.63               1.20
4.501  to  5.000...........................                 1                   151,068.00               0.02
5.001  to  5.500...........................                 2                   772,500.00               0.08
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average Gross Margin is approximately 2.131%.

                                     S-B-39

       INDICES OF THE MORTGAGE LOANS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                     INDEX                              LOANS                 BALANCE            PRINCIPAL BALANCE
                     -----                              -----                 -------            -----------------
Six-Month LIBOR............................               187              $ 70,070,677.80               7.20%
One-Year CMT...............................                80                77,329,417.43               7.95
One-Year LIBOR.............................             1,538               825,405,106.03              84.85
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

For a description of the indices referred to above, see "--General--The Indices" in the prospectus supplement.



         NEXT RATE ADJUSTMENT DATE OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   NEXT RATE                       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                ADJUSTMENT DATE                         LOANS                 BALANCE            PRINCIPAL BALANCE
                ---------------                         -----                 -------            -----------------
April 2009.................................                 1               $ 2,975,000.00               0.31%
May 2009...................................                 1                   325,000.00               0.03
June 2009..................................                 1                   166,376.49               0.02
October 2009...............................                 1                   196,194.28               0.02
December 2009..............................                 1                   319,036.35               0.03
January 2010...............................                 1                   183,000.00               0.02
February 2010..............................                 2                   808,171.51               0.08
March 2010.................................                11                 3,996,674.80               0.41
April 2010.................................                14                 5,591,845.13               0.57
May 2010...................................                55                24,578,876.13               2.53
June 2010..................................               175                79,978,368.77               8.22
July 2010..................................               464               251,939,463.86              25.90
August 2010................................               847               453,898,307.06              46.66
September 2010.............................               217               132,229,886.88              13.59
October 2010...............................                14                15,619,000.00               1.61
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======


                                     S-B-40

       MONTHS TO NEXT RATE ADJUSTMENT OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
        MONTHS TO NEXT RATE ADJUSTMENT                  LOANS                 BALANCE            PRINCIPAL BALANCE
        ------------------------------                  -----                 -------            -----------------
41 to  60..................................             1,791              $957,186,201.26              98.39%
61 to  80..................................                14                15,619,000.00               1.61
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======




              INITIAL RATE CAP OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             INITIAL RATE CAP (%)                       LOANS                 BALANCE            PRINCIPAL BALANCE
             --------------------                       -----                 -------            -----------------
1.501  to  2.000...........................                25              $  4,689,995.09               0.48%
2.501  to  3.000...........................                49                14,849,246.63               1.53
4.501  to  5.000...........................             1,648               878,920,615.57              90.35
5.501  to  6.000...........................                83                74,345,343.97               7.64
                                                        -----              ---------------             ------
Total......................................             1,805              $972,805,201.26             100.00%
                                                        =====              ===============             ======

         The weighted average Initial Rate Cap for Mortgage Loans with Initial Rate Caps is approximately 5.031%.


             PERIODIC RATE CAP OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             PERIODIC RATE CAP (%)                       LOANS                BALANCE            PRINCIPAL BALANCE
             ---------------------                       -----                -------            -----------------
0.501  to  1.000...........................                153            $  59,146,022.42               6.08%
1.501  to  2.000...........................              1,652              913,659,178.84              93.92
                                                         -----             ---------------             ------
Total......................................              1,805             $972,805,201.26             100.00%
                                                         =====             ===============             ======

         The weighted average Periodic Rate Cap for Mortgage Loans with Periodic Rate Caps is approximately 1.939%.

                                     S-B-41

        RATE ADJUSTMENT FREQUENCIES OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
           RATE ADJUSTMENT FREQUENCY                     LOANS                BALANCE           PRINCIPAL BALANCE
           -------------------------                     -----                -------           -----------------
Semi-annual................................                187            $  70,070,677.80              7.20%
Annual.....................................              1,618              902,734,523.46             92.80
                                                         -----             ---------------            ------
Total......................................              1,805             $972,805,201.26            100.00%
                                                         =====             ===============            ======


                FICO SCORES OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                   FICO SCORE                            LOANS                BALANCE           PRINCIPAL BALANCE
                   ----------                            -----                -------           -----------------
Not Available                                                6             $  3,098,131.96              0.32%
551   to   600.............................                  1                  460,000.00              0.05
601   to   650.............................                  9                7,055,750.00              0.73
651   to   700.............................                294              163,855,139.48             16.84
701   to   750.............................                716              380,770,178.14             39.14
751   to   800.............................                722              387,299,879.99             39.81
801   to   850.............................                 57               30,266,121.69              3.11
                                                         -----             ---------------            ------
Total......................................              1,805             $972,805,201.26            100.00%
                                                         =====             ===============            ======

         The weighted average FICO score for Mortgage Loans with FICO scores is approximately 740.


            ORIGINATION CHANNELS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
              ORIGINATION CHANNEL                        LOANS                BALANCE           PRINCIPAL BALANCE
              -------------------                        -----                -------           -----------------
Correspondent..............................                646              $379,406,983.33            39.00%
Retail.....................................                 79                33,701,233.69             3.46
Bulk.......................................              1,080               559,696,984.24            57.53
                                                         -----              ---------------           ------
Total......................................              1,805              $972,805,201.26           100.00%
                                                         =====              ===============           ======



                                     S-B-42

                 SERVICERS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
Thornburg Mortgage Home Loans, Inc.........                649             $339,285,884.46             34.88%
JPMorgan Chase Bank, National Association..                558              367,198,214.64             37.75
Countrywide Home Loans, Inc................                429              155,547,040.28             15.99
PHH Mortgage Corporation...................                 93               36,951,729.32              3.80
First Republic Bank........................                 52               63,749,938.59              6.55
Colonial National Mortgage.................                 24               10,072,393.97              1.04
                                                         -----             ---------------            ------
Total......................................              1,805             $972,805,201.26            100.00%
                                                         =====             ===============            ======

      SERVICERS OF THE ADDITIONAL COLLATERAL INITIAL POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 2
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
No Additional Collateral...................              1,801             $969,344,101.26             99.64%
Thornburg Mortgage Home Loans, Inc.........                  4                3,461,100.00              0.36
                                                         -----             ---------------            ------
Total......................................              1,805             $972,805,201.26            100.00%
                                                         =====             ===============            ======

                ORIGINATORS OF THE INITIAL POOL 2 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                 INITIAL POOL 2
                                                                              TOTAL              MORTGAGE LOANS
                                                      NUMBER OF             SCHEDULED               BY TOTAL
                                                  INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  ORIGINATOR                            LOANS                BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                -------            -----------------
JPMorgan Chase Bank, National Association                 558             $367,198,214.64             37.75%
Countrywide Home Loans, Inc................               297              113,628,816.17             11.68
First Republic Bank........................                52               63,749,938.59              6.55
Cendant Mortgage...........................                93               36,951,729.32              3.80
Thornburg Mortgage Home Loans, Inc.........                79               33,701,233.69              3.46
First Horizon Home Loan Corporation........                36               23,056,433.54              2.37
Luxury Mortgage Corporation................                13               20,057,221.93              2.06
Universal American Mortgage Company, LLC...                74               19,071,997.61              1.96
First Financial Equities...................                10               16,060,313.11              1.65
Platinum Capital Group.....................                15               13,337,731.32              1.37
Other......................................               578              265,991,571.34             27.34
                                                        -----             ---------------            ------
Total......................................             1,805             $972,805,201.26            100.00%
                                                        =====             ===============            ======



                                     S-B-43

       ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF ORIGINAL                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
 0.01   to   10.00.........................                 4              $  1,555,582.36               0.23%
20.01   to   30.00.........................                14                 7,976,570.86               1.18
30.01   to   40.00.........................                40                23,721,492.52               3.52
40.01   to   50.00.........................                64                43,924,047.82               6.52
50.01   to   60.00.........................               102                71,016,792.09              10.54
60.01   to   70.00.........................               215               167,121,861.54              24.80
70.01   to   80.00.........................               671               341,143,552.11              50.62
80.01   to   90.00.........................                11                 5,244,632.08               0.78
90.01   to  100.00.........................                21                12,231,808.36               1.81
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average original Loan-to-Value Ratio is approximately 69.096%.



                   ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS FOR
               ADDITIONAL COLLATERAL INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
   RANGE OF ORIGINAL EFFECTIVE LOAN-TO-VALUE       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  RATIOS (%)                            LOANS                 BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                 -------            -----------------
40.01  to   50.00..........................                 4               $   597,500.00               4.62%
60.01  to   70.00..........................                13                11,854,700.00              91.60
70.01  to   80.00..........................                 1                   490,000.00               3.79
                                                           --               --------------             ------
Total......................................                18               $12,942,200.00             100.00%
                                                           ==               ==============             ======

         The weighted average original Effective Loan-to-Value Ratio for Additional Collateral Mortgage Loans is approximately 68.795%.


                                     S-B-44

  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          RANGE OF ORIGINAL EFFECTIVE              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
10.01  to   15.00..........................                 4              $  1,555,582.36               0.23%
20.01  to   30.00..........................                14                 7,976,570.86               1.18
30.01  to   40.00..........................                40                23,721,492.52               3.52
40.01  to   50.00..........................                68                44,521,547.82               6.61
50.01  to   60.00..........................               102                71,016,792.09              10.54
60.01  to   70.00..........................               228               178,976,561.54              26.56
70.01  to   80.00..........................               672               341,633,552.11              50.69
80.01  to   90.00..........................                 9                 3,059,432.08               0.45
90.01  to  100.00..........................                 5                 1,474,808.36               0.22
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average original Effective Loan-to-Value Ratio is approximately 68.540%.




           CURRENT MORTGAGE RATES OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF CURRENT                    INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MORTGAGE RATE (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 3.501  to  4.000..........................                 1           $       388,000.00               0.06%
 4.001  to  4.500..........................                 7                 3,828,849.55               0.57
 4.501  to  5.000..........................                70                46,823,272.00               6.95
 5.001  to  5.500..........................               605               371,135,775.37              55.07
 5.501  to  6.000..........................               433               232,166,876.95              34.45
 6.001  to  6.500..........................                26                19,593,565.87               2.91
                                                        -----              ---------------             ------
 Total.....................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average current Mortgage Rate is approximately 5.473% per annum.

                                     S-B-45

         ORIGINAL TERMS TO MATURITY OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF ORIGINAL MATURITIES              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
301   to   360.............................             1,142              $673,936,339.74             100.00%
                                                        -----              ---------------            --------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average original term to maturity is approximately 360 months.




        REMAINING TERMS TO MATURITY OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF REMAINING MATURITIES             INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
301   to   360.............................             1,142              $673,936,339.74             100.00%
                                                        -----              ---------------             -------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average remaining term to maturity is approximately 358 months.

                                     S-B-46

          GEOGRAPHIC DISTRIBUTION OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
            GEOGRAPHIC DISTRIBUTION                     LOANS                 BALANCE            PRINCIPAL BALANCE
            -----------------------                     -----                 -------            -----------------
Alabama....................................                 4               $ 1,508,919.80               0.22%
Arizona....................................                26                10,615,663.99               1.58
Arkansas...................................                 1                   378,000.00               0.06
California.................................               262               186,351,460.46              27.65
Colorado...................................                47                22,553,101.13               3.35
Connecticut................................                25                23,046,730.76               3.42
Delaware...................................                 2                 1,058,500.00               0.16
District of Columbia.......................                10                 5,492,671.37               0.82
Florida....................................                80                39,585,793.81               5.87
Georgia....................................                45                28,281,302.90               4.20
Hawaii.....................................                 3                 4,257,642.00               0.63
Idaho......................................                 2                   982,112.00               0.15
Illinois...................................                36                20,405,436.35               3.03
Indiana....................................                 4                 1,759,651.27               0.26
Iowa.......................................                 2                   485,400.00               0.07
Kansas.....................................                 4                 1,093,654.67               0.16
Kentucky...................................                 1                   666,769.39               0.10
Maine......................................                 1                   293,500.00               0.04
Maryland...................................                42                22,116,685.38               3.28
Massachusetts..............................                26                15,718,576.04               2.33
Michigan...................................                12                 5,438,253.69               0.81
Minnesota..................................                19                 8,007,332.27               1.19
Mississippi................................                 1                   224,611.44               0.03
Missouri...................................                 1                   545,000.00               0.08
Montana....................................                 2                   220,000.00               0.03
Nevada.....................................                13                 5,195,231.87               0.77
New Hampshire..............................                 1                   341,200.00               0.05
New Jersey.................................                64                38,078,380.74               5.65
New Mexico.................................                10                 3,157,535.05               0.47
New York...................................               117                84,728,360.54              12.57
North Carolina.............................                28                14,920,531.79               2.21
Ohio.......................................                12                 3,753,452.99               0.56
Oklahoma...................................                 2                   139,300.00               0.02
Oregon.....................................                13                 8,391,022.84               1.25
Pennsylvania...............................                28                15,480,272.37               2.30
South Carolina.............................                17                12,432,000.87               1.84
South Dakota...............................                 1                    64,261.99               0.01
Tennessee..................................                 8                 3,309,990.00               0.49
Texas......................................                22                10,260,678.19               1.52
Utah.......................................                11                 6,499,169.83               0.96
Vermont....................................                 1                   249,924.08               0.04
Virginia...................................                81                39,699,631.57               5.89
Washington.................................                47                22,065,206.30               3.27
West Virginia..............................                 1                   432,000.00               0.06
Wisconsin..................................                 7                 3,651,420.00               0.54
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======



                                     S-B-47

 CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
              RANGE OF SCHEDULED                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
            PRINCIPAL BALANCES ($)                      LOANS                 BALANCE           PRINCIPAL BALANCE
            ----------------------                      -----                 -------           -----------------
         0.01    to     100,000.00..........               12              $    943,752.81              0.14%
   100,000.01    to     200,000.00..........               97                14,980,350.28              2.22
   200,000.01    to     300,000.00..........               89                21,900,238.37              3.25
   300,000.01    to     400,000.00..........              139                51,308,879.31              7.61
   400,000.01    to     500,000.00..........              269               121,866,118.35             18.08
   500,000.01    to     600,000.00..........              177                97,649,181.73             14.49
   600,000.01    to     700,000.00..........              100                64,704,014.91              9.60
   700,000.01    to     800,000.00..........               66                50,368,216.22              7.47
   800,000.01    to     900,000.00..........               34                29,317,091.11              4.35
   900,000.01    to   1,000,000.00..........               51                49,632,939.39              7.36
 1,000,000.01    to   1,250,000.00..........               40                44,730,454.23              6.64
 1,250,000.01    to   1,500,000.00..........               26                36,574,561.45              5.43
 1,500,000.01    to   1,750,000.00..........               15                24,628,879.87              3.65
 1,750,000.01    to   2,000,000.00..........               14                27,078,261.71              4.02
 2,000,000.01    to   2,250,000.00..........                2                 4,419,650.00              0.66
 2,250,000.01    to   2,500,000.00..........                1                 2,310,750.00              0.34
 2,500,000.01    to   2,750,000.00..........                1                 2,597,000.00              0.39
 2,750,000.01    to   3,000,000.00..........                3                 8,910,000.00              1.32
 3,000,000.01    to   3,250,000.00..........                2                 6,320,000.00              0.94
 3,250,000.01    to   3,500,000.00..........                3                10,096,000.00              1.50
 3,500,000.01    to   3,750,000.00..........                1                 3,600,000.00              0.53
                                                        -----              ---------------            ------
Total......................................             1,142              $673,936,339.74            100.00%
                                                        =====              ===============            ======

         The average Cut-off Date Scheduled Principal Balance is approximately $590,137.




               PROPERTY TYPE OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 PROPERTY TYPE                          LOANS                 BALANCE            PRINCIPAL BALANCE
                 -------------                          -----                 -------            -----------------
Single Family .............................               749              $465,483,342.40              69.07%
Planned Unit Development Attached..........               136                69,095,486.94              10.25
Condominium................................               125                61,538,089.06               9.13
Planned Unit Development Detached..........                70                35,995,284.61               5.34
Cooperative................................                48                33,108,663.20               4.91
Two-to-Four Family.........................                14                 8,715,473.53               1.29
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======



                                     S-B-48

       CONVERTIBLE MORTGAGE LOANS/MODIFIABLE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          CONVERTIBLE MORTGAGE LOANS/              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           MODIFIABLE MORTGAGE LOANS                    LOANS                 BALANCE            PRINCIPAL BALANCE
           -------------------------                    -----                 -------            -----------------
Neither....................................             1,055              $630,405,840.71              93.54%
Modifiable.................................                87                43,530,499.03               6.46
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======



                LOAN PURPOSE OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 LOAN PURPOSE                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
Purchase...................................               690              $407,542,662.30              60.47%
Cash Out Refinance.........................               256               146,406,516.98              21.72
Rate/Term Refinance........................               195               119,740,812.73              17.77
Construction Permanent.....................                 1                   246,347.73               0.04
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======



             AMORTIZATION TYPE OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               AMORTIZATION TYPE                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Fully Amortizing...........................               234               $132,671,306.90             19.69%
Interest-only*.............................               908                541,265,032.84             80.31
                                                        -----               ---------------            ------
Total......................................             1,142               $673,936,339.74            100.00%
                                                        =====               ===============            ======

* The interest-only period is equal to approximately seven to ten years following origination of the applicable mortgage loans.

                                     S-B-49

             LOAN DOCUMENTATION OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
              LOAN DOCUMENTATION                        LOANS                 BALANCE            PRINCIPAL BALANCE
              ------------------                        -----                 -------            -----------------
Full Documentation.........................             1,050              $615,937,682.23              91.39%
Stated Income Documentation................                83                54,036,212.11               8.02
Limited Documentation......................                 9                 3,962,445.40               0.59
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======


              OCCUPANCY STATUS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               OCCUPANCY STATUS                         LOANS                 BALANCE            PRINCIPAL BALANCE
               ----------------                         -----                 -------            -----------------
Primary Home...............................               954              $578,065,197.81              85.77%
Second Home................................                94                66,592,273.08               9.88
Investment.................................                94                29,278,868.85               4.34
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======


  ORIGINAL PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          ORIGINAL PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................             1,120              $656,513,997.09              97.41%
0.01    to 1.00............................                 1                 1,715,000.00               0.25
2.01    to 3.00............................                 7                 7,321,648.60               1.09
4.01    to 5.00............................                14                 8,385,694.05               1.24
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average original prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 3.766 years.

                                     S-B-50

 REMAINING PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         REMAINING PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................             1,120              $656,513,997.09              97.41%
0.001  to  1.000...........................                 1                 1,715,000.00               0.25
2.001  to  3.000...........................                 7                 7,321,648.60               1.09
4.001  to  5.000...........................                14                 8,385,694.05               1.24
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average remaining prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 3.642 years.



               MAXIMUM RATES OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MAXIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 8.501   to    9.000.......................                 1              $    388,000.00               0.06%
 9.001   to    9.500.......................                 7                 3,828,849.55               0.57
 9.501   to   10.000.......................                67                45,276,722.00               6.72
10.001   to   10.500.......................               589               359,427,429.93              53.33
10.501   to   11.000.......................               428               229,944,480.95              34.12
11.001   to   11.500.......................                42                31,301,911.31               4.64
11.501   to   12.000.......................                 7                 3,284,946.00               0.49
16.501   to   17.000.......................                 1                   484,000.00               0.07
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average Maximum Rate is approximately 10.501%.

                                     S-B-51

               MINIMUM RATES OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MINIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
0.501  to   1.000..........................                 1           $       478,400.00               0.07%
1.501  to   2.000..........................               386               198,653,314.17              29.48
2.001  to   2.500..........................               428               289,699,620.52              42.99
2.501  to   3.000..........................               327               185,105,005.05              27.47
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average Minimum Rate is approximately 2.313%.



               GROSS MARGINS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               GROSS MARGINS (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Less than or equal to 1.000................                 1              $    478,400.00               0.07%
1.501  to  2.000...........................               386               198,653,314.17              29.48
2.001  to  2.500...........................               428               289,699,620.52              42.99
2.501  to  3.000...........................               327               185,105,005.05              27.47
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average Gross Margin is approximately 2.313%.


       INDICES OF THE MORTGAGE LOANS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                     INDEX                              LOANS                 BALANCE            PRINCIPAL BALANCE
                     -----                              -----                 -------            -----------------
Six-Month LIBOR............................               156              $ 73,579,023.65              10.92%
One-Year CMT...............................               366               213,420,406.17              31.67
One-Year LIBOR.............................               620               386,936,909.92              57.41
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

For a description of the indices referred to above, see "--General--The Indices" in the prospectus supplement.

                                     S-B-52

         NEXT RATE ADJUSTMENT DATE OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   NEXT RATE                       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                ADJUSTMENT DATE                         LOANS                 BALANCE            PRINCIPAL BALANCE
                ---------------                         -----                 -------            -----------------
July 2010..................................                 1              $  1,350,000.00               0.20%
October 2010...............................                 1                   552,500.00               0.08
April 2011.................................                 1                   585,000.00               0.09
May 2011...................................                 2                 2,946,339.86               0.44
January 2012...............................                 1                   294,999.80               0.04
March 2012.................................                 1                   615,040.57               0.09
April 2012.................................                11                 5,816,847.56               0.86
May 2012...................................                19                10,368,480.62               1.54
June 2012..................................                51                28,783,916.53               4.27
July 2012..................................               329               174,149,270.25              25.84
August 2012................................               584               355,688,359.02              52.78
September 2012.............................               137                91,918,285.53              13.64
October 2012...............................                 4                   867,300.00               0.13
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

       MONTHS TO NEXT RATE ADJUSTMENT OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
        MONTHS TO NEXT RATE ADJUSTMENT                  LOANS                 BALANCE            PRINCIPAL BALANCE
        ------------------------------                  -----                 -------            -----------------
41 to   60.................................                 1              $  1,350,000.00               0.20%
61 to   80.................................                36                21,179,208.41               3.14
81 to 100..................................             1,105               651,407,131.33              96.66
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======


                                     S-B-53

              INITIAL RATE CAP OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             INITIAL RATE CAP (%)                       LOANS                 BALANCE            PRINCIPAL BALANCE
             --------------------                       -----                 -------            -----------------
1.501  to  2.000...........................                 6              $  2,796,150.32               0.41%
4.501  to  5.000...........................             1,116               657,396,498.30              97.55
5.501  to  6.000...........................                20                13,743,691.12               2.04
                                                        -----              ---------------             ------
Total......................................             1,142              $673,936,339.74             100.00%
                                                        =====              ===============             ======

         The weighted average Initial Rate Cap for Mortgage Loans with Initial Rate Caps is approximately 5.008%.


             PERIODIC RATE CAP OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             PERIODIC RATE CAP (%)                       LOANS                BALANCE            PRINCIPAL BALANCE
             ---------------------                       -----                -------            -----------------
0.501  to  1.000...........................                156             $ 73,579,023.65              10.92%
1.501  to  2.000...........................                986              600,357,316.09              89.08
                                                         -----             ---------------             ------
Total......................................              1,142             $673,936,339.74             100.00%
                                                         =====             ===============             ======

         The weighted average Periodic Rate Cap for Mortgage Loans with Periodic Rate Caps is approximately 1.891%.


        RATE ADJUSTMENT FREQUENCIES OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
           RATE ADJUSTMENT FREQUENCY                     LOANS                BALANCE           PRINCIPAL BALANCE
           -------------------------                     -----                -------           -----------------
Semi-annual................................                156             $ 73,579,023.65             10.92%
Annual.....................................                986              600,357,316.09             89.08
                                                         -----             ---------------            ------
Total......................................              1,142             $673,936,339.74            100.00%
                                                         =====             ===============            ======

                                     S-B-54

                FICO SCORES OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                   FICO SCORE                            LOANS                BALANCE           PRINCIPAL BALANCE
                   ----------                            -----                -------           -----------------
Not Available                                                6             $  3,717,647.04              0.55%
601   to   650.............................                  6                4,092,626.99              0.61
651   to   700.............................                145               81,316,349.67             12.07
701   to   750.............................                379              228,954,659.52             33.97
751   to   800.............................                533              319,570,071.92             47.42
801   to   850.............................                 73               36,284,984.60              5.38
                                                         -----             ---------------            ------
Total......................................              1,142             $673,936,339.74            100.00%
                                                         =====             ===============            ======

         The weighted average FICO score for Mortgage Loans with FICO scores is approximately 749.


            ORIGINATION CHANNELS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
              ORIGINATION CHANNEL                        LOANS                BALANCE           PRINCIPAL BALANCE
              -------------------                        -----                -------           -----------------
Correspondent..............................                252              $162,844,263.20            24.16%
Retail.....................................                 37                11,799,028.44             1.75
Bulk.......................................                853               499,293,048.10            74.09
                                                         -----              ---------------           ------
Total......................................              1,142              $673,936,339.74           100.00%
                                                         =====              ===============           ======

                 SERVICERS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
JPMorgan Chase Bank, National Association..                337             $227,912,234.46             33.82%
Wells Fargo Home Mortgage..................                326              184,671,344.44             27.40
Thornburg Mortgage Home Loans, Inc.........                266              160,225,600.52             23.77
PHH Mortgage Corporation...................                190               86,709,469.20             12.87
First Republic Bank........................                 20               13,743,691.12              2.04
Colonial National Mortgage.................                  3                  674,000.00              0.10
                                                         -----             ---------------            ------
Total......................................              1,142             $673,936,339.74            100.00%
                                                         =====             ===============            ======



                                     S-B-55

      SERVICERS OF THE ADDITIONAL COLLATERAL INITIAL POOL 3 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 3
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
No Additional Collateral...................              1,124             $660,994,139.74             98.08%
PHH Mortgage Corporation...................                 16                9,542,200.00              1.42
Thornburg Mortgage Home Loans, Inc.........                  2                3,400,000.00              0.50
                                                         -----             ---------------            ------
Total......................................              1,142             $673,936,339.74            100.00%
                                                         =====             ===============            ======



                ORIGINATORS OF THE INITIAL POOL 3 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                 INITIAL POOL 3
                                                                              TOTAL              MORTGAGE LOANS
                                                      NUMBER OF             SCHEDULED               BY TOTAL
                                                  INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  ORIGINATOR                            LOANS                BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                -------            -----------------
JPMorgan Chase Bank, National Association .               327             $223,424,204.72             33.15%
Wells Fargo Home Mortgage..................               326              184,671,344.44             27.40
Cendant Mortgage...........................               190               86,709,469.20             12.87
First Horizon Home Loan Corporation........                19               14,309,742.00              2.12
First Republic Bank........................                20               13,743,691.12              2.04
Thornburg Mortgage Home Loans, Inc.........                37               11,799,028.44              1.75
BancMortgage Financial Corp................                11                9,858,524.95              1.46
Luxury Mortgage Corporation................                 5                9,675,000.00              1.44
Arlington Capital Mortgage Corporation.....                 8                7,079,299.99              1.05
Trident Mortgage Company...................                 5                6,754,931.73              1.00
Other......................................               194              105,911,103.15             15.72
                                                        -----             ---------------            ------
Total......................................             1,142             $673,936,339.74            100.00%
                                                        =====             ===============            ======



                                     S-B-56

       ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF ORIGINAL                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
 0.01   to   10.00.........................                 1              $    257,000.00               0.04%
10.01   to   20.00.........................                19                10,018,050.50               1.47
20.01   to   30.00.........................                25                15,437,131.99               2.27
30.01   to   40.00.........................                52                43,230,596.19               6.36
40.01   to   50.00.........................                65                56,459,591.29               8.30
50.01   to   60.00.........................               106               120,227,675.99              17.68
60.01   to   70.00.........................               207               204,804,380.21              30.12
70.01   to   80.00.........................               419               221,598,338.02              32.59
80.01   to   90.00.........................                 5                 1,441,081.37               0.21
90.01   to  100.00.........................                 9                 6,445,367.92               0.95
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average original Loan-to-Value Ratio is approximately 63.252%.



                   ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS FOR
               ADDITIONAL COLLATERAL INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
   RANGE OF ORIGINAL EFFECTIVE LOAN-TO-VALUE       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  RATIOS (%)                            LOANS                 BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                 -------            -----------------
60.01  to   70.00..........................                 2                $4,831,250.00             100.00%
                                                            -                -------------             ------
Total......................................                 2                $4,831,250.00             100.00%
                                                            =                =============             ======

         The weighted average original Effective Loan-to-Value Ratio for Additional Collateral Mortgage Loans is approximately 66.190%.



                                     S-B-57

  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          RANGE OF ORIGINAL EFFECTIVE              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           LOAN-TO-VALUE RATIOS (%)                     LOANS                 BALANCE            PRINCIPAL BALANCE
           ------------------------                     -----                 -------            -----------------
 0.01  to   10.00..........................                 1              $    257,000.00               0.04%
10.01  to   20.00..........................                19                10,018,050.50               1.47
20.01  to   30.00..........................                25                15,437,131.99               2.27
30.01  to   40.00..........................                52                43,230,596.19               6.36
40.01  to   50.00..........................                65                56,459,591.29               8.30
50.01  to   60.00..........................               106               120,227,675.99              17.68
60.01  to   70.00..........................               209               209,635,630.21              30.83
70.01  to   80.00..........................               419               221,598,338.02              32.59
80.01  to   90.00..........................                 5                 1,441,081.37               0.21
90.01  to  100.00..........................                 7                 1,614,117.92               0.24
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average original Effective Loan-to-Value Ratio is approximately 63.011%.


           CURRENT MORTGAGE RATES OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
               RANGE OF CURRENT                    INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MORTGAGE RATE (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 4.501  to  5.000..........................                33             $  28,506,336.93               4.19%
 5.001  to  5.500..........................               392               303,651,804.58              44.66
 5.501  to  6.000..........................               447               320,112,188.85              47.08
 6.001  to  6.500..........................                36                27,648,883.12               4.07
                                                          ---              ---------------             ------
 Total.....................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average current Mortgage Rate is approximately 5.563% per annum.

                                     S-B-58

         ORIGINAL TERMS TO MATURITY OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF ORIGINAL MATURITIES              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
301   to   360.............................               907              $678,639,263.48              98.81%
421   to   480.............................                 1                 1,279,950.00               0.19
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average original term to maturity is approximately 360 months.


        REMAINING TERMS TO MATURITY OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         RANGE OF REMAINING MATURITIES             INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                   (MONTHS)                             LOANS                 BALANCE            PRINCIPAL BALANCE
                   --------                             -----                 -------            -----------------
301   to   360.............................               907              $678,639,263.48              98.81%
360   to   419.............................                 1                 1,279,950.00               0.19
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average remaining term to maturity is approximately 358 months.

                                     S-B-59

          GEOGRAPHIC DISTRIBUTION OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
            GEOGRAPHIC DISTRIBUTION                     LOANS                 BALANCE            PRINCIPAL BALANCE
            -----------------------                     -----                 -------            -----------------
Alabama....................................                 4              $    990,338.55               0.15%
Arizona....................................                14                 6,063,749.22               0.89
California.................................               280               287,400,141.35              42.27
Colorado...................................                61                42,789,014.68               6.29
Connecticut................................                15                26,863,087.65               3.95
Delaware...................................                 2                 1,647,804.40               0.24
District of Columbia.......................                 5                 5,317,373.44               0.78
Florida....................................                52                30,955,115.79               4.55
Georgia....................................                44                20,484,279.09               3.01
Hawaii.....................................                 4                 3,284,750.00               0.48
Illinois...................................                 8                 6,989,777.00               1.03
Kansas.....................................                 1                   214,080.00               0.03
Maine......................................                 1                   468,000.00               0.07
Maryland...................................                13                 6,814,785.93               1.00
Massachusetts..............................                13                11,169,195.83               1.64
Michigan...................................                 4                 2,159,600.00               0.32
Minnesota..................................                 9                 8,121,289.99               1.19
Missouri...................................                 3                   727,453.06               0.11
Nevada.....................................                 5                 3,915,000.00               0.58
New Jersey.................................                38                19,529,660.98               2.87
New Mexico.................................                20                 6,303,834.30               0.93
New York...................................                73                71,629,320.08              10.53
North Carolina.............................                28                11,556,665.86               1.70
Ohio.......................................                 1                   209,500.00               0.03
Oregon.....................................                11                 4,134,851.57               0.61
Pennsylvania...............................                34                18,002,630.21               2.65
Rhode Island...............................                 3                 4,300,000.00               0.63
South Carolina.............................                40                19,517,008.36               2.87
Tennessee..................................                 4                 1,264,027.12               0.19
Texas......................................                17                 7,780,635.34               1.14
Utah.......................................                16                11,783,287.50               1.73
Vermont....................................                 1                   440,000.00               0.06
Virginia...................................                64                28,111,532.25               4.13
Washington.................................                19                 8,862,223.93               1.30
West Virginia..............................                 1                   119,200.00               0.02
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======


                                     S-B-60

 CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
              RANGE OF SCHEDULED                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
            PRINCIPAL BALANCES ($)                      LOANS                 BALANCE           PRINCIPAL BALANCE
            ----------------------                      -----                 -------           -----------------
         0.01    to     100,000.00..........               29            $    2,501,765.61              0.37%
   100,000.01    to     200,000.00..........              102                16,118,442.06              2.37
   200,000.01    to     300,000.00..........              111                28,030,570.26              4.12
   300,000.01    to     400,000.00..........               80                28,545,389.91              4.20
   400,000.01    to     500,000.00..........              102                46,672,134.81              6.86
   500,000.01    to     600,000.00..........               73                40,996,379.06              6.03
   600,000.01    to     700,000.00..........               75                49,132,293.54              7.23
   700,000.01    to     800,000.00..........               54                41,062,336.99              6.04
   800,000.01    to     900,000.00..........               32                27,489,636.74              4.04
   900,000.01    to   1,000,000.00..........               54                52,511,053.57              7.72
 1,000,000.01    to   1,250,000.00..........               56                62,959,575.37              9.26
 1,250,000.01    to   1,500,000.00..........               41                56,551,345.12              8.32
 1,500,000.01    to   1,750,000.00..........               23                37,586,171.75              5.53
 1,750,000.01    to   2,000,000.00..........               36                69,374,317.24             10.20
 2,000,000.01    to   2,250,000.00..........                7                15,153,000.00              2.23
 2,250,000.01    to   2,500,000.00..........                8                19,018,171.45              2.80
 2,500,000.01    to   2,750,000.00..........                6                16,037,400.00              2.36
 2,750,000.01    to   3,000,000.00..........                6                17,788,880.00              2.62
 3,000,000.01    to   3,250,000.00..........                1                 3,135,000.00              0.46
 3,250,000.01    to   3,500,000.00..........                4                13,980,000.00              2.06
 3,500,000.01    to   3,750,000.00..........                1                 3,681,250.00              0.54
 3,750,000.01    to   4,000,000.00..........                2                 7,930,600.00              1.17
Greater than or equal to 4,000,000.01.......                5                23,663,500.00              3.48
                                                          ---              ---------------            ------
Total......................................               908              $679,919,213.48            100.00%
                                                          ===              ===============            ======

The average Cut-off Date Scheduled Principal Balance is approximately $748,810.



               PROPERTY TYPE OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 PROPERTY TYPE                          LOANS                 BALANCE            PRINCIPAL BALANCE
                 -------------                          -----                 -------            -----------------
Single Family .............................               522              $423,430,616.61              62.28%
Planned Unit Development Detached..........               170               125,968,994.39              18.53
Condominium................................               126                72,833,560.74              10.71
Cooperative................................                28                25,967,279.79               3.82
Two-to-Four Family.........................                46                25,029,389.68               3.68
Planned Unit Development Attached..........                15                 6,381,372.27               0.94
Condotel...................................                 1                   308,000.00               0.05
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======



                                     S-B-61

       CONVERTIBLE MORTGAGE LOANS/MODIFIABLE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          CONVERTIBLE MORTGAGE LOANS/              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
           MODIFIABLE MORTGAGE LOANS                    LOANS                 BALANCE            PRINCIPAL BALANCE
           -------------------------                    -----                 -------            -----------------
Neither....................................               711              $574,681,247.46              84.52%
Modifiable.................................               197               105,237,966.02              15.48
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======



                LOAN PURPOSE OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 LOAN PURPOSE                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
Purchase...................................               459              $349,333,270.10              51.38%
Cash Out Refinance.........................               279               198,516,326.04              29.20
Rate/Term Refinance........................               170               132,069,617.34              19.42
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======



             AMORTIZATION TYPE OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               AMORTIZATION TYPE                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
Fully Amortizing...........................                60               $ 23,635,320.00              3.48%
Interest-only*.............................               848                656,283,893.48             96.52
                                                          ---               ---------------            ------
Total......................................               908               $679,919,213.48            100.00%
                                                          ===               ===============            ======

* The interest-only period is equal to approximately five to ten years following origination of the applicable mortgage loans.

                                     S-B-62

             LOAN DOCUMENTATION OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
              LOAN DOCUMENTATION                        LOANS                 BALANCE            PRINCIPAL BALANCE
              ------------------                        -----                 -------            -----------------
Full Documentation.........................               879              $640,105,364.21              94.14%
Stated Income Documentation................                29                39,813,849.27               5.86
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======



              OCCUPANCY STATUS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               OCCUPANCY STATUS                         LOANS                 BALANCE            PRINCIPAL BALANCE
               ----------------                         -----                 -------            -----------------
Primary Home...............................               653              $543,786,995.19              79.98%
Second Home................................               113                84,462,007.61              12.42
Investment.................................               142                51,670,210.68               7.60
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======


  ORIGINAL PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
          ORIGINAL PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................               716              $488,129,755.97              71.79%
0.01  to   1.00............................                11                15,802,881.63               2.32
1.01  to   2.00............................                 1                    97,500.00               0.01
2.01  to   3.00............................                53                52,447,455.34               7.71
4.01  to   5.00............................               126               123,217,625.02              18.12
Greater than 5.01..........................                 1                   223,995.52               0.03
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average original prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 4.113 years.



                                     S-B-63

 REMAINING PREPAYMENT PENALTY TERM (YEARS) OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
         REMAINING PREPAYMENT PENALTY              INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                 TERM (YEARS)                           LOANS                 BALANCE            PRINCIPAL BALANCE
                 ------------                           -----                 -------            -----------------
No Prepayment Penalty......................               719              $490,156,557.60              72.09%
0.001  to  1.000...........................                 8                13,776,080.00               2.03
1.001  to  2.000...........................                 1                    97,500.00               0.01
2.001  to  3.000...........................                53                52,447,455.34               7.71
4.001  to  5.000...........................               127               123,441,620.54              18.16
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average remaining prepayment penalty term in years (without taking into account Mortgage Loans which do not provide for a Prepayment Penalty Amount) is approximately 4.056 years.



               MAXIMUM RATES OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MAXIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
 9.501   to   10.000.......................                 8              $  5,943,436.93               0.87%
10.001   to   10.500.......................               244               159,540,954.30              23.46
10.501   to   11.000.......................               442               315,554,878.81              46.41
11.001   to   11.500.......................               184               171,759,733.40              25.26
11.501   to   12.000.......................                29                26,660,210.04               3.92
16.501   to   17.000.......................                 1                   460,000.00               0.07
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average Maximum Rate is approximately 10.851%.

                                     S-B-64

               MINIMUM RATES OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               MINIMUM RATES (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
0.501  to   1.000..........................                 3              $  1,515,533.30               0.22%
1.501  to   2.000..........................               679               469,173,899.86              69.00
2.001  to   2.500..........................               223               207,312,810.32              30.49
2.501  to   3.000..........................                 1                   625,000.00               0.09
3.001  to   3.500..........................                 1                 1,100,000.00               0.16
3.501  to   4.000..........................                 1                   191,970.00               0.03
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average Minimum Rate is approximately 2.063%.



               GROSS MARGINS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   RANGE OF                        INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
               GROSS MARGINS (%)                        LOANS                 BALANCE            PRINCIPAL BALANCE
               -----------------                        -----                 -------            -----------------
0.001  to  1.000...........................                 3              $  1,515,533.30               0.22%
1.501  to  2.000...........................               679               469,173,899.86              69.00
2.001  to  2.500...........................               224               208,412,810.32              30.65
2.501  to  3.000...........................                 1                   625,000.00               0.09
3.501  to  4.000...........................                 1                   191,970.00               0.03
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average Gross Margin is approximately 2.062%.

                                     S-B-65

       INDICES OF THE MORTGAGE LOANS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                     INDEX                              LOANS                 BALANCE            PRINCIPAL BALANCE
                     -----                              -----                 -------            -----------------
Six-Month LIBOR............................                48              $ 54,363,793.21               8.00%
One-Year CMT...............................               213               197,899,560.32              29.11
One-Year LIBOR.............................               647               427,655,859.95              62.90
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

   For a description of the indices referred to above, see "--General--The Indices" in the prospectus supplement.



         NEXT RATE ADJUSTMENT DATE OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                   NEXT RATE                       INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                ADJUSTMENT DATE                         LOANS                 BALANCE            PRINCIPAL BALANCE
                ---------------                         -----                 -------            -----------------
May 2014...................................                 1              $    645,337.71               0.09%
December 2014..............................                 1                   125,986.77               0.02
March 2015.................................                 6                 2,218,352.17               0.33
April 2015.................................                 3                 1,469,900.00               0.22
May 2015...................................                14                 6,439,763.08               0.95
June 2015..................................                71                47,118,254.15               6.93
July 2015..................................               240               174,547,928.04              25.67
August 2015................................               284               213,414,643.79              31.39
September 2015.............................               260               219,357,247.77              32.26
October 2015...............................                28                14,581,800.00               2.14
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======



       MONTHS TO NEXT RATE ADJUSTMENT OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
        MONTHS TO NEXT RATE ADJUSTMENT                  LOANS                 BALANCE            PRINCIPAL BALANCE
        ------------------------------                  -----                 -------            -----------------
101 to 120.................................               880              $ 665,337,413.48              97.86%
Greater than or equal to 120...............                28                14,581,800.00               2.14
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                         =====             ===============             ======



                                     S-B-66

              INITIAL RATE CAP OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                      NUMBER OF              SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             INITIAL RATE CAP (%)                       LOANS                 BALANCE            PRINCIPAL BALANCE
             --------------------                       -----                 -------            -----------------
4.501  to  5.000...........................               710              $488,305,553.16              71.82%
5.501  to  6.000...........................               198               191,613,660.32              28.18
                                                          ---              ---------------             ------
Total......................................               908              $679,919,213.48             100.00%
                                                          ===              ===============             ======

         The weighted average Initial Rate Cap for Mortgage Loans with Initial Rate Caps is approximately 5.282%.



             PERIODIC RATE CAP OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                   PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
             PERIODIC RATE CAP (%)                       LOANS                BALANCE            PRINCIPAL BALANCE
             ---------------------                       -----                -------            -----------------
0.501  to  1.000...........................                 48             $ 54,363,793.21               8.00%
1.501  to  2.000...........................                860              625,555,420.27              92.00
                                                           ===             ===============             ======
Total......................................                908             $679,919,213.48             100.00%
                                                           ---             ---------------             ------

         The weighted average Periodic Rate Cap for Mortgage Loans with Periodic Rate Caps is approximately 1.920%.


        RATE ADJUSTMENT FREQUENCIES OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
           RATE ADJUSTMENT FREQUENCY                     LOANS                BALANCE           PRINCIPAL BALANCE
           -------------------------                     -----                -------           -----------------
Semi-annual................................                 48             $ 54,363,793.21              8.00%
Annual.....................................                860              625,555,420.27             92.00
                                                           ---             ---------------            ------
Total......................................                908             $679,919,213.48            100.00%
                                                           ===             ===============            ======

                                     S-B-67

                FICO SCORES OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                   FICO SCORE                            LOANS                BALANCE           PRINCIPAL BALANCE
                   ----------                            -----                -------           -----------------
Not Available                                                2          $       613,300.00              0.09%
601   to   650.............................                  8                9,936,453.65              1.46
651   to   700.............................                116              100,609,018.32             14.80
701   to   750.............................                259              191,927,349.04             28.23
751   to   800.............................                437              311,244,228.20             45.78
801   to   850.............................                 86               65,588,864.27              9.65
                                                           ---             ---------------            ------
Total......................................                908             $679,919,213.48            100.00%
                                                           ===             ===============            ======

         The weighted average FICO score for Mortgage Loans with FICO scores is approximately 749.


            ORIGINATION CHANNELS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
              ORIGINATION CHANNEL                        LOANS                BALANCE           PRINCIPAL BALANCE
              -------------------                        -----                -------           -----------------
Correspondent..............................                791              $632,014,596.19            92.95%
Retail.....................................                117                47,904,617.29             7.05
                                                           ---              ---------------           ------
Total......................................                908              $679,919,213.48           100.00%
                                                          ====              ===============           ======


                 SERVICERS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
Thornburg Mortgage Home Loans, Inc.........                695             $480,147,281.23             70.62%
First Republic Bank........................                202              193,333,960.32             28.43
Colonial National Mortgage.................                 11                6,437,971.93              0.95
                                                           ---             ---------------            ------
Total......................................                908             $679,919,213.48            100.00%
                                                           ===             ===============            ======

                                     S-B-68

      SERVICERS OF THE ADDITIONAL COLLATERAL INITIAL POOL 4 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                  INITIAL POOL 4
                                                                               TOTAL              MORTGAGE LOANS
                                                       NUMBER OF             SCHEDULED               BY TOTAL
                                                   INITIAL MORTGAGE          PRINCIPAL              SCHEDULED
                    SERVICER                             LOANS                BALANCE           PRINCIPAL BALANCE
                    --------                             -----                -------           -----------------
No Additional Collateral...................                906             $675,087,963.48             99.29%
Thornburg Mortgage Home Loans, Inc.........                  2                4,831,250.00              0.71
                                                           ---             ---------------            ------
Total......................................                908             $679,919,213.48            100.00%
                                                           ===             ===============            ======


                ORIGINATORS OF THE INITIAL POOL 4 MORTGAGE LOANS

                                                                                                  PERCENTAGE OF
                                                                                                 INITIAL POOL 4
                                                                              TOTAL              MORTGAGE LOANS
                                                      NUMBER OF             SCHEDULED               BY TOTAL
                                                  INITIAL MORTGAGE          PRINCIPAL               SCHEDULED
                  ORIGINATOR                            LOANS                BALANCE            PRINCIPAL BALANCE
                  ----------                            -----                -------            -----------------
First Republic Bank........................               202             $193,333,960.32             28.43%
Thornburg Mortgage Home Loans, Inc.........               117               47,904,617.29              7.05
ACF Partners DBA AmeriCorp Funding.........                22               37,078,035.28              5.45
Arlington Capital Mortgage Corp............                35               24,361,595.11              3.58
Luxury Mortgage Corporation................                12               22,872,330.00              3.36
Wall Street Mortgage.......................                22               22,357,549.40              3.29
Platinum Capital Group.....................                22               21,521,002.14              3.17
Affiliated Financial.......................                15               19,116,950.00              2.81
Megastar...................................                18               13,170,618.34              1.94
Metrocities Mortgage, LLC..................                11               13,073,229.85              1.92
Other......................................               432              265,129,325.75             38.99
                                                          ---             ---------------            ------
Total......................................               908             $679,919,213.48            100.00%
                                                          ===             ===============            ======

                                     S-B-69

                     [This page intentionally left blank.]

PROSPECTUS



                    STRUCTURED ASSET SECURITIES CORPORATION
                                   DEPOSITOR

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                              --------------------


EACH TRUST FUND:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

   o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

     o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

     o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

     o  private mortgage backed certificates, as described in this prospectus;
        and

     o  payments due on those mortgage loans and mortgage backed certificates.

   The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.


THE SECURITIES:

o  will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o  may have one or more forms of credit enhancement.

   The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

   The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

   The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

   Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                                LEHMAN BROTHERS

               The date of this prospectus is September 26, 2005

                                  RISK FACTORS


   THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED SECURITIES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

MORTGAGE LOANS ORIGINATED ACCORDING TO
 NON-AGENCY UNDERWRITING GUIDELINES
 MAY HAVE HIGHER EXPECTED
 DELINQUENCIES  . . . . . . . . . .  If specified in the related prospectus supplement, the mortgage loans may have
                                     been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as "subprime," "non-prime" or "non-conforming" mortgage loans. Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

                                     Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.

                                     A significant portion of the mortgage
                                     loans in the trust fund may have been
                                     classified in these relatively low (i.e., relatively higher risk) credit categories. In addition, if specified in the related prospectus supplement, some of the mortgage loans may also represent either one or more exceptions to the applicable underwriting guidelines.

                                     Rising unemployment, higher interest
                                     rates, or a decline in housing prices
                                     generally or in certain regions of the
                                     United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable rate mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types" for a discussion of risks related to economic conditions generally and adjustable rate mortgage loans.

                                     Consequently, mortgage loans originated
                                     according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                     "ALT-A" MORTGAGE LOANS: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to "Alternative-A" or "Alt-A" underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

                                     See "Loan Underwriting Procedures and
                                     Standards" in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

ASPECTS OF THE MORTGAGE LOAN
 ORIGINATION PROCESS MAY RESULT IN
 HIGHER EXPECTED DELINQUENCIES  . .  Various factors in the process of originating the mortgage loans in the
                                     trust fund may have the effect of
                                     increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

                                     APPRAISAL QUALITY: During the mortgage
                                     loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

                                     STATED INCOME UNDERWRITING GUIDELINES:
                                     Most underwriting guidelines applied in
                                     the origination of mortgage loans have
                                     several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under "stated income" programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

                                     NON-OWNER OCCUPIED PROPERTIES: Mortgage
                                     Loans secured by properties acquired by
                                     investors for the purposes of rental
                                     income or capital
                                     appreciation, or properties acquired as
                                     second homes, tend to have higher
                                     severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

                                     BROKER AND CORRESPONDENT ORIGINATION
                                     VERSUS RETAIL ORIGINATION: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

                                     FRAUD: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

                                     SELF-EMPLOYED BORROWERS: Self-employed
                                     borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

                                     FIRST TIME BORROWERS: First time home
                                     buyers are often younger, have shorter
                                     credit histories, are more highly
                                     leveraged and have less experience with
                                     undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans to first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

                                     Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

                                     See "Loan Underwriting Procedures and
                                     Standards" in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

CHANGES IN U.S. ECONOMIC CONDITIONS
 MAY ADVERSELY AFFECT THE PERFORMANCE
 OF MORTGAGE LOANS, PARTICULARLY
 ADJUSTABLE RATE LOANS OF VARIOUS
 TYPES  . . . . . . . . . . . . . .  Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable rate mortgage loans, including loans that have interest-only or negative amortization features.

                                     Mortgage loans that are referred to
                                     generally as adjustable rate mortgage
                                     loans, or ARMs, may include any of the
                                     following types of loans:

                                     o mortgage loans whose interest rate
                                       adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

                                     o "hybrid" mortgage loans, whose interest
                                       rate is fixed for the initial period
                                       specified in the related mortgage note,
                                       and thereafter adjusts periodically based on the related index;

                                     o "interest-only" mortgage loans, which
                                       provide for payment of interest at the
                                       related mortgage interest rate, but no
                                       payment of principal, for the period
                                       specified in the related mortgage note;
                                       thereafter, the monthly payment is
                                       increased to an amount sufficient to
                                       amortize the principal balance of the
                                       mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

                                     o "negative amortization" mortgage loans,
                                       which may have a low introductory
                                       interest rate, and thereafter have a
                                       mortgage interest rate which adjusts
                                       periodically based on the related index;
                                       however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest due, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

                                     o "option ARMs," which combine several of
                                       the features described above and permit
                                       the borrower to elect whether to make a
                                       monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

                                     If specified in the related prospectus
                                     supplement, the trust fund may include
                                     significant concentrations of these types of adjustable rate mortgage loans, which present special default and prepayment risks.

                                     The primary attraction to borrowers of
                                     these adjustable rate mortgage loan
                                     products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they used a fixed rate mortgage loan.

                                     In addition, a substantial number of these adjustable rate mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable rate mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

                                     Borrowers with adjustable rate mortgage
                                     loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

                                     In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

                                     In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

                                     Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

                                     Borrowers who intend to avoid increased
                                     monthly payments by refinancing their
                                     mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

                                     Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable rate mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

                                     It is likely that borrowers with
                                     adjustable rate mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above As a consequence, defaults on adjustable rate mortgage loans may increase significantly.

                                     Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

                                     These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See "--Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies" for a discussion of risks related to mortgage loans that are sometimes referred to as "subprime," "non-conforming" or "alt-A," or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

                                     Several types of adjustable rate mortgage loans discussed above, in particular "option" ARMs and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

                                     See "--Risks Related to Mortgage Loans with
                                     Interest-Only Payments" and "--Risks
                                     Related to Mortgage Loans that Provide for
                                     Negative Amortization" for further
                                     discussion of mortgage loans with
                                     interest-only or negative amortization
                                     features, respectively.

RISKS RELATED TO MORTGAGE LOANS WITH
 INTEREST-ONLY PAYMENTS . . . . . .  If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

                                     If applicable, the presence of these
                                     mortgage loans in the trust fund will,
                                     absent other considerations, result in
                                     longer weighted average lives of the
                                     related securities than would have been
                                     the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

                                     After a borrower's monthly payment has
                                     been increased to include principal
                                     amortization, and assuming the borrower
                                     does not refinance the related mortgage
                                     loan, delinquency or default may be more likely.

                                     See also "--Changes in U.S. Economic
                                     Conditions May Adversely Affect the
                                     Performance of Mortgage Loans, Particularly
                                     Adjustable Rate Loans of Various Types" for a discussion of risks related to interest-only mortgage loans and economic conditions.

RISKS RELATED TO MORTGAGE LOANS
 THAT PROVIDE FOR NEGATIVE
 AMORTIZATION . . . . . . . . . . .  If specified in the related prospectus supplement, the trust fund may include
                                     mortgage loans that provide for so-called
                                     "negative amortization." Negative
                                     amortization mortgage loans generally
                                     provide the borrower with a low initial
                                     introductory interest rate. Thereafter, the mortgage interest rate is calcu- lated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued inter- est, or may be insufficient to pay accrued interest and not amortize the prin-cipal balance at all.

                                     At the end of this initial period, and
                                     periodically thereafter, the borrower's
                                     minimum monthly payment is adjusted to
                                     reflect the prevailing interest rate,
                                     consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower's monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year's recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

                                     During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

                                     In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

                                     Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be "recast" without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

                                     In summary, then, as interest rates
                                     increase (or, in some cases, even if
                                     market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types" above.

                                     In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

EARLY OR MULTIPLE PAYMENT DEFAULTS
 MAY BE INDICATIVE OF HIGHER RATES
 OF DELINQUENCIES AND LOSSES IN THE
 FUTURE . . . . . . . . . . . . . .  As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

                                     Prior delinquencies and, in particular,
                                     first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

MORTGAGE LOANS WITH HIGH ORIGINAL
 LOAN-TO-VALUE RATIOS MAY PRESENT A
 GREATER RISK OF LOSS . . . . . . .  As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

                                     Moreover, mortgage loans with high
                                     original loan-to-value ratios are more
                                     likely to be subject to a judicial
                                     reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

SPECIAL DEFAULT RISK OF SECOND
 LIEN MORTGAGE LOANS  . . . . . . .  If the related prospectus supplement specifies that the trust fund includes
                                     mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

RISKS RELATED TO SIMULTANEOUS SECOND
 LIENS AND OTHER BORROWER DEBT  . .  At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

                                     In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

GEOGRAPHIC CONCENTRATION OF
 MORTGAGE LOANS . . . . . . . . . .  The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                          o Weak economic conditions in those
                                            states, which may or may not
                                            affect real property values, may
                                            affect the ability of borrowers to
                                            repay their loans on time.

                                          o Declines in the residential real
                                            estate market in those states may
                                            reduce the values of properties
                                            located in those states, which
                                            would result in an increase in the
                                            loan-to-value ratios of the
                                            related mortgage loans.

                                          o Properties in California and
                                            Florida, in particular, may be
                                            more susceptible than homes
                                            located in other parts of the
                                            country to certain types of
                                            uninsurable hazards, such as
                                            earthquakes, as well as
                                            hurricanes, floods, wildfires,
                                            mudslides and other natural
                                            disasters.

                                          o Predatory lending laws or other
                                            laws which tend to restrict the
                                            availability of credit in certain
                                            cities, counties or states may
                                            limit a borrower's refinancing
                                            options and increase the chances
                                            of default and foreclosure.

                                     Natural disasters affect regions of the
                                     United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

                                     For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

BALLOON LOANS . . . . . . . . . . .  If specified in the related prospectus supplement, the mortgage loans to be
                                     included in the trust fund may include
                                     balloon loans. Balloon loans pose a
                                     special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

DEFAULT RISK ON HIGH BALANCE MORTGAGE
 LOANS  . . . . . . . . . . . . . .  If specified in the related prospectus supplement, a certain percentage of the
                                     mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY, MIXED USE AND
 COMMERCIAL MORTGAGE LOANS  . . . .  If specified in the related prospectus supplement, mortgage loans in the trust
                                     fund may be secured by liens on
                                     multifamily properties, mixed residential/ commercial properties and fee simple and/ or leasehold interests in various types of commercial property. Commercial loans, mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower's household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower's income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

                                     There are various risks associated with
                                     multifamily, commercial and mixed use
                                     loans. In general, factors such as
                                     location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

                                     MULTIFAMILY LOANS. The performance of a
                                     multifamily loan and the value of the
                                     related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

                                     COMMERCIAL LOANS SECURED BY RETAIL
                                     PROPERTIES. The performance of a
                                     commercial loan secured by one or more
                                     retail properties and the value of the
                                     related mortgaged property may be affected by factors such as the quality and success of a retail property's tenants, the closing of a major store in the shopping center where the related property is located, changes in consumer preferences, declines in consumer spending, competition from local merchants and from catalog and internet retailers and product obsolescence.

                                     COMMERCIAL LOANS SECURED BY OFFICE
                                     PROPERTIES. The performance of a
                                     commercial loan secured by one or more
                                     office properties and the value of the
                                     related mortgaged property may be affected by factors such as the quality and nature of tenants, tenant concentration (for example, predominantly high tech firms, law firms, government agencies, etc.), the physical condition of the property, the types of services and amenities provided, changes in the surrounding neighborhood, management, and the availability of alternative office space.

                                     COMMERCIAL LOANS SECURED BY INDUSTRIAL
                                     PROPERTIES. The performance of a
                                     commercial loan secured by one or more
                                     industrial properties and the value of the related mortgaged property may be affected by factors such as the design and adaptability of the building, success or failure of the business of the tenant, which is frequently the sole tenant of the property, the availability of alternative space, and the quality of the local and regional transportation system.

                                     The risk that a Mortgaged Property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans. See "--Environmental Risks" below.

ENVIRONMENTAL RISKS . . . . . . . .  Real property pledged as security for a mortgage loan may be subject to certain
                                     environmental risks. Under the laws of
                                     certain states, contamination of a
                                     property may give rise to a lien on the
                                     property to assure the costs of cleanup.
                                     In several states, such a lien has
                                     priority over the lien of an existing
                                     mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of that Mortgaged Property and could make impracticable the foreclosure on that Mortgaged Property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

MORTGAGE LOAN INTEREST RATES
 MAY LIMIT INTEREST RATES ON
 THE VARIABLE RATE SECURITIES . . .  The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

                                     Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

                                     A variety of factors could limit the
                                     interest rates and adversely affect the
                                     yields to maturity on the variable rate
                                     securities. Some of these factors are
                                     described below.

                                     o The interest rates for your securities
                                       may adjust monthly based on the one-month
                                       LIBOR index or another index, while the
                                       interest rates on the mortgage loans to
                                       be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

                                     o The interest rates on adjustable rate
                                       mortgage loans may respond to economic
                                       and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

                                     o To the extent that fixed rate or
                                       adjustable rate mortgage loans are
                                       subject to default or prepayment, the
                                       interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

                                     See "Yield, Prepayment and Maturity
                                     Considerations" in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

POTENTIAL INADEQUACY OF CREDIT
 ENHANCEMENT  . . . . . . . . . . .  If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

                                     SUBORDINATION AND ALLOCATION OF LOSSES. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

                                     o if you buy a subordinate security and
                                       losses on the related mortgage loans
                                       exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

                                     o if specified in the related prospectus
                                       supplement, after the total principal
                                       amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

                                     Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

                                     If the securities have the benefit of
                                     overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

                                     See "Credit Support" in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

                                     EXCESS INTEREST AND OVERCOLLATERALIZATION.
                                     If the securities have the benefit of
                                     excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as "overcollateralization" and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

                                     o Prepayments. Every time a mortgage loan
                                       is prepaid in whole or in part, total
                                       excess interest after the date of
                                       prepayment will be reduced because that
                                       mortgage loan will no longer be
                                       outstanding and generating interest or,
                                       in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                     o Defaults, Delinquencies and Liquidations.
                                       If the rates of delinquencies, defaults
                                       or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay securityholders. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

                                     See "Credit Support" in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

                                     LIMITED CROSS-COLLATERALIZATION. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

                                     INTEREST RATE DERIVATIVE AGREEMENTS. If
                                     specified in the related prospectus
                                     supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

                                     See "Credit Support" in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

                                     PRIMARY MORTGAGE INSURANCE. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

                                     In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

                                     These loan-level primary mortgage
                                     insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%.

                                     However, these policies will only cover
                                     first lien mortgage loans and will be
                                     subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

                                     See "Credit Support--Insurance" and
                                     "Description of Mortgage and Other
                                     Insurance--Mortgage Insurance on the Loans" in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
 PRIMARY MORTGAGE INSURERS ON
 RATINGS OF SECURITIES  . . . . . .  If the related prospectus supplement specifies that one or more loan-level
                                     primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

                                     Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

                                     See "Credit Support--Insurance" and
                                     "Description of Mortgage and Other
                                     Insurance--Mortgage Insurance on the
                                     Loans" in this prospectus and see the
                                     descriptions of any primary mortgage
                                     insurance providers in the prospectus
                                     supplement.

RISKS RELATED TO ANY INTEREST
 RATE SWAP AGREEMENT  . . . . . . .  If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

EFFECT OF CREDITWORTHINESS OF
 SWAP COUNTERPARTY ON
 RATINGS OF SECURITIES  . . . . . .  If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

                                     If the related prospectus supplement
                                     specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

                                     See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

SPECIAL RISKS FOR CERTAIN CLASSES OF
 SECURITIES.  . . . . . . . . . . .  The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)--the yield you will receive if you hold a security until it has been paid in full--that are highly sensitive to prepayments on the related mortgage loans.

                                     If you purchase any of these classes of
                                     securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

                                     o in the case of any interest-only
                                       securities, a faster than expected rate
                                       of prepayments on the mortgage loans in
                                       the trust fund; and

                                     o in the case of any principal-only
                                       securities, a slower than expected rate
                                       of prepayments on the mortgage loans in
                                       the trust fund.

                                     Prepayments on the mortgage loans,
                                     including liquidations, purchases and
                                     insurance payments, could result in the
                                     failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

                                     Exercise by a party that has a right to
                                     purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

SPECIAL RISKS ASSOCIATED WITH
 UNDERLYING SECURITIES  . . . . . .  If specified in the related prospectus supplement, the trust fund may include
                                     other publicly- or privately-offered
                                     securities, representing beneficial
                                     ownership interests in separate trust
                                     funds. As described in the prospectus
                                     supplement, these underlying securities
                                     may be senior securities or subordinate
                                     securities, and may not have the benefit of credit enhancement.

                                     Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

                                     Certain parties may have the option to
                                     purchase the mortgage loans and other
                                     property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

MILITARY ACTION AND TERRORIST
 ATTACKS  . . . . . . . . . . . . .  The effects that military action by U.S.
                                     forces in Iraq, Afghanistan or other
                                     regions, terrorist attacks in the United
                                     States or other incidents and related
                                     military action may have on the
                                     performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the
                                     Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

UNPREDICTABILITY AND EFFECT OF
 PREPAYMENTS  . . . . . . . . . . .  The rate of prepayments on the mortgage loans will be sensitive to prevailing
                                     interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                     Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                     Prepayments on the mortgage loans may
                                     occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as "option ARMs," may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

                                     The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

                                     A prepayment of a mortgage loan will
                                     usually result in a payment of principal on the securities:

                                     o If you purchase securities at a discount,
                                       especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

                                     o If you purchase securities at a premium,
                                       especially any interest- only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

                                     The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

                                     See "Yield, Prepayment and Maturity
                                     Considerations" in this prospectus and
                                     prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION
 PROCEEDS; LIQUIDATION
 PROCEEDS MAY BE LESS THAN
 MORTGAGE BALANCE . . . . . . . . .  Substantial delays could be encountered in connection with the liquidation of
                                     delinquent mortgage loans. Further,
                                     reimbursement of advances made by a
                                     servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

THE SERVICERS' COLLECTIONS PROCEDURES
 MAY AFFECT THE TIMING OF COLLECTIONS
 ON THE MORTGAGE LOANS  . . . . . .  In order to reduce borrower defaults, the servicer or servicers may from time to
                                     time use servicing and collections
                                     practices that have the effect of
                                     accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund's receipt of interest or principal payments.

DELINQUENCIES DUE TO SERVICING
 TRANSFERS  . . . . . . . . . . . .  Servicing of mortgage loans may be transferred in the future to other
                                     servicers in accordance with the
                                     provisions of the trust agreement or
                                     transfer and servicing agreement, as
                                     applicable, and the related servicing
                                     agreement as a result of, among other
                                     things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

                                     All transfers of servicing involve some
                                     risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

                                     See "Servicing of Loans" in this
                                     prospectus.

RIGHTS OF A NIMS INSURER MAY
 AFFECT SECURITIES  . . . . . . . .  If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the "NIMS Insurer," may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer's consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

                                     Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer's rights.

                                     The NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

VIOLATION OF VARIOUS FEDERAL, STATE AND
 LOCAL LAWS MAY RESULT IN LOSSES ON
 THE MORTGAGE LOANS . . . . . . . .  Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

                                     Mortgage loans are also subject to various federal laws, including:

                                     o the federal Truth-in-Lending Act and
                                       Regulation Z promulgated thereunder,
                                       which require certain disclosures to
                                       borrowers regarding the terms of their
                                       mortgage loans;

                                     o the Equal Credit Opportunity Act and
                                       Regulation B promulgated thereunder,
                                       which prohibit discrimination on the
                                       basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                     o the Fair Credit Reporting Act, which
                                       regulates the use and reporting of
                                       information related to the borrower's
                                       credit experience.

                                     Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

                                     The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under "The Agreements--Repurchase and Substitution of Non-Conforming Loans" in this prospectus.

PREDATORY LENDING LAWS/HIGH COST
 LOANS  . . . . . . . . . . . . . .  Various federal, state and local laws have been enacted that are designed to
                                     discourage predatory lending practices.
                                     The federal Home Ownership and Equity
                                     Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

                                     In addition, under the anti-predatory
                                     lending laws of some states, the
                                     origination of certain mortgage loans
                                     (including loans that are not classified as "high cost" loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

                                     Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

                                     The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as "high cost" loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

BANKRUPTCY PROCEEDINGS COULD DELAY
 OR REDUCE PAYMENTS ON THE
 SECURITIES . . . . . . . . . . . .  Each transfer of a mortgage loan to Lehman
                                     Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

LIMITED ABILITY TO RESELL
 SECURITIES . . . . . . . . . . . .  The underwriter will not be required to assist in resales of the securities,
                                     although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

LIMITED OBLIGATIONS . . . . . . . .  The assets of the trust fund are the sole source of payments on the related
                                     securities. The securities are not the
                                     obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

RATINGS ON THE SECURITIES ARE
 DEPENDENT ON ASSESSMENTS BY THE
 RATING AGENCIES  . . . . . . . . .  The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

                                     o only address the likelihood of receipt by
                                       holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

                                     o do not take into consideration any of the
                                       tax aspects associated with the
                                       securities;

                                     o do not address the possibility that, as a
                                       result of principal prepayments, the
                                       yield on your securities may be lower
                                       than anticipated;

                                     o do not address the payment of any basis
                                       risk shortfalls with respect to the
                                       securities; and

                                     o do not comment as to the market price or
                                       suitability of the securities for a
                                       particular investor.

                                     Ratings are not recommendations to buy,
                                     sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

THE SECURITIES MAY NOT BE SUITABLE
 INVESTMENTS  . . . . . . . . . . .  The securities may not be a suitable investment if you require a regular or
                                     predictable schedule of payment, or
                                     payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

                         DESCRIPTION OF THE SECURITIES


GENERAL

   The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

   Each series of Securities will consist of one or more classes of Securities, one or more of which may:

   o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

   o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

   o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

   o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

   o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

   o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

   o be other types of Securities, as described in the prospectus supplement.

   If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

   Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "--Book-Entry Registration."

DISTRIBUTIONS ON THE SECURITIES

   General

   Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

   Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

   The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

   For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements--Reports to Securityholders."

   Single Class Securities Generally

   With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "--Subordinate Securities" below.

   If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

   If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

   Multi-Class Series

   A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See "--Subordinate Securities" below and "Credit Support--Subordinate Securities; Subordination Reserve Fund."

   Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

   A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

   Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-
Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

   Subordinate Securities

   A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support--Subordinate Securities; Subordination Reserve Fund."

OPTIONAL TERMINATION

   If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

   o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

   o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

   The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements--Event of Default; Rights Upon Event of Default" and "--Termination."

OPTIONAL PURCHASE OF SECURITIES

   The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES

   If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

   The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of
Securities:

   o call protection for any class of Securities of a series;

   o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

   o certain other guarantees described in the prospectus supplement.

EXCHANGEABLE SECURITIES

   General

   If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

   If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

   The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

   Exchanges

   If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

   o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

   o the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on each Distribution Date with respect to the exchanged securities; and

   o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

   There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

   o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

   o An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

   o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

   In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

   o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

   o A class of exchangeable securities that is a Planned Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Amortization Certificate, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

   A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

   Procedures

   The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

   If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

   The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

BOOK-ENTRY REGISTRATION

   General

   If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

   No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

   Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   DTC

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal

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
procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

   Clearstream

   Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier ("CSSF"). Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

   Euroclear

   Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

   The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

   Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

   DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

   Beneficial Ownership of Book-Entry Securities

   Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

   The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect
Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

   Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons," "--REMIC Residual Certificates--Foreign Persons," "--Grantor Trust Certificates--Foreign Persons" and "--Partner Certificates--Foreign Persons" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to the prospectus supplement.

   Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.


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
   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

   Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons," "--REMIC Residual Certificates--Administrative Provisions," "--Grantor Trust Certificates--Trust Reporting" and "--Partner Certificates--Information Reporting" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

   Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

   Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

   None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

   Definitive Securities

   Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


PAYMENT DELAYS

   With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

PRINCIPAL PREPAYMENTS

   With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans--Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

   A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.


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
INTEREST OR PRINCIPAL WEIGHTED SECURITIES

   If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

   The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

   CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

   The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   Type of Loan

   Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

   In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

   To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

   In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

   If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

   A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity

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
of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

   In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

   Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

   Due on Sale Clauses

   The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

   Optional Termination

   If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities--Optional Termination."

                                THE TRUST FUNDS


GENERAL

   The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

   The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

   o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

   o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;

   o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

   o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

   o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

   o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

   o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

   o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

   o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

   The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest").
Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

   The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

   o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

   o Fannie Mae certificates;

   o Freddie Mac certificates;

   o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

   o Mortgage Loans or participation interests in Mortgage Loans; and

   o Manufactured Home Loans or participation interests in Manufactured Home Loans.

   To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

   Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

   Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements--Assignment of Primary Assets."

GINNIE MAE CERTIFICATES

   General

   The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

   The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

   Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

   Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

   With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

   All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

   Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

   The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

   Ginnie Mae

   The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

FANNIE MAE CERTIFICATES

   General

   Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.


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
   Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

   Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

   o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

   o fixed-rate level payment FHA Loans or VA Loans;

   o adjustable rate mortgage loans;

   o GEM Loans, Buy-Down Loans or GPM Loans; and

   o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

   The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

   The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

   Fannie Mae

   Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

   General

   The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

   The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

   Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

   o 30 days following foreclosure sale;

   o 30 days following payment of the claim by any mortgage insurer; or

   o 30 days following the expiration of any right of redemption.

   In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

   Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

   Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

   Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

   Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

   The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

   Freddie Mac

   The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

PRIVATE MORTGAGE-BACKED SECURITIES

   General

   The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

   o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

   o collateralized mortgage obligations secured by Loans or Agency
     Certificates.

   Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

   Underlying Loans

   The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

   o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

   o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

   o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

   o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

   o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

   o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

   Credit Support Relating to Private Mortgage-Backed Securities

   Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

   Additional Information

   The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

   o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

   o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

   o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

   o the weighted average interest rate of the Private Mortgage-Backed
     Securities;

   o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

   o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

   o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

   o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

   If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

THE MORTGAGE LOANS

   General

   The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans secured by properties of the types described in this prospectus (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

   The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

   o fixed interest rate or adjustable interest rate Mortgage Loans;

   o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term,
     (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

   o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

   o Buy-Down Loans;

   o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

   o "Reverse Mortgage Loans," which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

   o any combination of the foregoing; or

   o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

   The Mortgage Loans may also include:

   o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings");

   o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements;

   o Mixed Use or Multifamily Mortgage Loans; or

   o "Home Equity Loans," which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

   Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

   The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

   Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

   The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

   The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

   o no first lien Mortgage Loan secured by Single Family Property or Multifamily Property may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

   o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

   o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

   o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

   o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

   The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

   Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

   o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

   o the Buy-Down Period may not exceed three years;

   o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and
     (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

   o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

   o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

   Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

   o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

   o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

   o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

   o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

   As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

   Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

   These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

   The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

   Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

   o the death of the borrower, or the last living of two co-borrowers;

   o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

   o the sale of the related Mortgaged Property.

   The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

   As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of

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the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

   The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

   (1)  the aggregate outstanding principal balance of the Mortgage Loans;

   (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

   (3)  the average outstanding principal balance of the Mortgage Loans;

   (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

   (5)  the range of Loan-to-Value Ratios for the Mortgage Loans;

   (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

   (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

   (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

   (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

   (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

   If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

   Balloon Loans

   A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

   Simple Interest Loans

   If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied

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to pay any unpaid fees and then to reduce the unpaid principal balance.
Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

   Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

THE MANUFACTURED HOME LOANS

   The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

   The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

   Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or 40 body feet or more in length, or, when erected on site, is 320 or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

   Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

   o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

   o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

   o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

   o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

   The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the

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lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

   The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

   (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

   (2)  the weighted average interest rate on the Manufactured Home Loans;

   (3)  the average outstanding principal balance of the Manufactured Home
Loans;

   (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

   (5)  the range of Loan-to-Value Ratios of the Manufactured Home Loans;

   (6) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

   (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

   (8)  the distribution by state of Manufactured Homes securing the Loans.

   If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

   The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

MULTIFAMILY AND MIXED USE MORTGAGE LOANS

   The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ("Multifamily Mortgage Loans" ), and/or mixed residential and commercial property ("Mixed Use Mortgage Loans" ), and related property and interests.

   Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Legal Aspects of Loans--Leases and Rents."

   Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan

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documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

   Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

   Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

   Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

   A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis--in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

   There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

   o local and regional economic conditions;

   o the physical condition of the property;

   o the types of services and amenities provided;

   o the tenant population--i.e., predominantly students or elderly persons, or workers in a particular industry;

   o availability of alternative rental properties;

   o changes in the surrounding neighborhood;

   o management;

   o the level of mortgage interest rates;

   o dependence upon government rent subsidies;

   o any applicable rent control laws; and

   o state and local regulations.

   The value of a multifamily or mixed use property may also be affected by a variety of other factors.

   Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its

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security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

   The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Legal Aspects of Loans--Environmental Considerations." A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

   No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

PRE-FUNDING ARRANGEMENTS

   The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

   If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

   Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

   The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."


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   Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

   A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements--Distribution Account."

OTHER FUNDS OR ACCOUNTS

   A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans--Collection Procedures; Escrow Accounts" and "--Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans--Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS


UNDERWRITING STANDARDS

   The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

   Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

   In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment

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verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to mixed use property and Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

   The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

   With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to mixed use property and Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

   Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

   To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

   In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.


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   Certain states where the Mortgaged Properties may be located have
"antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

LOSS EXPERIENCE

   The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

   No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

   To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

REPRESENTATIONS AND WARRANTIES

   Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

   o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

   o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

   o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

   o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and


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
   o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

   If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures."

   With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

   Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

   o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

   o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

   o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

   o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

   o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

   o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

   Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements--Assignment of Primary Assets."

   The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.


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
SUBSTITUTION OF PRIMARY ASSETS

   Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                               SERVICING OF LOANS


GENERAL

   Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers").
In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

   o administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

   o maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans; and

   o advance funds as described below under "--Advances and Other Payments, and Limitations Thereon."

   If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

   The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

   The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

   The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

   o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

   o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

   o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.


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
COLLECTION PROCEDURES; ESCROW ACCOUNTS

   The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

   As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

   Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

   The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

   As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

   o all payments on account of principal, including prepayments, on the Loans;

   o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

   o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;


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   o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

   o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

   o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

   o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

   Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

   o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

   o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

   o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

   o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

   o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

   o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

   o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

   o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

   o to clear and terminate the Collection Account pursuant to the related Agreement.

   In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

SERVICING ACCOUNTS

   In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the

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master servicer. The servicer is generally required to deposit into the
Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

   With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

   Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

   If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

   The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

   If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the

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prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

   With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND OTHER PAYMENTS, AND LIMITATIONS THEREON

   General

   The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

   Payments in Connection With Prepaid Loans

   In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

   Standard Hazard Insurance; Flood Insurance

   Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage

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will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(2) the outstanding principal balance of the related Loan.

   The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

   Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

   The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

   Special Hazard Insurance Policy

   To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related

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property securing the Loan or to reimburse the master servicer (or a servicer)
for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans."

   Primary Mortgage Insurance

   To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

   Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

   FHA Insurance and VA Guarantees

   To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

   Environmental Insurance

   If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

   Pool Insurance Policy

   If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

   The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage

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
equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

   Bankruptcy Bond

   If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond."

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

   The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

   The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

   Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

   Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

   As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans--Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.


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   With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

   Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

CERTAIN RIGHTS RELATED TO FORECLOSURE

   Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

   As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.


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   The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

   In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

   If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

   The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

EVIDENCE AS TO COMPLIANCE

   If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

   The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

   The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

   In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements--Event of Default; Rights upon Events of Default."

   The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

   o is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

   o is reasonably satisfactory to the trustee for the related series;

   o has a net worth of not less than $15,000,000; and

   o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance

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     of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement;

   provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

   No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

   Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

   Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

CERTAIN RISKS

   If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the Agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer or master servicer.

   If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable Agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.


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                                 CREDIT SUPPORT


GENERAL

   Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

   o an irrevocable letter of credit;

   o the subordination of one or more classes of the Securities of a series;

   o reserve funds;

   o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

   o a surety bond or financial guaranty insurance policy;

   o the use of cross-support features; or

   o another method of credit support described in the prospectus supplement.

   In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

   Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement--Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

   If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

   o the amount payable under the credit support;

   o any conditions to payment thereunder not otherwise described in this prospectus;

   o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

   o the material provisions of any agreement relating to the credit support.

   Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

   o a brief description of its principal business activities;

   o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

   o if applicable, the credit ratings assigned to it by rating agencies; and

   o certain financial information.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

   If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The

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Subordinated Amount will decrease whenever amounts otherwise payable to the
Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

   A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code ss.101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

   With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

   Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

CROSS-SUPPORT FEATURES

   If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

INSURANCE

   Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions

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of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

   Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

LETTER OF CREDIT

   The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

FINANCIAL GUARANTY INSURANCE POLICY

   Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

RESERVE FUNDS

   One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

   Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve

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Fund in excess of any required Reserve Fund balance may be released from the
Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

   Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

   Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

   The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

   General

   Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

   A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "--Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

   To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "--Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see "Maintenance of Insurance Policies and Other Servicing Procedures--Environmental Insurance."

   Primary Mortgage Insurance

   Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

   o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;


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   o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

   o amounts expended but not approved by the mortgage insurer;

   o claim payments previously made by the mortgage insurer; and

   o unpaid premiums.

   Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

   o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

   o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

   o physical damage to the Mortgaged Property; and

   o the related servicer not being approved as a servicer by the mortgage insurer.

   Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and
(4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

   As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

   o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

   o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

   o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

   Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

   o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

   o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

   o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid

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     principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

   o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

   o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

   o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

   The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or
(b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

   FHA Insurance and VA Guaranty

   The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

   Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

   FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

   The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of

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payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

   HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

   On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

   The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

   Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

   VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

   With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is

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submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

   In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

   When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

   In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

   Pool Insurance Policy

   If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

   The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

   Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

   o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

   o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

   o advances made by the insured as described above less certain payments.

   An "approved sale" is:

   o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

   o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;


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   o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

   o the acquisition of the Mortgaged Property by the pool insurer.

   As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

   The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans--Advances and Limitations Thereon."

   Mortgage Insurance with Respect to Manufactured Home Loans

   A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

HAZARD INSURANCE ON THE LOANS

   Standard Hazard Insurance Policies

   The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

   The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the

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greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

   The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

   Special Hazard Insurance Policy

   Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

   Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

   Other Hazard-Related Insurance; Liability Insurance

   With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or

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other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

BANKRUPTCY BOND

   In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

   The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

REPURCHASE BOND

   If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 THE AGREEMENTS


   The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

ISSUANCE OF SECURITIES

   Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

   As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.


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ASSIGNMENT OF PRIMARY ASSETS

   General

   At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

   Assignment of Private Mortgage-Backed Securities

   The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities."

   Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

   (1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

   (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

   (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

   (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

   Assignment of Mortgage Loans

   As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

   o the mortgage note endorsed without recourse to the order of the trustee or in blank;

   o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

   o an assignment of the Mortgage in recordable form.

   The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

   If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.


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   With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

   The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

   If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards--Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

   Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

   Assignment of Manufactured Home Loans

   The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the
"Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

   In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of

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the securityholders in the Manufactured Home Loans could be defeated. See
"Legal Aspects of Loans--Manufactured Home Loans."

   Assignment of Participation Certificates

   The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:

   o that the information contained in the Participation Certificate Schedule is true and correct in all material respects;

   o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

   o that there has been no other sale by it of the Participation
     Certificates; and

   o that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

   Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

   Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

   If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

   Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted

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Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

   Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

   The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards--Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

REPORTS TO SECURITYHOLDERS

   The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

   (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

   (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

   (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

   (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

   (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

   (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

   (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

   (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

   (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

   (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;


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   (11)  the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

   (12)  any other information as specified in the related Agreement.

   In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance."

INVESTMENT OF FUNDS

   The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

   o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

   o demand and time deposits, certificates of deposit or bankers' acceptances;

   o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

   o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

   o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

   o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

   o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

   Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

   Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

   If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."


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EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

   Trust Agreement

   As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

   o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

   o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

   o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

   So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

   In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

   During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

   No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.


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   Indenture

   As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

   o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

   o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

   o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

   o any other event of default provided with respect to Notes of that series.

   If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

   If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

   o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

   As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

   Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.


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THE TRUSTEE

   The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

   The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

   The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "--Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

   The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

   The trustee may also be removed at any time:

   o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

   o if the trustee becomes insolvent; or

   o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

   Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DISTRIBUTION ACCOUNT

   The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in

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the Distribution Account. The trustee will deposit into the Distribution
Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

   Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

EXPENSE RESERVE FUND

   If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENT

   Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

   (1)  to cure any ambiguity;

   (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

   (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

   (4)  to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

   As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

   o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

   o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

VOTING RIGHTS

   The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.


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REMIC ADMINISTRATOR

   For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

ADMINISTRATION AGREEMENT

   If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

PERIODIC REPORTS

   The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

   To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

TERMINATION

   Trust Agreement

   The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

   o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

   o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

   As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

   o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

   o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

   o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

   o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

   o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

   o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and


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   o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

   The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities--Optional Termination."

   Indenture

   The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

   In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             LEGAL ASPECTS OF LOANS


   The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

   The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of

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trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

   If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any

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sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVE LOANS

   If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

   A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

   If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the

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collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing Upon Cooperative Loan Security" below.

   There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

   Tax Aspects of Cooperative Ownership

   In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor

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and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

   The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations

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under the proprietary lease or occupancy agreement. A default by the tenant-
stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

RIGHTS OF REDEMPTION

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

   Cooperative Loans

   Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   Leases and Rents

   Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

   Federal Bankruptcy and Other Laws Affecting Creditors' Rights

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.


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   In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

   In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit
Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

   Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

   Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.


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   Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

SERVICEMEMBERS CIVIL RELIEF ACT

   Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

   o are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

   o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

   o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

   However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

   As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

   In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

ENVIRONMENTAL CONSIDERATIONS

   Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

   Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator;" consequently, such laws often specifically exclude such
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lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

   Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

   It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

   Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation and Other Limitations on Lenders"

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above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

   Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

   o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

   o originated by lenders other than national banks, federal savings institutions and federal credit unions.

   Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states--Arizona, Michigan, Minnesota, New Mexico and Utah--have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT CHARGES, LATE PAYMENT FEES AND DEBT-ACCELERATION CLAUSES

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

   Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

EQUITABLE LIMITATIONS ON REMEDIES

   In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately

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maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

   Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

MULTIFAMILY AND MIXED USE LOANS

   The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

   In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or

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motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

   In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

   For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

LEASES AND RENTS

   Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/ or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on

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behalf of the trustee, will be requested to exercise (or decline to exercise)
any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

   Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

PERSONAL PROPERTY

   The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

   Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

ADJUSTABLE INTEREST RATE LOANS

   ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage

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instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

   The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

MANUFACTURED HOME LOANS

   Security Interests in the Manufactured Homes

   Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

   As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

   Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

   In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk

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that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

   Relocation of a Manufactured Home

   In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

   A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

   In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

   Intervening Liens

   Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

   Enforcement of Security Interests in Manufactured Homes

   So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.


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   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "--Anti-Deficiency Legislation and Other Limitations on Lenders--Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "--Equitable Limitations on Remedies" above.

   Consumer Protection Laws

   The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

   Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

   Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

   In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "--Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

   Applicability of Usury Laws

   Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "--Applicability of Usury Laws" above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


   The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

   This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations,

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insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

   In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

   In this discussion, when we use the term:

   o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

   o "Code," we mean the Internal Revenue Code of 1986, as amended;

   o "IRS," we mean the Internal Revenue Service;

   o "AFR," we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

   o "Foreign Person," we mean any person other than a U.S. Person; and

   o "U.S. Person," we mean (i) a citizen or resident of the United States;
     (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

   This discussion addresses the following four types of securities:

   o REMIC certificates;

   o exchangeable securities;

   o notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of
     Section 856(a) of the Code (a "REIT") has been made;

   o trust certificates issued by trusts for which a REMIC election is not made; and

   o securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract ("Stapled Securities").

   The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "--Special Tax Attributes," "--Backup Withholding" and "--Reportable Transactions" below address all types of securities.

   REMIC Certificates Generally

   With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning

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set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

   A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

   In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "--REMIC Residual Certificates" below.

   A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

   If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "--Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

   Stapled Securities

   As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

   With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

   Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

   Exchangeable Securities Generally

   Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a

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proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Exchangeable Securities" below.

   Issuance of Notes Generally

   For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

   With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

   Classification of Trust Certificates Generally

   With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of
Section 7701(i) of the Code or the publicly traded partnership rules of
Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "--Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

   When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.


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   Interest Income and OID

   Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

   For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

   The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

   To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

   If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

   The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

   The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to

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maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

   For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

   Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

   Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

   Variable Rate Securities

   Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Acquisition Premium

   If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.


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   Market Discount

   If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

   Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

   Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

   If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

   Amortizable Bond Premium

   A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security

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Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   Non-Pro Rata Securities

   A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

   Election to Treat All Interest as OID

   The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

   Treatment of Losses

   Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

   Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

   Sale or Other Disposition

   If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the

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amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

   Foreign Persons

   Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new
Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

   Information Reporting

   Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "--Market Discount" above.


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   Payments of interest (including OID, if any) on a Debt Security held by a
Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

EXCHANGEABLE SECURITIES

   Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

   The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that certificate. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under "--Taxation of Securities Treated as Debt Instruments." If a beneficial owner of an exchangeable certificate acquires an interest in two or more underlying REMIC certificates other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

   Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC certificates, (ii) sell one of those related REMIC certificates and (iii) retain one or more of the remaining related REMIC certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of
Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC certificates sold using its basis allocable to those REMIC certificates. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC certificates retained based on the beneficial owner's basis in those REMIC certificates.

   As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

   Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

   The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a

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beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

   Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under "--Taxation of Securities Treated as Debt Instruments."

   If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under "--Taxation of Securities Treated as Debt Instruments." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

   In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

   The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC certificates exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges REMIC certificates for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

   Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Taxation of Securities Treated as Debt Instruments."


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   Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

   It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

   Treatment of Exchanges

   If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC certificate that it owned immediately prior to the exchange.

REMIC RESIDUAL CERTIFICATES

   If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

   Taxable Income or Net Loss of the REMIC

   Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "--Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

   Pass Through of Certain Expenses

   A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "--Grantor Trust Certificates--Trust Expenses" below for a discussion of the limitations of Sections 67 and

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68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

   Excess Inclusions

   Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

   For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

   Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   Taxable Income May Exceed Distributions

   In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

   Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to

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the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

   Basis Rules and Distributions

   A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

   A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "--Sales of REMIC Residual Certificates" below.

   A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

   The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Residual Certificates."

   Sales of REMIC Residual Certificates

   If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

   Inducement Fees

   The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

   Disqualified Organizations

   If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or

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political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

   In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

   Noneconomic REMIC Residual Certificates

   A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

   A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," for a discussion concerning prepayment assumptions.

   All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.


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   Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

   Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

   o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

   o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

   o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

   o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

   Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

   Restrictions on Transfers of Residual Certificates to Foreign Persons

   Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.


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   Foreign Persons

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "--Taxation of Securities Treated as Debt Instruments--Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "--Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

   Administrative Provisions

   The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

   Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

   The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning
Section 67 of the Code expenses (see "--Pass Through of Certain Expenses" above) allocable

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to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "--Special Tax Attributes--REMIC Certificates" below.

   Mark-to-Market Rules

   Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUST CERTIFICATES

   For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped
Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

   Classification of Stripped Certificates

   There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

   Taxation of Stripped Certificates

   Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

   Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "--Taxation of Securities Treated as Debt Instruments" above.

   Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments--Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

   For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of

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each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

   A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "--Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

   In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--Trust Expenses" below, subject to the limitation described therein.

   Purchase of More Than One Class of Stripped Certificates

   When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Taxation of Standard Certificates

   For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "--Taxation of Securities Treated as Debt Instruments--Treatment of Losses" above.

   For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

   Trust Expenses

   Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted

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for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

   Sales of Grantor Trust Certificates

   If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

   Trust Reporting

   Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

   Foreign Persons

   The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments--Foreign Persons."

PARTNER CERTIFICATES

   If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term "trust" to refer either to a trust or to a portion thereof, as the context would indicate.

   Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

   Security Owner's Distributive Share

   The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

   A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "--Grantor Trust
Certificates--Trust Expenses" above. Accordingly, those deductions might

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be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

   Distributions

   A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner
Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

   A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

   If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

   Sale or Exchange of a Partner Certificate

   If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

   Section 708 Terminations

   Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

   Section 754 Election

   If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under
Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

   The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.


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   Foreign Persons

   Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

   Information Reporting

   Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

   Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under
Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

   Administrative Matters

   Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

   In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

   REMIC Certificates

   REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in
Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

   In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC

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consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

   REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

   The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the
"SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former
Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under
Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

   The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under
Section 856(c)(5)(B) of the Code.

   For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

   As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "--Types of Securities--REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

   Non-REMIC Debt Securities

   Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

   Grantor Trust Certificates

   Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by

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mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

   Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

   Partner Certificates

   For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

BACKUP WITHHOLDING

   Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTIONS

    Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

   o a sale or exchange of a security resulting in a loss in excess of (i)
     $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

   o a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

   o any other characteristic described by the IRS.

   A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities should consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS


   In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.


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   For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS


GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

   A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

   The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently

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amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the
"Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

   For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

   Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

   (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

   (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

   (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

   (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

   (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

   (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

   (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

   The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when

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the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction
Class Exemption ("PTCE") 95-60.

   The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

   (1)  is an "eligible Swap;"

   (2)  is with an "eligible counterparty;"

   (3)  is purchased by a "qualified plan investor;"

   (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

   (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

   An "eligible Swap" is one which:

      a. is denominated in U.S. dollars;

      b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

      c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets ("Allowable Notional Amount");

      d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

      e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Securities are fully repaid; and

      f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

   An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

   A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

      a. a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

      b. an "in-house asset manager" under PTCE 96-23; or

      c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.


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   In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

      a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

   In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

   "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

      b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

      c. terminate the Swap Agreement in accordance with its terms.

   An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

      a. it is denominated in U.S. dollars;

      b. it pays an Allowable Interest Rate;

      c. it is not Leveraged;

      d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      e. it is entered into between the trust fund and an eligible counterparty; and

      f. it has an Allowable Notional Amount.

   The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by

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Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

   The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the depositor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

   However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

   Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

   The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or

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management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

   Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

   Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

   The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS


   The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

   SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

   All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                 LEGAL MATTERS


   Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                 THE DEPOSITOR

   The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

   The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

   The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                USE OF PROCEEDS


   The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

   Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

   The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

   The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

   The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

   In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

   If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                             ADDITIONAL INFORMATION


   The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

   Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

   Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the World Wide Web at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

   Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the World Wide Web at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

   Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements--Reports to Securityholders."

                            INDEX OF PRINCIPAL TERMS


DEFINED TERM                                                                PAGE
------------                                                                ----

1986 Act ................................................................    110
accrual class ...........................................................    111
ADA .....................................................................    104
Adjustable Rate Mortgages ...............................................     48
AFR .....................................................................    108
Agency Certificates .....................................................     39
Aggregate Asset Principal Balance .......................................     27
Agreements ..............................................................     80
Allowable Interest Rate .................................................    133
Allowable Notional Amount ...............................................    133
Appraised Value .........................................................     48
ARMs ....................................................................     48
Asset Conservation Act ..................................................    100
Asset Group .............................................................     25
Asset Principal Balance .................................................     27
Assistance Loans ........................................................     38
bankruptcy bond .........................................................     80
Bankruptcy Code .........................................................     71
Beneficial Owner ........................................................     30
Bi-Weekly Loans .........................................................     46
Book-Entry Securities ...................................................     25
Business Day ............................................................     89
Buydown .................................................................     77
Buy-Down Amounts ........................................................     48
Buy-Down Fund ...........................................................     62
Buy-Down Loans ..........................................................     48
Buy-Down Mortgage Rate ..................................................     48
Buy-Down Period .........................................................     48
Cash Program ............................................................     42
CERCLA ..................................................................     54
Certificateholders ......................................................     32
Certificates ............................................................     25
Clearstream .............................................................     30
Code ....................................................................    108
Collection Account ......................................................     60
Commission ..............................................................    138
Company Counsel .........................................................    108
Compound Interest Securities ............................................     25
Compound Value ..........................................................     27
Condominium .............................................................     46
Condominium Association .................................................     58
Condominium Building ....................................................     58
Condominium Loans .......................................................     46
Condominium Unit ........................................................     46
constant yield election .................................................    114
Conventional Loans ......................................................     41
Cooperative Corporation .................................................     31
Cooperative Dwellings ...................................................     46
Cooperative Loans .......................................................     46
Cooperatives ............................................................     46
Covered Trust ...........................................................     70
CPR .....................................................................     35
CSSF ....................................................................     31
Cut-off Date ............................................................     38
Debt Securities .........................................................    110
Deferred Interest .......................................................     36



DEFINED TERM                                                                PAGE
------------                                                                ----

Definitive Securities ...................................................     25
Deleted Loan ............................................................     83
Designated Transaction ..................................................    132
Distribution Account ....................................................     88
DOL .....................................................................    131
DOL Pre-Funding Period ..................................................    134
DOL Regulations .........................................................    131
DTC .....................................................................     30
Due Date ................................................................     63
EDGAR ...................................................................    138
Eligible Investments ....................................................     85
Eligible Reserve Fund Investments .......................................     85
Environmental Policies ..................................................     65
ERISA ...................................................................    131
Escrow Accounts .........................................................     60
Euroclear ...............................................................     30
Euroclear Operator ......................................................     31
European Depositaries ...................................................     31
Exchange Act ............................................................    139
Excluded Plan ...........................................................    135
Exemption ...............................................................    132
Expense Reserve Fund ....................................................     89
EYS Agreement ...........................................................    134
Fannie Mae ..............................................................     42
FHA .....................................................................     40
FHA Loans ...............................................................     46
FHA/VA Claim Proceeds ...................................................     75
Financial Intermediary ..................................................     32
Fitch ...................................................................    132
Floating Rate Securities ................................................     25
Foreign Person ..........................................................    108
Freddie Mac .............................................................     43
Freddie Mac Act .........................................................     43
FSLIC ...................................................................     49
Garn-St. Germain Act ....................................................    101
GEM Loans ...............................................................     46
Ginnie Mae ..............................................................     40
Ginnie Mae Servicers ....................................................     39
GPM Fund ................................................................     63
GPM Loans ...............................................................     46
Grantor Trust ...........................................................    110
Grantor Trust Certificates ..............................................    110
Guarantor Program .......................................................     42
Guaranty Agreement ......................................................     39
hazardous substances ....................................................    100
Home Equity Loans .......................................................     47
Housing Act .............................................................     40
HUD .....................................................................     44
Index ...................................................................     49
Indirect Participants ...................................................     30
Insurance Policies ......................................................     45
Insured Loss ............................................................     73
Interest Rate ...........................................................     26
Interest Weighted Securities ............................................     25
IRS .....................................................................    108
L/C Bank ................................................................     72

DEFINED TERM                                                                PAGE
------------                                                                ----

L/C Percentage ..........................................................     72
lease ...................................................................    103
lessee ..................................................................    103
Leveraged ...............................................................    133
Lifetime Mortgage Rate Cap ..............................................     49
Liquidation Proceeds ....................................................     60
Loans ...................................................................     39
Loan-to-Value Ratio .....................................................     48
Manufactured Home .......................................................     51
Manufactured Home Loan Schedule .........................................     82
Manufactured Home Loans .................................................     51
market discount bond ....................................................    113
Maximum Mortgage Rate Adjustment ........................................     49
Minimum Mortgage Rate ...................................................     49
Minimum Principal Distribution Amount ...................................     27
Mixed Use Mortgage Loans ................................................     52
Moody's .................................................................    132
Mortgage Certificate Schedule ...........................................     81
Mortgage Loan Schedule ..................................................     82
Mortgage Loans ..........................................................     46
Mortgage Rates ..........................................................     36
Mortgaged Property ......................................................     37
Multi-Class Series ......................................................     26
Multifamily Mortgage Loans ..............................................     52
Multifamily Properties ..................................................     36
NCUA ....................................................................    136
Negatively Amortizing ARMs ..............................................     49
No-Bid ..................................................................     77
non-pro rata security ...................................................    114
Noteholders .............................................................     32
Notes ...................................................................     25
Offered Securities ......................................................     25
OID .....................................................................    111
OID Regulations .........................................................    110
outside reserve fund ....................................................    109
PAC Method ..............................................................    111
PACs ....................................................................     25
Participants ............................................................     30
Participation Agreement .................................................     39
Participation Certificate Schedule ......................................     83
Participation Certificates ..............................................     83
Parties in Interest .....................................................    131
Partner Certificates ....................................................    110
PC Pool .................................................................     42
Percentage Interest .....................................................     26
Planned Amortization Certificates .......................................     25
Plans ...................................................................    131
PMBS Agreement ..........................................................     44
PMBS Issuer .............................................................     44
PMBS Servicer ...........................................................     44
PMBS Trustee ............................................................     44
Policy Statement ........................................................    136
Pre-Funding Account .....................................................     54
Pre-Funding Arrangement .................................................     54
Primary Assets ..........................................................     38
Principal Distribution Amount ...........................................     27
Principal Weighted Securities ...........................................     25


DEFINED TERM                                                                PAGE
------------                                                                ----

Private Mortgage-Backed Securities ......................................     38
PTCE ....................................................................    133
PTE .....................................................................    131
QPAM ....................................................................    133
Qualified Insurer .......................................................     65
Qualified Stated Interest ...............................................    111
Qualifying Substitute Mortgage Loan .....................................     83
Rating Agency ...........................................................     27
RCRA ....................................................................    100
REIT ....................................................................    108
Relevant Depositary .....................................................     31
REMIC regular certificate ...............................................    109
REMIC residual certificate ..............................................    109
REMICs ..................................................................    108
REO Property ............................................................     90
Residual Owner ..........................................................    109
Retained Interest .......................................................     38
Reverse Mortgage Loans ..................................................     46
Rules ...................................................................     32
S&P .....................................................................    132
SBJPA of 1996 ...........................................................    129
Scheduled Payment .......................................................     36
Scheduled Principal .....................................................     42
Securities ..............................................................     25
Security Owner ..........................................................    108
Seller ..................................................................     82
Senior Securities .......................................................     27
Servicing Account .......................................................     61
Servicing Agreements ....................................................     59
Single Family Property ..................................................     41
SMMEA ...................................................................    136
SPA .....................................................................     35
Standard Certificates ...................................................    124
Stapled Securities ......................................................    108
Stripped Bond Rules .....................................................    124
Stripped Certificates ...................................................    124
Subordinate Securities ..................................................     25
Subordinated Amount .....................................................     70
Subordination Reserve Fund ..............................................     71
Subsequent Primary Assets ...............................................     54
Subservicers ............................................................     59
Subsidy Fund ............................................................     62
super-premium class .....................................................    111
Swap ....................................................................    133
Swap Agreement ..........................................................    133
Terms and Conditions ....................................................     31
Tiered REMICs ...........................................................    129
Title V .................................................................    102
Title VIII ..............................................................    104
U.S. Person .............................................................    108
UCC .....................................................................     96
Underwriters ............................................................    137
VA ......................................................................     40
VA Loans ................................................................     40
withholding agent .......................................................    115

                                 $2,725,778,100
                                  (APPROXIMATE)

                   THORNBURG MORTGAGE SECURITIES TRUST 2005-3


                    MORTGAGE LOAN PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-3


                            [THORNBURG MORTGAGE LOGO]


                    STRUCTURED ASSET SECURITIES CORPORATION
                                    DEPOSITOR


                            -----------------------
                             PROSPECTUS SUPPLEMENT
                               SEPTEMBER 26, 2005
                            -----------------------




LEHMAN BROTHERS
                            BEAR, STEARNS & CO. INC.
                                                           RBS GREENWICH CAPITAL